As filed with the Securities and Exchange Commission on July 21, 2006

Registration No. 333-____

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sterling Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	6021 (Primary Standard Industrial Classification On.)	23-2449551 (I.R.S. Employer Identification No.)

101 North Pointe Boulevard

Lancaster, PA 17601

(717) 581-6010

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

Jean Svoboda

Vice President, General Counsel

Sterling Financial Corporation

1097 Commercial Avenue

Post Office Box 38

Mail Code: 294-953

East Petersburg, PA 17520

(717) 735-4908

(Name, address, including zip code, and telephone number,

Including area code, of agent for service)

Copies of all communications to:

Karen M. McWilliams, Esquire STRADLEY RONON STEVENS & YOUNG, LLP 30 Valley Stream Parkway Malvern, PA 1355 (610) 640-7970	Joel E. Rappoport, Esquire MULDOON MURPHY & AGUGGIA, LLP 5101 Wisconsin Avenue, N.W. Washington, D.C. 20016 (202) 686-4935

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this Registration Statement and upon completion of the merger of Bay Net Financial, Inc. with and into the Registrant.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file an amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price (2)	Amount of registration fee

Common Stock (par value $5.00 per share)	800,000 shares	Not Applicable	$529,842.40	$56.69

(1) Based on the maximum number of shares of Registrant’s common stock estimated to be issuable pursuant to the agreement and plan of merger, by and between Registrant and Bay Net Financial, Inc., including shares of common stock issuable upon the exercise of options to acquire common stock that will be converted into options to acquire Sterling common stock. In accordance with Rule 416, this Registration Statement shall also register any additional shares of Registrant’s common stock that may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) In accordance with Rule 457(f)(2) under the Securities Act of 1933, and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is equal to the aggregate book value, as of June 30, 2006, of the estimated maximum number of 756,487 shares of Bay Net Financial common stock to be exchanged by Sterling in the merger, which was reduced by an estimated amount of cash ($8,578,261) to be paid by Sterling.

The information in this proxy statement/prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary proxy statement/prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT

Dear Shareholder:

The Board of Directors of Bay Net Financial, Inc. (“Bay Net Financial”) invites you to attend a special meeting of shareholders to be held on September 14, 2006, at 4:00 P.M. at 126 North Main Street, Bel Air, Maryland 21014. At the special meeting you will be asked to consider and vote upon a proposal to approve an agreement and plan of merger pursuant to which Bay Net Financial will merge with and into Sterling Financial Corporation and a proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the merger.

If the merger agreement is approved and the merger is completed, each share of Bay Net Financial common stock will be converted into the right to receive all cash, all whole shares of Sterling common stock, plus cash in lieu of fractional shares, or a combination of cash and whole shares of Sterling common stock proportionate to the total allocable cash consideration and Sterling common stock consideration deliverable by Sterling to non-dissenting Bay Net Financial Shareholders. You will have the opportunity to elect the form of consideration to be received by you, subject to the allocation procedures set forth in the merger agreement as described below. The total value of the cash and stock consideration Sterling will pay you for each Bay Net Financial share you own is shown in the table below and depends on the indicated Sterling share price. The indicated Sterling share price will be the average of the daily closing prices for a share of Sterling common stock as reported on the Nasdaq Global Select Market System (as published in The Wall Street Journal or another source agreed upon by Sterling and Bay Net Financial), for each trading day during the 20 business day measurement period that ends 11 business days before closing on the merger. However, the indicated Sterling share price will be capped at $25.50 and the per share consideration will be capped at $33.15 except in the following special circumstance. If, on the last day of the measurement period, Sterling has executed and publicly announced an agreement for a change in control of Sterling and such agreement has not been terminated, the indicated Sterling share price will not be capped at $25.50 but will be the average of the daily closing prices as described above, and the per share consideration would increase accordingly. If Sterling were acquired pursuant to such agreement then Bay Net Financial Shareholders would share any acquisition payments on a pro rata basis with all Sterling Shareholders.

If the indicated Sterling share price is the amount described in the left column below, the total consideration Sterling will be paying per share of Bay Net Financial common stock will be the amount described in the right column below:

If the indicated Sterling share price is:	The per share consideration will be:
Less than $16.50[1]	$28.71
At least $16.50 but less than $19.00	$31.14 minus [0.9728 x ($19.00 - the indicated Sterling share price)]
At least $19.00 but not more then $23.00	$31.14
Above $23.00 but less than $25.50	$31.14 plus [0.8036 x (the indicated Sterling share price - $23.00)]
$25.50[2]	$33.15
More than $25.50

$33.15, unless an agreement for a change of control of Sterling has been executed and publicly announced and such an agreement has not been terminated, in which event the consideration per share will be at least $33.15 per share with the final value to be paid by Sterling depending on a number of factors described on page 33 of the enclosed proxy statement/prospectus. Examples of the per share consideration are shown on page 35 of the proxy statement/prospectus.

Footnotes:

1)	Assumes Bay Net Financial has not terminated the merger agreement.
2)	If the average of the daily closing prices for the measurement period is $25.50 or if the indicated Sterling Share Price is capped at $25.50.

Your election as among all cash, all whole shares of Sterling common stock with cash in lieu of fractional shares or a combination of cash and whole shares of Sterling common stock will be limited by the requirement that at least 55%, and not more than 60%, of the shares of Bay Net Financial common stock be exchanged for Sterling common stock and the remaining 40% to 45% of the shares of Bay Net Financial common stock be exchanged for cash. If the total Sterling common stock elections by Bay Net Financial Shareholders is greater, or less, than the aggregate Sterling common stock consideration to be paid by Sterling (which is 55% to 60% of the Bay Net Financial common stock), the elections will be reallocated so that between 55% and 60% of the shares of Bay Net Financial common stock will be exchanged for shares of Sterling common stock. Therefore, the actual allocation of cash and shares of Sterling common stock you receive will depend on the elections of other Bay Net Financial Shareholders and may not be exactly the form of consideration you elected. The federal income tax consequences of the merger to you will depend on the value and character of the consideration you receive in exchange for your shares of Bay Net Financial common stock. You will receive a separate mailing that will contain instructions for making your election.

Sterling common stock trades on the Nasdaq Global Select Market System of the Nasdaq Stock Market under the trading symbol “SLFI.” On July 21, 2006, the record date for Bay Net Financial’s special meeting of shareholders, the closing sale price of Sterling common stock was $_____. Transactions in Bay Net Financial common stock are not publicly reported. As of July 21, 2006, management is not aware of any transfer of Bay Net Financial common stock. The price of Sterling’s common stock will fluctuate between now and the closing of the merger.

We cannot complete the merger unless the holders of two-thirds (66 2/3%) of the outstanding Bay Net Financial common stock vote to approve the merger agreement. Therefore, your vote is very important.

The Board of Directors of Bay Net Financial unanimously approved the merger and recommends that you vote “FOR” the merger. All shareholders of Bay Net Financial are invited to attend the special meeting in person. However, whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card to ensure that your shares will be voted.

This document provides you with detailed information about the proposed merger. Please read this document carefully. Please give particular attention to the discussion beginning on page 15 for risk factors relating to the merger that you should consider. You should retain this document in connection with making your election to receive cash, whole shares of Sterling common stock or a combination of cash and Sterling common stock for your shares of Bay Net Financial common stock.

Sincerely, Michael P. Gavin President and Chief Executive Officer Bay Net Financial, Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the stock of Sterling Financial Corporation to be issued in the merger or passed upon the adequacy or accuracy of this document. Any representation to the contrary is a criminal offense.

THE SHARES OF STERLING FINANCIAL CORPORATION COMMON STOCK OFFERED ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF EITHER OF THE PARTIES, AND THEY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER FEDERAL OR STATE GOVERNMENTAL AGENCY.

This document is dated [PROSPECTUSDATE], and we will first mail it to shareholders on or about [PROSPECTUSMAILINGDATE].

HOW TO OBTAIN MORE INFORMATION

This document incorporates by reference important business and financial information about Sterling that is not included in or delivered with this document. You can obtain free copies of this information through the SEC website at http://www.sec.gov or by writing or calling:

Jean Svoboda

Vice President, General Counsel

Sterling Financial Corporation

1097 Commercial Avenue

Post Office Box 38

Mail Code: 294-953

East Petersburg, PA 17520

(717) 735-4908

jsvoboda@sterlingfi.com

In order to obtain timely delivery of the documents, you must request the information no later than _______, 2006.

See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” at pages 66 and 67.

All information concerning Sterling and its subsidiaries has been furnished by Sterling and all information concerning Bay Net Financial has been furnished by Bay Net Financial.

You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus when evaluating the merger agreement and the proposed merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus. This proxy statement/prospectus is dated _______________, 2006. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than such date, and neither the mailing of this proxy statement/prospectus to Shareholders of Bay Net Financial nor the issuance of shares of Sterling common stock as contemplated by the merger agreement shall create any implication to the contrary.

126 North Main Street

Bel Air, Maryland 21014

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Bay Net Financial, Inc. will be held at 4:00 P.M., local time, on Thursday, September 14, 2006 at 126 North Main Street, Bel Air Maryland 21014, for the following purposes:

1.

To consider and vote upon a proposal to approve the Agreement and Plan of Merger dated as of March 30, 2006, between Sterling Financial Corporation and Bay Net Financial, Inc., which provides, among other things, for the merger of Bay Net Financial with and into Sterling, and the conversion of each share of Bay Net Financial common stock outstanding immediately prior to the merger into cash, whole shares of Sterling common stock with cash in lieu of fractional shares or a combination of cash and shares of Sterling common stock, all as described in the accompanying documents.

2.	To consider and vote upon a proposal to adjourn the meeting, if more time is needed to solicit proxies.
3.	To transact such other business as may properly come before the meeting.

The Board of Directors of Bay Net Financial has fixed the close of business on July 21, 2006, as the record date for determining shareholders entitled to notice of, and to vote at, the special meeting.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the special meeting, the Board of Directors of Bay Net Financial urges you to complete, sign, date and return the enclosed proxy card as soon as possible in the enclosed postage-paid envelope. This will not prevent you from voting in person at the special meeting but will assure that your vote is counted, if you are unable to attend.

Under Maryland Law, if the merger is completed, Bay Net Financial Shareholders of record who do not vote to adopt the merger agreement will be entitled to exercise dissenters’ rights and obtain payment in cash of the fair value of their shares of Bay Net Financial common stock by following the procedures set forth in detail in the enclosed proxy statements/prospectus. A copy of the section of the Code of Maryland pertaining to dissenters’ rights is included as Annex C to the accompanying proxy statement/prospectus.

By Order of the Board of Directors,

Anthony R. Cole

Secretary

Bel Air, Maryland

[PROSPECTUS DATE]

Annex A	Agreement and Plan of Merger between Sterling Financial Corporation and Bay Net Financial, Inc.
Annex B	Opinion of Janney Montgomery Scott, LLC
Annex C	State of Maryland Statutory Provisions Relating to Dissenters’ Rights
Annex D	Bank Plan of Merger between Bay Net A Community Bank and First National Bank of North East

-ii-

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QUESTIONS AND ANSWERS ABOUT THE MERGER

Q-1: What is the purpose of this document?

A. This document serves as both a proxy statement of Bay Net Financial and a prospectus of Sterling. As a proxy statement, it is provided to you because the Bay Net Financial Board of Directors is soliciting your proxy for use at the Bay Net Financial special meeting of shareholders called to consider and vote on the merger agreement dated as of March 30, 2006, between Bay Net Financial and Sterling. As a prospectus, it is provided to you because Sterling is offering to exchange shares of its common stock and/or cash for shares of Bay Net Financial common stock in the merger.

Q-2: Why are Bay Net Financial and Sterling proposing to merge?

A: We propose to merge Bay Net Financial with and into Sterling because we believe that combining the strengths of the two companies is in the best interests of Bay Net Financial and that the merger will provide Bay Net Financial Shareholders with substantial benefits. Please see “The Merger — Reasons for the Merger: Bay Net Financial’s Board of Directors,” “The Merger — Recommendation of the Bay Net Financial Board of Directors” and “The Merger — Reasons for the Merger: Sterling’s Board of Directors” beginning at page 31, for the various factors considered by the Bay Net Financial Board of Directors in recommending that Bay Net Financial Shareholders vote “FOR” the proposal to approve the merger agreement, the merger, and the factors considered by Sterling.

Q-3: What will I receive in the merger in exchange for my Bay Net Financial common stock?

A: If the merger agreement is approved and the merger is completed, each share of Bay Net Financial common stock will be converted into the right to receive all cash, all whole shares of Sterling common stock, plus cash in lieu of fractional shares, or a combination of cash and whole shares of Sterling common stock proportionate to the total allocable cash consideration and Sterling common stock consideration deliverable by Sterling to non-dissenting Bay Net Financial Shareholders. You will have the opportunity to elect the form of consideration to be received by you, subject to the allocation procedures set forth in the merger agreement as described below. The total value of the cash and stock consideration Sterling will pay you for each Bay Net Financial share you own is shown in the table below and depends on the indicated Sterling share price. The indicated Sterling share price will be the average of the daily closing prices for a share of Sterling common stock as reported on the Nasdaq Global Select Market System (as published in The Wall Street Journal or another source agreed upon by Sterling and Bay Net Financial), for each trading day during the 20 business day measurement period that ends 11 business days before closing on the merger. However, the indicated Sterling share price will be capped at $25.50 and the per share consideration will be capped at $33.15 except in the following special circumstance. If, on the last day of the measurement period, Sterling has executed and publicly announced an agreement for a change in control of Sterling and such agreement has not been terminated, the indicated Sterling share price will not be capped at $25.50 but will be the average of the daily closing prices as described above, and the per share consideration would increase accordingly. If Sterling were acquired pursuant to such agreement, then Bay Net Financial Shareholders would share in any acquisition payments on a pro rata basis with all Sterling Shareholders.

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If the indicated Sterling share price is the amount described in the left column below, the total consideration Sterling will be paying per share of Bay Net Financial common stock will be the amount described in the right column below:

If the indicated Sterling share price is:	The per share consideration will be:

Less than $16.50[1]	$28.71

At least $16.50 but less than $19.00	$31.14 minus [0.9728 x ($19.00 - the indicated Sterling share price)]

At least $19.00 but not more then $23.00	$31.14

Above $23.00 but less than $25.50	$31.14 plus [0.8036 x (the indicated Sterling share price - $23.00)]

$25.50[2]	$33.15

More than $25.50

$33.15, unless an agreement for a change of control of Sterling has been executed and publicly announced and such an agreement has not been terminated, in which event the consideration per share will be at least $33.15 per share with the final value to be paid by Sterling depending on a number of factors described on page 33 of the enclosed proxy statement/prospectus. Examples of the per share consideration are shown on page 35 of the proxy statement/prospectus.

Footnotes:

1)	Assumes Bay Net Financial has not terminated the merger agreement.
2)	If the average of the daily closing prices for the measurement period is $25.50 or if the indicated Sterling Share Price is capped at $25.50.

Your election as among all cash, all whole shares of Sterling common stock with cash in lieu of fractional shares or a combination of cash and whole shares of Sterling common stock will be limited by the requirement that at least 55%, and not more than 60%, of the shares of Bay Net Financial common stock be exchanged for Sterling common stock and the remaining 40% to 45% of the shares of Bay Net Financial common stock be exchanged for cash. If the total Sterling common stock elections by Bay Net Financial Shareholders is greater, or less, than the aggregate Sterling common stock consideration to be paid by Sterling (which is 55% to 60% of the Bay Net Financial common stock), the elections will be reallocated so that between 55% and 60% of the shares of Bay Net Financial common stock will be exchanged for shares of Sterling common stock. Therefore, the actual allocation of cash and shares of Sterling common stock you receive will depend on the elections of other Bay Net Financial Shareholders and may not be exactly the form of consideration you elected. The federal income tax consequences of the merger to you will depend on the value and character of the consideration you receive in exchange for your shares of Bay Net Financial common stock. You will receive a separate mailing that will contain instructions for making your election.

Sterling will not issue any fractional shares of common stock. Rather, Sterling will pay cash (without interest) for any fractional share interest that a Bay Net Financial Shareholder would otherwise be entitled to receive in the merger. See “The Merger — Terms of the Merger — What You Will Receive,” beginning at page 33.

Q-4: What will I receive in the merger in exchange for my Bay Net Financial warrants?

A: If the merger agreement is approved and the merger is completed, each person who holds a warrant to acquire Bay Net Financial common stock will be entitled to receive, in exchange for all rights under the warrant, merger consideration in the form of cash, shares of Sterling common stock, or a combination of cash and Sterling common stock, on the same terms as the warrant holder would be entitled to receive with respect to a number of Bay Net Financial shares equal to the economic value of the warrant. For these purposes, the economic value of a Bay Net Financial warrant is equal to the per share consideration receivable in the merger by a holder of Bay Net Financial common stock, minus the per share exercise price of the Bay Net Financial warrant.

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If the holder of a Bay Net Financial warrant fails to elect payment of the economic value of the warrant in the form of cash, shares of Sterling common stock, or a combination of cash and Sterling common stock, and also fails to exercise the warrant before [ELECTIONRECORDDATE], the owner of the warrant will be treated as the owner of that number of shares of Bay Net Financial common stock equal to the economic value of the warrant as described above, and the holder will be deemed to have elected a mixed consideration of cash and Sterling common stock for the number of shares of Bay Net Financial common stock equivalent to the economic value of the warrant.

No holder of a Bay Net Financial warrant will be entitled to any merger-related consideration unless and until he or she executes and delivers an agreement surrendering all rights under the Bay Net Financial warrant in exchange for that consideration.

Q-5: What will I receive in the merger in exchange for my options to acquire Bay Net Financial common stock?

A: If the merger agreement is approved and the merger is completed, subject to applicable law and the terms of each stock option agreement, each person who, as of [ELECTIONRECORDDATE], is the holder of an outstanding, unexercised option to purchase Bay Net Financial shares that would otherwise survive the merger will be entitled to elect whether to receive, in substitution for each option, an option to acquire Sterling shares on the terms set forth in the merger agreement, or to have their Bay Net Financial option cancelled in exchange for payment of the economic value of the option in cash. For these purposes, the economic value of a Bay Net Financial option is equal to the per share consideration receivable in the merger by a holder of Bay Net Financial common stock, minus the per share exercise price of the Bay Net Financial option. If the holder of a Bay Net Financial option fails to elect payment of the economic value of the option in cash and also fails to exercise the option before [ELECTIONRECORDDATE], the option will be converted into an option to purchase shares of Sterling common stock.

The number of shares of Sterling common stock subject to each converted option will be equal to the product of the number of shares of Bay Net Financial common stock covered by the option multiplied by the exchange ratio, provided that any fractional share of Sterling common stock shall be rounded down to the nearest whole share. The exercise price of each option immediately after the effective date will equal the exercise price of the option immediately prior to its conversion divided by the exchange ratio, provided that the exercise price shall be rounded down to the nearest whole cent. Otherwise, the duration and other terms of the option would not be changed from the duration and terms of the Bay Net Financial option prior to the merger.

No holder of a Bay Net Financial option who elects to cancel the option in exchange for cash will be entitled to any payment as a result of the merger unless and until he or she executes and delivers an agreement surrendering all rights under the Bay Net Financial option in exchange for that cash payment.

Q-6: How do I make an election to receive Sterling stock or cash for my stock?

A: Approximately 30 business days prior to completion of the merger, Sterling’s exchange agent will mail to you an election form and other transmittal materials, which will include instructions and the deadline date for making your election as to the form of consideration you prefer to receive in the merger. The election form will permit you to elect to receive all cash, all whole shares of Sterling common stock with cash in lieu of fractional shares, or a combination of Sterling common stock and cash for your shares of Bay Net Financial common stock.

You must carefully follow the instructions from Sterling’s exchange agent. Your election will be properly made only if the exchange agent has received, at its designated office, by the deadline date, a signed election form and your Bay Net Financial stock certificate properly completed and signed, according to the instructions set forth in the election form. We presently anticipate mailing the election materials on or about September 18, 2006.

Q-7: What happens if I fail to make an election to receive Sterling common stock or cash?

A: If you fail to make a timely election, your shares will be exchanged for a combination of cash and whole shares of Sterling common stock. Sterling’s exchange agent will exchange shares for which no election has been made so that at least 55%, and not more than 60%, of the combined total value Bay Net Financial shares and share equivalents such as unexercised stock options and warrants issued and outstanding on the effective date of the merger will be exchanged for Sterling common stock and at least 40%, but not more than 45%, of those interests will be exchanged for cash. In order to achieve this desired result, Bay Net Financial shares for which no valid election has been made will be exchanged for a combination of cash and whole shares of Sterling common stock.

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Q-8: What are the tax consequences of the merger to me?

A: In general, for United States federal income tax purposes, if Bay Net Financial Shareholders exchange their shares of Bay Net Financial common stock solely for cash in the merger, they will recognize gain or loss in an amount equal to the difference between the cash received and their adjusted tax basis in their Bay Net Financial common stock. If Bay Net Financial Shareholders receive solely Sterling common stock in exchange for their shares of Bay Net Financial common stock, they generally will not recognize any gain or loss for United States federal income tax purposes. However, Bay Net Financial Shareholders will have to recognize a gain in connection with cash received in lieu of fractional shares of Sterling common stock. If Bay Net Financial Shareholders receive a combination of cash and Sterling common stock in the merger, they generally will not recognize loss but will recognize gain, if any, on the shares exchanged to the extent of any cash received. This tax treatment may not apply to all Bay Net Financial Shareholders.

We urge you to consult your tax advisor for a full understanding of the tax consequences of the merger to you. Tax matters are very complicated and in many cases, tax consequences of the merger will depend on your particular facts and circumstances. See “The Merger — Certain Federal Income Tax Consequences” beginning at page 51.

Q-9: Do I have rights to dissent from the merger?

A: Yes. Under Maryland law, Bay Net Financial Shareholders have the right to dissent from the merger and to receive a payment in cash for the value of their shares of Bay Net Financial common stock, as determined by an appraisal process. This value may be more or less than the value you would receive in the merger, if you do not dissent. If you dissent, you will receive a cash payment for the value of your shares that will be fully taxable to you. To perfect your dissenters’ rights, you must follow precisely the required statutory procedures. See “The Merger — Rights of Dissenting Shareholders” beginning at page 55 and the information attached at Annex C.

Q-10: Are there regulatory or other conditions to the merger occurring?

A: Yes. Completion of the merger is subject to the prior receipt of all consents or approvals of, and the provision of all notices to, certain federal and state authorities, including the Federal Reserve Board, the Office of the Comptroller of the Currency, and the Office of Thrift Supervision. The merger must also be approved by the affirmative vote of two-thirds (66 2/3)% of shares of Bay Net Financial common stock outstanding on July 21, 2006, the record date for Bay Net Financial’s special meeting of shareholders. As of the date of this document, appropriate applications and notices have been filed and applications are pending with the Office of the Comptroller of the Currency, the Office of Thrift Supervision and the Maryland Commissioner of Financial Regulation. In addition a notice filing and request for waiver of any approval requirement was filed with the Board of Governors of the Federal Reserve System through the Federal Reserve Bank of Philadelphia and was granted by the Federal Reserve on July 14, 2006. Sterling Shareholders do not have to approve the merger; accordingly, Sterling Shareholders will not vote on approval of the merger agreement. Completion of the merger is also subject to certain other conditions, including no material adverse change in the financial condition of Sterling or Bay Net Financial. See “The Merger — Conditions to the Merger” beginning at page 42.

Q-11:	What does the Bay Net Financial Board of Directors recommend?

A: The Bay Net Financial Board of Directors has unanimously approved the merger and the merger agreement and believes that the merger is in the best interests of Bay Net Financial. Accordingly, the Bay Net Financial Board of Directors unanimously recommends that you vote “FOR” approval of the merger agreement and the merger and “FOR” the proposal to adjourn the special meeting if more time is needed to solicit proxies.

Q-12:	When and where is the Bay Net Financial Special Meeting?

A: The special meeting of Bay Net Financial Shareholders is scheduled to take place at 126 North Main Street, Bel Air, Maryland 21014 at 4:00 P.M., local time, on September 14, 2006.

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Q-13: Who is entitled to vote at the Bay Net Financial Special Meeting?

A: Holders of shares of Bay Net Financial common stock at the close of business on July 21, 2006, which is the record date, are entitled to vote on the proposal to adopt the merger agreement. As of the record date, 644,345 shares of Bay Net Financial common stock were outstanding and entitled to vote.

Q-14: What do I need to do now?

A: After you have carefully read these materials, indicate on your proxy card how you want your shares to be voted, then sign, date and mail the proxy card in the enclosed postage-paid envelope as soon as possible so that your shares may be represented and voted at the Bay Net Financial special meeting. In addition, you may attend the Bay Net Financial special meeting in person and vote, whether or not you have signed and mailed your proxy card. If you sign, date and return your proxy card but do not indicate how you want to vote, your proxy will be counted as a vote in favor of the merger agreement and the merger and in favor of the proposal to adjourn the special meeting if more time is needed to solicit proxies.

Q-15: Can I change my vote after I have mailed my signed proxy card?

A: Yes. There are three ways for you to revoke your proxy and change your vote. First, you may send a later-dated, signed proxy card before Bay Net Financial’s special meeting. Second, you may revoke your proxy by written notice (which you could personally deliver at the special meeting) to Anthony R. Cole, Corporate Secretary of Bay Net Financial, at any time prior to the vote on the merger. Third, you may attend the special meeting and vote in person.

Q-16: Should I send in my stock certificates now?

A: No. You should not send in your stock certificates at this time. After you receive instructions from Sterling’s exchange agent, American Stock Transfer and Trust Company, you should send your stock certificate to the exchange agent along with your completed election form. See “The Merger — Terms of the Merger — Election and Exchange Procedures” on page 36. Please do not send any stock certificates to Bay Net Financial, Sterling or Sterling’s exchange agent until you receive instructions.

Q-17: Is there other information I should consider?

A: Yes. Much of the business and financial information about Sterling that may be important to you is not included in this document. Instead, that information is incorporated by reference to documents separately filed by Sterling with the SEC. This means that Sterling may satisfy its disclosure obligations to you by referring you to one or more documents separately filed with the SEC. See “Where You Can Find More Information” on page 66 and “Incorporation of Certain Information by Reference” beginning at page 67, for a list of documents that Sterling has incorporated by reference into this document and for instructions on how to obtain copies of those documents. The documents are available to you without charge.

Q-18: What if there is a conflict between documents?

A: You should rely on the later filed document. Information in this document may update information contained in one or more of the Sterling documents incorporated by reference. Similarly, information in documents that Sterling may file after the date of this document may update information contained in these materials or information contained in previously filed documents.

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Q-19: When do you expect the merger to be completed?

A: We expect to complete the merger on or about October 27, 2006, provided that all of the conditions to the merger are fulfilled, including obtaining the approval of Bay Net Financial Shareholders and applicable regulatory agencies. We cannot assure you that we will obtain the necessary shareholder approval or that the other conditions precedent to the merger can or will be satisfied.

Q-20: Whom should I call with questions or to obtain additional copies of this document?

A: If you have questions about the special meeting or if you need additional copies of this document, you should contact:

For Sterling:

Jean Svoboda,
Vice President, General Counsel
Sterling Financial Corporation
1097 Commercial Avenue
Post Office Box 38
Mail Code: 294-953
East Petersburg, PA 17520
(717) 735-4908
jsvoboda@sterlingfi.com

For Bay Net Financial: Michael P. Gavin President and Chief Executive Officer Bay Net Financial, Inc. 126 North Main Street Bel Air, Maryland 21014 (410) 879-6700 mgavin@baynetcommunitybank.com

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SUMMARY

This summary highlights selected information from this document. It does not contain all of the information that may be important to you. You should carefully read this entire document and the other documents we refer to in this document before you decide how to vote. These will give you a more complete description of the transaction we are proposing. You may obtain the information incorporated by reference in this document by following the instructions in the section titled “Where You Can Find More Information,” on page 66. We have included page references in this summary to direct you to more complete descriptions of the topics provided elsewhere in these materials.

The Special Meeting

Special Meeting to be held Thursday, September 14, 2006 (see page 21).

Bay Net Financial will hold a special meeting of shareholders on Thursday, September 14, 2006, at 4:00 P.M., local time, at 126 North Main Street, Bel Air, Maryland 21014.

Matters to be Considered at the Special Meeting (see page 21).

At the special meeting, you will vote on a proposal to approve and adopt the merger agreement providing for the merger of Bay Net Financial with and into Sterling and on a proposal to adjourn the meeting to solicit additional proxies, if necessary, in the event there are not sufficient votes at the time of the special meeting to approve the merger agreement and any other business that properly arises.

Record Date Set at July 21, 2006; One Vote Per Share of Bay Net Financial Stock (see page 21).

If you own shares of Bay Net Financial common stock at the close of business on July 21, 2006, you are entitled to vote at the special meeting. You will have one vote at the meeting for each share of Bay Net Financial common stock you owned on July 21, 2006. On July 21, 2006, there were 644,345 shares of Bay Net Financial common stock outstanding.

The Companies (see page 58 for Bay Net Financial and page 56 for Sterling).

Bay Net Financial, Inc.

126 North Main Street

Bel Air, Maryland 21014

Telephone: (410) 879-6700

www.baynetcommunitybank.com

Bay Net Financial, Inc., Maryland corporation, is a savings and loan holding company headquartered in Bel Air, Maryland. Its primary business is operating its subsidiary, Bay Net A Community Bank, a federally charted thrift institution formed in 2000 that maintains offices in Bel Air and Elkton, Maryland. Bay Net Financial listed total assets of $95.6 million as of March 31, 2006.

Bay Net Financial common stock is not publicly traded or quoted.

Sterling Financial Corporation

101 North Pointe Boulevard

Lancaster, Pennsylvania 17601

Telephone: (717) 581-6030

www.sterlingfi.com

With assets of approximately $3.0 billion and investment assets under administration of $2.6 billion, Sterling (Nasdaq: SLFI) is a diversified financial services company based in Lancaster, Pennsylvania. Sterling Banking Services Group affiliates offer a full range of banking services in south-central Pennsylvania, northern Maryland and northern Delaware; the group also offers correspondent banking services in the mid-Atlantic region to other companies within the financial services industry. Sterling Financial Services Group affiliates provide specialty commercial financing; fleet and equipment leasing; investment, trust and brokerage services; insurance services; and human resources consulting services.

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We Propose that Bay Net Financial Merge into Sterling (see page 23).

Under the terms of the merger agreement, Sterling will acquire Bay Net Financial by merging Bay Net Financial with and into Sterling. Bay Net Financial will cease to exist as a separate entity. Following the merger, Bay Net A Community Bank will merge with and into Sterling’s bank subsidiary, First National Bank of North East. A copy of the respective merger agreements are attached to this document as Annexes A and D.

What You Will Receive in the Merger (see page 33).

The value of the cash or shares of Sterling common stock you will receive, for each of your shares of Bay Net Financial common stock, will depend on the indicated Sterling share price, which has not yet been determined. The indicated Sterling share price will be the numeric average of the daily closing prices for a share of Sterling common stock as reported on the Nasdaq Global Select Market System (as published in The Wall Street Journal or another source agreed upon by Sterling and Bay Net Financial), for each trading day during the 20 business day measurement period, which ends 11 business days before the closing of the merger. However, the indicated Sterling share price will not be more than $25.50 and the per share consideration will not be more than $33.15 except in special circumstances. If, on the last day of the measurement period, Sterling has publicly announced an agreement for a change in control of Sterling and the executed agreement has been signed and has not been terminated, the indicated Sterling share price will not be capped, but will be the average of the daily closing prices described above, and the per share consideration would increase accordingly. If Sterling were acquired pursuant to such agreement, then Bay Net Financial Shareholders would share in any acquisition payments on a pro rata basis with all Sterling Shareholders.

If the indicated Sterling share price is:	The per share consideration will be:

Less than $16.50[1]	$28.71

At least $16.50 but less than $19.00	$31.14 minus [0.9728 x ($19.00 - the indicated Sterling share price)]

At least $19.00 but not more then $23.00	$31.14

Above $23.00 but less than $25.50	$31.14 plus [0.8036 x (the indicated Sterling share price - $23.00)]

$25.50[2]	$33.15

More than $25.50

$33.15, unless an agreement for a change of control of Sterling has been executed and publicly announced and such an agreement has not been terminated, in which event the consideration per share will be at least $33.15 per share with the final value to be paid by Sterling depending on a number of factors described on page 33 of the enclosed proxy statement/prospectus. Examples of the per share consideration are shown on page 35 of the proxy statement/prospectus.

Footnotes:

1)	Assumes Bay Net Financial has not terminated the merger agreement.
2)	If the average of the daily closing prices for the measurement period is $25.50 or if the indicated Sterling Share Price is capped at $25.50.

Each person who holds a warrant to acquire Bay Net Financial common stock will be entitled to receive, in exchange for all rights under the warrant, merger consideration in the form of cash, shares of Sterling common stock, or a combination of cash and Sterling common stock, on the same terms as the warrant holder would be entitled to receive with respect to a number of Bay Net Financial shares equal to the economic value of the warrant. For these purposes, the economic value of a Bay Net Financial warrant is equal to the per share consideration receivable in the merger by a holder of Bay Net Financial common stock, minus the per share exercise price of the Bay Net Financial warrant.

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If the holder of a Bay Net Financial warrant fails to elect payment of the economic value of the warrant in the form of cash, shares of Sterling common stock, or a combination of cash and Sterling common stock, and also fails to exercise the warrant before [ELECTIONRECORDDATE], the owner of the warrant will be treated as the owner of that number of shares of Bay Net Financial common stock equal to the economic value of the warrant as described above, and the holder will be deemed to have elected a mixed consideration of cash and Sterling common stock for the number of shares of Bay Net Financial common stock equivalent to the economic value of the warrant.

No holder of a Bay Net Financial warrant will be entitled to any merger-related consideration unless and until he or she executes and delivers an agreement surrendering all rights under the Bay Net Financial warrant in exchange for that consideration.

Each person who, as of [ELECTIONRECORDDATE], is the holder of an outstanding, unexercised option to purchase Bay Net Financial shares that would otherwise survive the merger will be entitled to elect whether to receive, in substitution for each option, an option to acquire Sterling shares on the terms set forth in the merger agreement, or to have their Bay Net Financial option cancelled in exchange for payment of the economic value of the option in cash. For these purposes, the economic value of a Bay Net Financial option is equal to the per share consideration receivable in the merger by a holder of Bay Net Financial common stock, minus the per share exercise price of the Bay Net Financial option. If the holder of a Bay Net Financial option fails to elect payment of the economic value of the option in cash and also fails to exercise the option before [ELECTIONRECORDDATE], the option will be converted into an option to purchase shares of Sterling common stock.

The number of shares of Sterling common stock subject to each converted option will be equal to the product of the number of shares of Bay Net Financial common stock covered by the option multiplied by the exchange ratio, provided that any fractional share of Sterling common stock shall be rounded down to the nearest whole share. The exercise price of each option immediately after the effective date will equal the exercise price of the option immediately prior to its conversion divided by the exchange ratio, provided that the exercise price shall be rounded down to the nearest whole cent. Otherwise, the duration and other terms of the option would not be changed from the duration and terms of the Bay Net Financial option prior to the merger.

No holder of a Bay Net Financial option who elects to cancel the option in exchange for cash will be entitled to any payment as a result of the merger unless and until he or she executes and delivers an agreement surrendering all rights under the Bay Net Financial option in exchange for that cash payment.

You May Elect to Receive All Cash; All Whole Shares of Sterling Common Stock or a Combination of Cash and Stock (see page 33).

You may choose to exchange some or all of your shares for cash, some or all of your shares for whole shares of Sterling common stock with cash in lieu of fractional shares, or some or all of your shares for a combination of cash and whole shares of Sterling common stock, subject to the limitations described below. You will receive an election form from 40 to 20 business days before the election deadline, which will ask your preference for cash and/or stock. You will have until the date specified in the election form, which will be 11 business days before the closing of the merger and approximately 20 business days after the election forms are mailed to you, to make your election and return your election form.

If you do not return a properly completed election form by the election deadline, you will be deemed to have elected to receive a mixture of cash and Sterling common stock for your Bay Net Financial shares. Complete information on the election procedure can be found in the section entitled “The Merger — Terms of the Merger — Election and Exchange Procedures” on page 36. You should note that, in general, the value of the cash and Sterling shares you receive will not be determined until just prior to closing and may be higher or lower than $31.14 per share.

At least 55%, and not more than 60%, of the combined total value of Bay Net Financial shares and share equivalents such as unexercised stock options and warrants issued and outstanding on the effective date of the merger will be exchanged for Sterling common stock and at least 40%, but not more than 45%, of the combined total value of those interests will be exchanged for cash. In the event that the holders of a number of outstanding shares of Bay Net Financial common stock electing to receive cash would cause Sterling’s payment of cash to exceed 45% of the total consideration being paid for all Bay Net Financial shares, canceling options and warrants, those shareholders will receive a portion of their merger consideration in the form of shares of Sterling common stock. Similarly, in the event that the holders of a number of outstanding shares of Bay Net Financial common stock electing to receive shares of Sterling common stock would cause Sterling’s issuance of its common stock to exceed 60% of the total consideration being paid by Sterling for all Bay Net Financial shares, canceling options and warrants, those persons will receive a portion of their merger consideration in the form of cash.

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Our Board of Directors Unanimously Recommends Shareholder Approval (see page 25).

The Bay Net Financial Board of Directors believes that the merger is in the best interests of Bay Net Financial and unanimously recommends that you vote “FOR” approval of the merger.

Consideration is Fair from a Financial Point of View According to our Financial Advisor (see page 25).

Janney Montgomery Scott LLC (“Janney”) delivered a written opinion, to the Bay Net Financial Board of Directors that, as of March 30, 2006, and subject to the qualifications and limitations on the review by Janney in rendering its opinion, the consideration for which shares of Bay Net Financial common stock will be exchanged in the merger is fair from a financial point of view to Bay Net Financial Shareholders. The opinion is attached to this document as Annex B. Janney has updated its opinion as of the date of this mailing. The opinion should be read in its entirety with respect to the procedures followed, assumptions made, matters considered and qualifications and limitations on the undertaken by Janney in providing its opinion. You should read the opinion, entirely and carefully, in connection with your consideration of the proposed merger. Bay Net Financial has agreed to pay Janney an advisory fee in an amount equal to approximately three hundred and nineteen thousand, two hundred ($319,200) dollars. Twenty-five percent (25%) of the advisory fee has already been paid, and the balance of the advisory fee is contingent and payable upon closing of the proposed merger. Bay Net Financial has also agreed to reimburse certain of Janney’s reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Janney against certain liabilities arising out of rendering its opinion.

Approval of at Least Two-Thirds (66 2/3%) of Bay Net Financial Shares Outstanding on the Record Date, July 21, 2006, is Required for the Merger (see page 21).

The approval of the merger agreement and the merger require an affirmative vote, in person or by proxy, of at least two-thirds (66 2/3%) of the outstanding shares of Bay Net Financial common stock on the record date. The affirmative vote of a majority of the shares voted at the special meeting is required to approve the adjournment of the meeting to solicit additional proxies. Each holder of shares of Bay Net Financial common stock outstanding on the record date will be entitled to one vote for each share held of record. The vote required for approval of the merger is a percentage of all outstanding shares of Bay Net Financial common stock. Therefore, abstentions will have the same effect as a vote against the merger agreement and the merger.

Sterling Shareholders will not vote on the merger.

Bay Net Financial Directors and Executive Officers, and Others, May Vote in Favor of the Merger (see page 21).

On the record date, directors and executive officers of Bay Net Financial had sole or shared voting power over 281,505 shares (excluding shares that may be acquired upon the exercise of stock options or warrants and shares issuable under the Director Deferred Compensation Plan) of Bay Net Financial common stock, or approximately 43.7% of the shares of Bay Net Financial common stock outstanding. The directors and executive officers are expected to vote all shares of Bay Net Financial common stock for which they have sole voting power and their proportionate interest, if they have shared voting power on the record date, in favor of approval of the merger agreement and the merger.

On the record date, Sterling held no shares of Bay Net Financial common stock, either directly or indirectly through one of its subsidiaries, other then shares held in fiduciary capacity for others, if any. In addition, Sterling holds no options to purchase shares of Bay Net Financial common stock.

Bay Net Financial Directors and Management May Have Interests in the Merger that Differ from Your Interests (see page 47).

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The directors and executive officers of Bay Net Financial have interests in the merger as directors and employees that are different from yours as a Bay Net Financial Shareholder. These interests include, among others, provisions in the merger agreement for five (5) of the present Bay Net Financial directors to be appointed to the Board of Directors of First National Bank of North East after completion of the merger, as well as employment agreements for certain officers, indemnification, insurance, substitute stock options, and eligibility to participate in various Sterling employee benefit plans.

Bay Net Financial’s Board of Directors was aware of these interests and considered them in approving and recommending the merger.

Regulatory Approval Must be Obtained and Other Conditions Must be Satisfied Before the Merger Will Be Completed (see page 45).

Our obligation to complete the merger is subject to various conditions that are usual and customary for this kind of transaction, including obtaining approval from, or filing notices with, the Office of the Comptroller of the Currency and the Office of Thrift Supervision. As of the date of this document, appropriate applications for approval have been filed, and review by the applicable bank regulatory agencies is pending. In addition, a notice filing and request for waiver of any approval requirement was filed with the Board of Governors of the Federal Reserve System through the Federal Reserve Bank of Philadelphia and was granted by the Federal Reserve on July 14, 2006. In addition to the required regulatory approvals, the merger will only be completed if certain conditions, including the following, are met or waived:

•	Bay Net Financial Shareholders approve the merger at the special meeting;
•	Sterling receives opinions from its counsel that the merger constitutes a reorganization under Section 368(a) of the Internal Revenue Code; and
•	Neither party has breached any of its representations or obligations under the merger agreement.

The merger agreement attached to this document as Annex A describes other conditions that must be met before the merger may be completed.

Amendment or Termination of the Merger Agreement is Possible (see page 43).

Bay Net Financial and Sterling can agree to amend the merger agreement in any way, except that, after approval by Bay Net Financial Shareholders at the special meeting, the consideration you will receive in the transaction cannot be changed from what is provided in the merger agreement.

Bay Net Financial and Sterling may agree to terminate the merger agreement and not complete the merger at any time before the merger is completed. Each company also may unilaterally terminate the merger agreement in certain circumstances. These include the failure to complete the merger by December 31, 2006, unless the terminating party’s breach is the reason the merger has not been completed.

Rights of Sterling Shareholders Differ from Those of Bay Net Financial Shareholders (see page 61).

When the merger is completed, those Bay Net Financial Shareholders who receive Sterling common stock as consideration in the merger will automatically become Sterling Shareholders. The rights of Sterling Shareholders differ from the rights of Bay Net Financial Shareholders in certain important ways. Many of these have to do with provisions in Sterling’s articles of incorporation and bylaws that differ from those of Bay Net Financial. Some of these provisions are intended to make a takeover of Sterling more difficult if Sterling’s Board of Directors does not approve it. For more information, see “Comparison of the Shareholders Rights,” beginning on page 61 of this document and “Description of Sterling Capital Securities — Anti-Takeover Charter and Pennsylvania Law Provisions” on page 60 of this document.

Market Price and Dividend Information

There is no established public trading market for the Bay Net Financial common stock and trading is limited in volume. Quotations for Bay Net Financial are not publicly available. As of July 21, 2006, there were 644,345 shares of Bay Net Financial common stock outstanding, which were held by approximately 75 holders of record, outstanding options and warrants that were exercisable on that date (or within 60 days of that date) for 110,700 shares of Bay Net Financial common stock and 1,442 shares of Bay Net Financial to be issued under the Directors Deferred Compensation Plan.

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Sterling common stock is listed and trades on the Nasdaq Global Select Market under the symbol “SLFI.” As of July 21, 2006, there were _____ shares of Sterling common stock outstanding, which were held by approximately 5,000 holders of record and outstanding options that were exercisable on that date (or within 60 days of that date) for _____ additional shares of Sterling common stock. The information contained in this summary reflects Sterling’s five-for-four stock split effected in the form of a 25% stock dividend distributed in February 2004, and Sterling’s five-for-four stock split effected in the form of a 25% stock dividend, distributed in June 2005. The number of shareholders does not reflect the number of individuals or institutional investors holding stock in street name through banks, brokerage firms and others.

The following table shows, for the indicated periods, the high and low sales prices per share for Sterling common stock, as reported on the Nasdaq Global Select Market, and dividends declared per share of Sterling common stock. The transfer of Bay Net Financial common stock is restricted by a Stockholders Agreement entered into among the shareholders of Bay Net Financial. There have been limited transfers of Bay Net Financial common stock among the existing shareholders of Bay Net Financial, however, Bay Net Financial’s management is unaware of the sale price of these transactions. During 2005, however, Bay Net Financial issued additional shares of its common stock in connection with the exercise of options and on a private placement basis for prices ranging from $16.00 per share to $17.60 per share. Also, in early 2005 Bay Net Financial repurchased certain shares of its common stock for a price of $12.00 per share. During the periods indicated, Bay Net Financial has declared and paid cash dividends on January 18, 2005 in the amount of $0.20 per share and January 18, 2006 in the amount of $0.25 per share.

The merger agreement prohibits Bay Net Financial from paying cash dividends on shares of Bay Net Financial common stock pending the consummation of the merger, except that Bay Net Financial may pay cash dividends to Bay Net Financial Shareholders in an aggregate amount, per share, equal to the result obtained by pro rating an annual dividend rate of $0.25 per share on a per diem basis over the actual number of calendar days occurring between January 1, 2006 and the effective time of the merger. See “The Merger-Conduct of Business Pending the Merger.”

Additionally, a substantial source of Bay Net Financial’s income from which it can pay dividends is the receipt of dividends from Bay Net A Community Bank. The availability of dividends from Bay Net A Community Bank is limited by various statutes and regulations. It is also possible, depending on the financial condition of Bay Net A Community Bank, and other factors, that the applicable regulatory authorities could assert that payment of dividends or other payments is an unsafe or unsound practice. In the event that Bay Net A Community Bank is unable to pay dividends to Bay Net Financial, Bay Net Financial may not be able to pay dividends on its common stock.

	Sterling Common Stock Price

	High	Low	Dividends Declared

2004
First Quarter	$20.76	$17.66	$.12
Second Quarter	$23.23	$18.49	$.12
Third Quarter	$21.95	$18.06	$.128
Fourth Quarter	$24.40	$20.14	$.128
2005
First Quarter	$22.94	$19.73	$.128
Second Quarter	$22.16	$19.05	$.13
Third Quarter	$23.52	$19.41	$.14
Fourth Quarter	$22.31	$18.47	$.14
2006
First Quarter	$21.92	$20.40	$.14
Second Quarter	$21.90	$19.74	$.14
Third Quarter (through ________)

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On March 30, 2006, the last full trading day before the public announcement of execution of the merger agreement, and on [LATESTSTERLINGDATE], 2006, the latest practicable trading day before printing of this document, the high, low and closing sales prices for Sterling common stock were as follows:

	March 30, 2006			_____, 2006

	High	Low	Close	High		Low		Close

Sterling Common Stock	$22.00	$21.73	$21.86	$	_____	$	_____	$	_____

The market price of Sterling common stock is subject to fluctuation. As a result, you are urged to obtain current market quotations for Sterling shares.

Market Value of Securities

The following table sets forth the market value per share of Sterling common stock as of March 30, 2006 (the last trading day preceding public announcement of the merger) and [LATESTSTERLINGDATE], 2006 (the latest practicable trading day before the printing of this document), as well as the equivalent market value per share of Bay Net Financial common stock under the merger agreement. The equivalent market value per share of Bay Net Financial common stock indicated in the table is shown, respectively, for an all-cash, an all-stock, and a mixed cash and stock election, according to the provisions of the merger agreement. The following table assumes that there are no dissenting Bay Net Financial Shareholders and that none of the holders of options for Bay Net Financial shares decide to cancel their options for a cash payment, but instead exercise their options and participate in the merger consideration with respect to those shares. For further details, see “The Merger — Terms of the Merger — What You Will Receive.”

			Bay Net Financial

	Sterling Historical		Equivalent Market Value for an All-Cash Election[1]		Equivalent Market Value for an All-Stock Election[1]		Equivalent Market Value for a Mixed Election[1]

March 30, 2006		$21.86		$31.14		$31.14		$31.14
[LATESTSTERLINGDATE, 2006	$	_____	$	_____	$	_____	$	_____

Footnote:

1)

The Bay Net Financial Equivalent Market Values were determined assuming that Sterling’s closing sale price on each of March 30, 2006 and ________, 2006 is equal to the indicated Sterling per share price on the determination date. Because the Sterling closing sale price on each date was at least $19.00, but not more than $23.00, the per share consideration to be received is $31.14. See “The Merger — Terms of the Merger — What You Will Receive” on page 33. [ONLY IF APPLICABLE:] Because the average closing price for this period exceeds $25.50, the indicated Sterling share price in this example has been determined according to the provisions of Section 2.2(f) of the merger agreement (see Annex A) and as more fully described in “The Merger — Terms of the Merger — What You Will Receive” on page 33.

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Unaudited Comparative Per Share Data

	Historical		Assuming 60% Stock Issued		Assuming 55% Stock Issued

	Sterling Historical	Bay Net Financial Historical	Pro Forma Sterling	Equivalent Pro Forma Bay Net Financial	Pro Forma Sterling	Equivalent Pro Forma Bay Net Financial

Book Value per Share
2006 through 3/31/2006	$10.39	$11.57	$10.63	$15.74	$10.61	$15.71
Year Ended 12/31/2005	$10.31	$11.21	$10.55	$15.62	$10.53	$15.59
Cash Dividends Declared per Share
2006 through 3/31/2006	$.140	—	$.140	$.210	$.140	$.210
Year Ended 12/31/2005	$.538	$.250	$.538	$.797	$.538	$.797
Income (loss) per Share(1)
2006 through 3/31/2006	$.35	$.32	$.35	$.52	$.35	$.52
Year Ended 12/31/2005	$1.34	$1.35	$1.34	$1.98	$1.34	$1.98

(1) The Income (loss) per Share amounts for Bay Net Financial are reflected on a fully diluted basis.

Sterling Financial Corporation Summary of Selected Historical Financial Data

Sterling is providing the following information to help you analyze the financial aspects of the merger. Sterling derived this information from its audited and unaudited financial statements and from information contained in Sterling’s Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, as filed with the Securities and Exchange Commission.

This information is only a summary, and you should read it in conjunction with Sterling’s historical financial statements and the related notes contained in the annual and quarterly reports and other documents filed with the Securities and Exchange Commission and incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information” on page 66. You should not rely on the historical information as being indicative of results expected for any future interim period.

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	Years Ended December 31,					Three Months Ended March 31,

	2005 (3)	2004 (3)	2003 (3)	2002 (3)	2001	2006 (3)	2005 (3)

	(Dollars in thousands, except per share data)
Summaries of Income
Interest Income	$172,210	$137,682	$127,074	$123,591	$115,916	$47,444	$39,733
Interest expense	57,921	40,265	41,156	48,643	57,274	17,701	12,157

Net interest income	114,289	97,417	85,918	74,948	58,642	29,743	27,576
Provision for loan losses	4,383	4,438	3,697	2,095	1,217	1,125	357

Net interest income after provision for loan losses	109,906	92,979	82,221	72,853	57,425	28,618	27,219
Noninterest income	67,836	59,296	49,721	44,832	43,925	17,952	15,725
Noninterest expense	123,380	107,086	92,568	85,922	75,172	32,246	30,107

Income before income taxes	54,362	45,189	39,374	31,763	26,178	14,324	12,837
Applicable income taxes	15,095	11,860	10,315	7,018	5,844	4,167	3,558

Net income	$39,267	$33,329	$29,059	$24,745	$20,334	$10,157	$9,279

Financial Condition
Assets	$2,965,737	$2,742,762	$2,343,517	$2,156,928	$1,861,439	$3,013,840	$2,751,812
Loans, net	2,083,083	1,888,380	1,481,369	1,283,075	1,087,102	2,142,993	1,936,725
Deposits	2,226,287	2,015,394	1,778,397	1,702,302	1,535,649	2,274,905	2,057,969
Borrowed money	397,078	403,973	296,342	217,717	141,378	399,399	374,346
Stockholders’ equity	298,086	281,944	220,011	196,833	152,111	298,413	279,129

Per Common Share Data (2)
Earnings per share - basic	1.36	1.22	1.10	0.95	0.83	0.35	0.32
Earnings per share - diluted	1.34	1.21	1.08	0.94	0.82	0.35	0.32
Cash dividends declared	0.538	0.496	0.448	0.424	0.400	0.140	0.128
Book value	10.31	9.76	8.19	7.45	6.22	10.39	9.70
Weighted average number of
common shares:
Basic	28,854	27,216	26,530	26,061	24,470	28,864	28,860
Diluted	29,318	27,651	26,810	26,285	24,570	29,283	29,375
Dividend payout ratio (1)	39.6%	40.5%	40.9%	44.5%	48.1%	40.0%	40.0%

Profitability Ratios on Earnings
Return on average assets	1.39%	1.39%	1.33%	1.22%	1.14%	1.41%	1.38%
Return on average equity	13.62%	14.24%	14.02%	13.70%	13.74%	13.68%	13.35%
Average equity to average assets	10.21%	9.70%	9.38%	8.87%	8.33%	10.28%	10.36%

Selected Assets Quality Ratios
Nonperforming loans to total loans	0.22%	0.24%	0.31%	0.90%	0.80%	0.20%	0.23%
Net charge-offs to average loans outstanding	0.11%	0.10%	0.14%	0.08%	0.17%	0.13%	0.15%
Allowance for loan losses to total loans	1.00%	0.99%	0.98%	1.00%	1.01%	0.99%	0.95%
Allowance for loan losses to
nonperforming loans	459.89%	417.02%	315.25%	110.62%	125.80%	486.80%	412.33%

(1)	Dividends per share divided by basic earnings per share
(2)	All per share information reflects the 5-for-4 stock splits, effected in the form of a 25% stock dividend, declared in April, 2002, January 2004, and in April, 2005.
(3)

Financial information reflects the acquisition of Equipment Finance LLC in February 2002, Church Capital Management, LLC and Bainbridge Securities Inc. in October 2003, Corporate Healthcare Strategies, LLC in May 2004, Lancaster Insurance Group in July 2004 and Pennsylvania State Bank in December 2004.

RISK FACTORS

By approving the merger, Bay Net Financial Shareholders will be choosing to invest in Sterling’s common stock or receive cash (or a combination of stock and cash) in exchange for their shares of Bay Net Financial common stock. Because at least 55% of the combined total value of the Bay Net Financial shares and share equivalents, such as unexercised stock options and warrants, will be exchanged for Sterling stock, there can be no assurance that those shareholders who elect to receive all cash will, indeed, receive all or part cash for their shares. An investment in Sterling’s common stock involves a degree of risk. In addition to the other information included in this document, including the matters addressed in “A Warning about Forward-Looking Information,” on page 20, you should carefully consider the matters described below in determining whether to approve the merger agreement.

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Risks Relating to Your Investment and the Merger

Some Bay Net Financial Shareholders may not receive the form of merger consideration that they elect.

Depending on the elections made by all Bay Net Financial Shareholders, certain Bay Net Financial Shareholders who elect to receive shares of Sterling common stock may receive cash consideration for a portion of their shares of Bay Net Financial common stock. Alternatively, certain Bay Net Financial Shareholders who elect to receive cash consideration may receive shares of Sterling common stock for a portion of their shares of Bay Net Financial common stock.

In the event that Bay Net Financial Shareholders oversubscribe for the available pool of cash or shares of Sterling common stock, either those Bay Net Financial Shareholders electing to receive cash or those electing to receive Sterling common stock will have the consideration of the type they selected reduced on a pro rata basis and will receive all or a portion of their consideration in the form that they did not elect to receive. Accordingly, at the time Bay Net Financial Shareholders vote on the proposal to approve the merger agreement, they will not know the exact form of merger consideration that they will receive, regardless of their election prior to the merger. In addition, a Bay Net Financial Shareholder may receive a pro rata amount of cash or Sterling common stock even if he or she has elected to receive all cash or all Sterling common stock. Further, to the extent that Bay Net Financial Shareholders receive all or a portion of the merger consideration in a form that they did not elect, they also will not know the tax consequences that will result upon the exchange of their shares of Bay Net Financial common stock. See “The Merger — Certain Federal Income Tax Consequences,” on page 51.

Because the market price of Sterling common stock will fluctuate, Bay Net Financial Shareholders cannot be sure of the market value of the Sterling common stock that they will receive in the merger.

Under the terms of the merger agreement, and subject to certain exceptions, as described elsewhere in this document, the exchange ratio for the stock consideration to be issued in connection with the merger could fluctuate depending upon the final indicated Sterling share price. The indicated Sterling share price will be the numeric average of the daily closing prices for a share of Sterling common stock as reported on the Nasdaq Global Select Market System (as published in The Wall Street Journal or another source agreed upon by Sterling and Bay Net Financial), for each trading day during the 20 business day measurement period, which ends 11 business days before the closing of the merger. However, the indicated Sterling share price will be capped at $25.50 except in special circumstances. If, on the last day of the measurement period, Sterling has publicly announced an executed agreement for a change in control of Sterling and such agreement has not been terminated, the indicated Sterling share price will not be capped but will be the average of the daily closing prices described above.

The market price of Sterling common stock may change as a result of a variety of factors, including general market and economic conditions, changes in its business, operations and prospects, and regulatory considerations. Many of these factors are beyond the control of Sterling and are not necessarily related to a change in the financial performance or condition of Sterling. If the market price of Sterling common stock declines, so that the indicated Sterling share price is less than $19.00 per share, then the value of the Sterling common stock that a Bay Net Financial Shareholder will receive in the merger will decline on a gradual scale. Under the terms of the merger agreement, the lowest value that a Bay Net Financial Shareholder will receive in the merger is $28.71 per share of Bay Net Financial common stock. In the event the market price of the Sterling common stock increases, so that the indicated Sterling share price is equal to or more than $25.50 per share, then the value of the Sterling common stock that a Bay Net Financial Shareholder will receive in the merger will increase on a gradual scale. The maximum value that a Bay Net Financial Shareholder will receive in the merger is $33.15 per share of Bay Net Financial common stock (subject to certain exceptions described elsewhere in this document).

As of [LATESTSTERLINGDATE], the closing price of Sterling common stock, as reported on the Nasdaq Global Select Market, was $_____. If the indicated Sterling share price were determined on that date, the indicated Sterling share price would be $_____. The high and low closing prices of Sterling common stock for the period between January 1, 2006, and [LATESTSTERLINGDATE], 2006, were a high closing price of $_____ on ________, 200__, and a low closing price of $_____ on _______, 200__. The market price of Sterling common stock may vary from these prices, and may also vary from the price on the date that this document is mailed to Bay Net Financial Shareholders, the date of the special meeting of Bay Net Financial Shareholders, the date that the indicated Sterling share price is determined, and the effective date of the merger. Furthermore, these prices may all be different, and there is no assurance that the market price of Sterling common stock on the effective date of the merger will be as high as previous historic prices. See “Summary — Market Price and Dividend Information,” beginning on page 11.

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There can be no assurance that the value of the Sterling common stock that Bay Net Financial Shareholders receive in the merger will be substantially equivalent to the market price of Sterling common stock at the time Bay Net Financial Shareholders vote to approve the merger agreement or at the time the merger closes. We urge you to obtain current market quotations for Sterling common stock.

Bay Net Financial directors and executive officers may have interests in the merger that differ from your interests.

Some of Bay Net Financial’s directors and executive officers have interests in the transaction other than their interests as shareholders. For example, certain executive officers of Bay Net Financial have entered into agreements with Bay Net Financial that would provide them with change-in-control payments upon termination of their employment in connection with changes in control of Bay Net Financial and Bay Net A Community Bank. Bay Net Financial and Bay Net A Community Bank have entered into an employment agreement and a change in control agreement with Michael P. Gavin, the President and Chief Executive Officer of Bay Net Financial and Bay Net A Community Bank, and with Ronald E. Ballard, the Executive Vice President and Chief Loan Officer of Bay Net Financial and Bay Net A Community Bank. Pursuant to the merger agreement, Sterling has agreed to assume the employment agreements and Messrs. Gavin and Ballard would be required to enter into releases from and waivers of rights under their change in control agreements. After the merger of Bay Net A Community Bank, with and into First National Bank of North East, the current board of directors of First National Bank of North East, with the addition of five (5) individuals from Bay Net Financial, which include Michael Gavin and Richard Funke, will continue to serve as the board of directors of First National Bank of North East, which will change its name to “Bay First Bank, N.A.” These and certain other additional interests of Bay Net Financial’s directors and executive officers are described in detail in “The Merger — Interests of Management and Others in the Merger,” beginning on page 47 of this document. These circumstances may cause some of Bay Net Financial directors and executive officers to view the proposed transaction differently than you view it.

The federal income tax consequences of the merger for Bay Net Financial Shareholders will be dependent upon the merger consideration received.

The federal income tax consequences of the transaction to you will depend upon the merger consideration you received. In general, if you exchange your shares of Bay Net Financial common stock solely for cash, you will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the cash you receive and your adjusted tax basis in your Bay Net Financial common stock. If you receive solely Sterling common stock in exchange for your Bay Net Financial common stock, you generally will not recognize any gain or loss for federal income tax purposes. However, you generally will have to recognize gain or loss in connection with cash received in lieu of fractional shares of Sterling common stock. If you receive a combination of cash and Sterling common stock in the transaction, you generally will not recognize loss but will recognize gain, if any, to the extent of the lesser of (1) any cash received and (2) the amount of cash and the fair market value of the Sterling common stock you receive, less your adjusted tax basis in the shares of Bay Net Financial common stock you surrender in the transaction. For a more detailed discussion of the federal income tax consequences of the transaction to you, see “The Merger — Certain Federal Income Tax Consequences,” on page 51.

After the merger is completed, Bay Net Financial Shareholders who receive Sterling common stock for some or all of their shares of Bay Net Financial common stock will become Sterling Shareholders and will have different rights that may be less advantageous than their current rights.

Upon completion of the merger, Bay Net Financial Shareholders who receive Sterling common stock for some or all of their shares of Bay Net Financial common stock will become Sterling Shareholders. Differences in Bay Net Financial’s articles of incorporation and bylaws and Sterling’s articles of incorporation and bylaws will result in changes to the rights of Bay Net Financial Shareholders who become Sterling Shareholders. For more information, see “Comparison of the Shareholders Rights,” beginning on page 61 of this document. A shareholder of Bay Net Financial may conclude that his, her or its current rights under Bay Net Financial’s articles of incorporation and bylaws are more advantageous than the rights they may have as a Sterling shareholder under Sterling’s articles of incorporation and bylaws.

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If the indicated Sterling share price is less than $16.50 per share, the Bay Net Financial Directors have the option to terminate the merger agreement.

If the merger closes at a time when the indicated Sterling share price is below $16.50, then Bay Net Financial has the option, but is not required, to terminate the merger agreement. Bay Net Financial cannot predict whether or not the Bay Net Financial Board of Directors would exercise its right to terminate the merger agreement if these conditions were met. The merger agreement does not provide for a resolicitation of Bay Net Financial Shareholders in the event that the conditions are met and the Bay Net Financial Board nevertheless chooses to complete the transaction. Bay Net Financial’s Board of Directors has made no decision as to whether it would exercise its right to terminate the merger agreement, under the circumstances described above.

If the merger has not occurred by December 31, 2006, either Sterling or Bay Net Financial may choose not to proceed with the merger.

Either Sterling or Bay Net Financial may terminate the merger agreement if the merger has not been completed and effective by December 31, 2006, unless the failure has resulted from a breach of the merger agreement by the party seeking to terminate. See “The Merger — Termination” and “Termination Fee,” beginning at page 43. There can be no assurance that all conditions to the merger will have been satisfied by December 31, 2006. See “The Merger — Conditions to the Merger,” beginning at page 42.

If the merger is not completed, Bay Net Financial will have incurred substantial expenses without realizing the expected benefits.

Bay Net Financial has incurred substantial expenses in connection with the merger. The completion of the merger depends on the satisfaction of specified conditions and the receipt of regulatory approvals. We cannot guarantee that these conditions will be met. If the merger is not completed, these expenses could have a material adverse impact on the financial condition of Bay Net Financial because it would not have realized the expected benefits.

Risks Relating to Sterling and Its Business

Sterling’s business is subject to interest rate risk and variations in interest rates may negatively affect its financial performance.

Changes in the interest rate environment may reduce profits. The primary source of income for Sterling is the differential or “spread” between the interest earned on loans, securities and other interest-earning assets, and interest paid on deposits, borrowings and other interest-bearing liabilities. As prevailing interest rates change, net interest spreads are affected by the difference between the maturities and repricing characteristics of interest-earning assets and interest-bearing liabilities. In addition, loan volume and yields are affected by market interest rates on loans, and rising interest rates generally are associated with a lower volume of loan originations. An increase in the general level of interest rates may also adversely affect the ability of certain borrowers to pay the interest on and principal of their obligations. Accordingly, changes in levels of market interest rates could materially adversely affect Sterling’s net interest spread, asset quality, loan origination volume and overall profitability.

Numerous interest rate changes have been made by the Federal Reserve since June 2004. Those changes have resulted in a flat yield curve. A flat yield curve can diminish the profitability of most financial institutions, including Sterling.

Continued aggressive pricing by competitors for loans and deposits may adversely affect Sterling’s profitability.

Currently, pricing for loans and deposits by many competitors is very aggressive and at rates that result in lower than normal profit margins. While Sterling has more than ample capital to compete with most of its competitors, continuation of existing pricing trends may have an adverse effect on Sterling’s profitability.

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A significant downward turn in the real estate markets within the geographic region served by Sterling may cause Sterling to suffer losses on defaulted loans.

Sterling’s business activities and credit exposure are concentrated in South Central Pennsylvania, Northern Maryland and certain counties in Delaware. A downturn in this regional real estate market could hurt Sterling’s business because of the geographic concentration of Sterling’s business within this area. If there is a significant decline in real estate values, Sterling’s borrowers may not be able to earn as much from the properties, and the collateral for Sterling’s loans will provide less security. As a result, the risk of defaults would increase for loans relying on this real estate, and Sterling’s ability to recover on defaulted loans by selling the underlying real estate would be diminished. As a result, Sterling would be more likely to suffer losses on defaulted loans.

An economic slowdown in the geographic region served by Sterling may adversely affect Sterling’s profitability.

Changes in economic conditions, particularly an economic slowdown, could hurt Sterling’s business. Sterling’s business is directly affected by political and market conditions, broad trends in industry and finance, legislative and regulatory changes, changes in governmental monetary and fiscal policies and inflation, all of which are beyond Sterling’s control. A deterioration in economic conditions, in particular an economic slowdown within our geographic region, could result in the following consequences, any of which could materially hurt Sterling’s business:

•	Loan delinquencies may increase.
•	Problem assets and foreclosures may increase.
•	Demand for our products and services may decline.
•	Collateral for loans made by us may decline in value, in turn reducing a client’s borrowing power, and reducing the value of assets and collateral associated with our loans held for investment.

Sterling’s ability to pay dividends depends primarily on dividends from its subsidiaries, including its banking subsidiaries, which are subject to regulatory limits.

Sterling is a bank holding company and its operations are conducted by direct and indirect subsidiaries, each of which is a separate and distinct legal entity. Substantially all of Sterling’s assets are held by its direct and indirect subsidiaries.

Sterling’s ability to pay dividends depends on its receipt of dividends from its direct and indirect subsidiaries. Sterling’s subsidiaries are Sterling’s primary source of dividends. Dividend payments from its banking subsidiaries are subject to legal and regulatory limitations, generally based on net profits and retained earnings, imposed by the various banking regulatory agencies. The ability of a banking subsidiary to pay dividends is also subject to its profitability, financial condition, capital expenditures and other cash flow requirements. There is no assurance that Sterling’s subsidiaries will be able to pay dividends in the future or that Sterling will generate adequate cash flow to pay dividends in the future. Sterling’s failure to pay dividends on its common stock could have a material adverse effect on the market price of its common stock.

Sterling’s future acquisitions could dilute your ownership of Sterling and may cause Sterling to become more susceptible to adverse economic events.

Sterling has used its common stock to acquire other companies in the past and intends to acquire or make investments in banks and other complementary businesses with its common stock in the future. Sterling may issue additional shares of common stock to pay for those acquisitions, which would dilute your ownership interest in Sterling. Future business acquisitions could be material to Sterling, and the degree of success achieved in acquiring and integrating these businesses into Sterling could have a material effect on the value of Sterling common stock. In addition, any acquisition could require Sterling to use substantial cash or other liquid assets or to incur debt. In those events, Sterling could become more susceptible to economic downturns and competitive pressures.

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Competition from other financial institutions may adversely affect Sterling’s profitability.

Sterling’s banking subsidiaries face substantial competition in originating both commercial and consumer loans. This competition comes principally from other banks, savings institutions, mortgage banking companies and other lenders. Many of Sterling’s competitors enjoy advantages, including greater financial resources and higher lending limits, a wider geographic presence, more accessible branch office locations, the ability to offer a wider array of services or more favorable pricing alternatives, as well as lower origination and operating costs. This competition could reduce Sterling’s net income by decreasing the number and size of loans that its banking subsidiaries originate and the interest rates they may charge on these loans.

In attracting business and consumer deposits, Sterling’s banking subsidiaries face substantial competition from other insured depository institutions such as banks, savings institutions and credit unions, as well as institutions offering uninsured investment alternatives, including money market funds. Many of Sterling’s competitors enjoy advantages, including greater financial resources, more aggressive marketing campaigns, better brand recognition and more convenient branch locations. These competitors may offer higher interest rates than Sterling, which could decrease the deposits that Sterling attracts or require Sterling to increase its rates to retain existing deposits or attract new deposits. Increased deposit competition could adversely affect Sterling’s ability to generate the funds necessary for lending operations. As a result, Sterling may need to seek other sources of funds that may be more expensive to obtain and could increase Sterling’s cost of funds.

Sterling’s banking and non-banking subsidiaries also compete with non-bank providers of financial services, such as brokerage firms, consumer finance companies, credit unions, insurance agencies and governmental organizations which may offer more favorable terms. Some of Sterling’s non-bank competitors are not subject to the same extensive regulations that govern its banking operations. As a result, such non-bank competitors may have advantages over Sterling’s banking and non-banking subsidiaries in providing certain products and services. This competition may reduce or limit Sterling’s margins on banking and non-banking services, reduce its market share and adversely affect its earnings and financial condition.

The long-term economic effects of terrorist attacks on the United States, the war on terrorism and an economic slowdown could negatively affect Sterling’s financial condition.

The long-term economic impact of the September 11, 2001 terrorist attacks in the United States and the global war on terrorism has yet to be determined, and the ultimate cost associated with these events and related incidents may place significant burdens on the United States’ economy as a whole. If these events or additional terrorist attacks or other factors cause or worsen an overall economic decline, the financial condition and operating results of Sterling could be materially adversely affected. The long-term economic impact of the global war on terrorism upon the financial markets in general could be negative. In addition, events such as the ones referred to could cause or contribute to a general decline in equity valuations, which in turn could reduce the market value of your investment in Sterling stock.

Future governmental regulation and legislation could limit Sterling’s future growth.

Sterling and its subsidiaries are subject to extensive state and federal regulation, supervision and legislation that govern almost all aspects of the operations of Sterling and its subsidiaries. These laws may change from time to time and are primarily intended for the protection of consumers, depositors and the deposit insurance funds. Any changes to these laws may negatively affect Sterling’s ability to expand its services and to increase the value of its business. While we cannot predict what effect any presently contemplated or future changes in the laws or regulations or their interpretations would have on Sterling, these changes could be materially adverse to Sterling’s shareholders.

A WARNING ABOUT FORWARD-LOOKING INFORMATION

This document, including information incorporated by reference in this document, contains forward-looking statements with respect to the financial condition, results of operations and business of each of Bay Net Financial, Bay Net A Community Bank and Sterling and its subsidiaries. These include statements relating to revenues, cost savings and anticipated benefits resulting from the merger. You can find many of these statements by looking for words such as “believes,” “expects,” “anticipates,” “estimates,” “projects” or similar words or expressions.

These forward-looking statements involve substantial risks and uncertainties. There are many factors that may cause actual results to differ materially from those contemplated by these forward-looking statements. See “Risk Factors,” beginning on page 15 of this document.

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Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by these statements. We caution Bay Net Financial Shareholders not to place undue reliance on these statements. These statements speak only as of the date of this document or, if made in any document incorporated by reference, as of the date of that document.

All written or oral forward-looking statements attributable to Sterling or Bay Net Financial or any person acting on their behalf made after the date of this document are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Neither Sterling nor Bay Net Financial undertakes any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

THE BAY NET FINANCIAL SPECIAL MEETING OF SHAREHOLDERS

When and Where the Special Meeting will be Held.

Bay Net Financial will hold a special meeting of its shareholders at 126 North Main Street, Bel Air, Maryland, 21014, at 4:00 P.M., local time, on Thursday, September 14, 2006.

What will be Voted on at the Special Meeting.

At the special meeting, Bay Net Financial Shareholders will consider and vote on proposals to:

•	Approve the merger agreement, between Bay Net Financial and Sterling, which provides for the merger of Bay Net Financial into Sterling;
•	Adjourn the meeting if more time is needed to solicit proxies; and
•	Transact any other business that may properly be brought before the special meeting.

Shareholders Entitled to Vote.

Bay Net Financial has set July 21, 2006, as the record date to determine which Bay Net Financial Shareholders will be entitled to vote at the special meeting. Only Bay Net Financial Shareholders at the close of business on the record date will be entitled to vote at the special meeting. As of the record date, there were 644,345 shares of Bay Net Financial common stock outstanding and entitled to be voted at the special meeting, held by approximately 75 shareholders of record. Each holder of shares of Bay Net Financial common stock outstanding on the record date will be entitled to one vote for each share held of record.

Number of Shares that must be represented for a Vote to be taken.

In order to have a quorum, one-third (1/3) of the total outstanding shares of Bay Net Financial common stock entitled to vote at the special meeting must be represented at the meeting in person or by proxy.

We will count as present at the special meeting, for purposes of determining the presence or absence of a quorum:

•	Shares of Bay Net Financial common stock held by persons attending the Bay Net Financial special meeting, whether or not they are voting;
•	Shares of Bay Net Financial common stock for which Bay Net Financial has received proxies, including proxies with respect to which holders of those shares have abstained from voting; and

Vote Required; Voting by Bay Net Financial Directors and Executive Officers.

Approval of the merger agreement and the merger requires the affirmative vote of at least two-thirds (66 2/3%) of the shares of Bay Net Financial common stock outstanding on July 21, 2006, the record date. Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the votes cast at the special meeting by shareholders entitled to vote.

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The directors and executive officers of Bay Net Financial are expected to vote all shares of Bay Net Financial common stock for which they have sole voting power and their proportionate interest if they have shared voting power, on the record date, in favor of the merger agreement and the mergers. As of July 21, 2006, directors and executive officers of Bay Net Financial had sole or shared voting power over 281,505 shares (excluding shares that may be acquired upon the exercise of stock options or warrants and shares issuable under the Director Deferred Compensation Plan) of Bay Net Financial common stock or approximately 43.7% of the shares of Bay Net Financial common stock outstanding on that date.

Voting your Shares; Abstentions.

The Bay Net Financial Board of Directors is soliciting proxies from the Bay Net Financial Shareholders. This will give you an opportunity to vote at the Bay Net Financial special meeting without attending in person. When you deliver a valid proxy, the shares represented by that proxy will be voted by a named agent in accordance with your instructions. If you do not vote by proxy or by attending the Bay Net Financial special meeting and voting in person, it will have the same effect as voting against the merger. If you vote by proxy but make no specification on your proxy card that you have otherwise properly executed, the agent will vote the shares “FOR” approval of the merger agreement and the merger. If you abstain from voting on any proposal considered at the special meeting, we will not count the abstention as a vote for or against such proposal.

Abstentions will have the same effect as votes against the merger agreement and the merger, because approval of the merger requires the affirmative vote of at least two-thirds (66 2/3%) of the shares outstanding, rather than of votes cast at the meeting.

Because approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast at the special meeting by shareholders entitled to vote, abstentions will not affect the vote on approval of the adjournment proposal.

Changing your Vote.

Any Bay Net Financial Shareholder may revoke a proxy at any time before or at the special meeting in one or more of the following ways:

1.	Delivering a written notice of revocation, bearing a later date than the proxy, at any time prior to the vote at the special meeting to Anthony R. Cole, Secretary of Bay Net Financial;
2.	Submitting a later-dated proxy; or
3.	Attending the special meeting and voting in person after giving written notice of revocation to Anthony R. Cole, Secretary of Bay Net Financial.

You should send any written notice of revocation or subsequent proxy to Bay Net Financial, Attention: Anthony R. Cole, Secretary, 126 North Main Street, Bel Air, MD 21014, or hand deliver the notice of revocation or subsequent proxy to Anthony R. Cole, Secretary, before the taking of the vote at the special meeting. Attendance at the special meeting will not by itself constitute a revocation of a proxy.

Solicitation of Proxies and Costs.

Bay Net Financial will pay the costs of soliciting proxies. In addition to solicitation by mail, directors, officers and employees acting on behalf of Bay Net Financial may solicit proxies for the special meeting in person or by telephone, email, facsimile or other means of communication. Bay Net Financial will not pay any additional compensation to these directors, officers or employees for these activities, but may reimburse them for reasonable out-of-pocket expenses. Bay Net Financial will make arrangements with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by these brokerage houses, custodians, nominees and fiduciaries, and Bay Net Financial will reimburse these brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection with the solicitation.

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THE MERGER

The following information describes the material terms and provisions of the merger. This description is not complete. We qualify this discussion in its entirety by reference to the merger agreement, which we incorporate by reference in this proxy statement/prospectus. A copy of the merger agreement is attached to this document as Annex A. We urge you to read the full text of the merger agreement carefully.

General.

The merger agreement provides that:

•	Bay Net Financial will merge into Sterling with Sterling as the surviving corporation.
•

Effective immediately after the effective date of the merger between Bay Net Financial and Sterling, Bay Net A Community Bank, will merge into First National Bank of North East with First National Bank of North East as the surviving banking institution. Immediately thereafter First National Bank of North East will change its name to “Bay First Bank, N.A.”

•

You, as a shareholder of Bay Net Financial, at your election, will receive cash, whole shares of Sterling common stock and cash in lieu of fractional shares, or a combination of cash and whole shares of Sterling common stock for each share of Bay Net Financial common stock you own. However, your election will be subject to allocation procedures assuring that at least 55% and not more than 60% of the combined total value Bay Net Financial shares and share equivalents, such as unexercised stock options and warrants, issued and outstanding on the effective date of the merger, will be exchanged for Sterling common stock and at least 40% but not more than 45% of the combined total value of those interests will be exchanged for cash. Accordingly, after Bay Net Financial Shareholder elections have been tabulated, the elected amounts of stock and cash may be subject to adjustment to achieve a mix of consideration within these limits.

•	First National Bank of North East, under its new name, “Bay First Bank, N.A.”, will continue to be operated as a separate subsidiary of Sterling, under its national charter.
•	Five (5) of the current directors of Bay Net Financial, including, Messrs. Gavin and Funke, will serve as directors of Bay First Bank, N.A. after the effective date of the transaction.
•	Michael P. Gavin will serve as President and Chief Executive Officer of Bay First Bank, N.A. Ronald E. Ballard will serve as Senior Vice President – Business Services.

Background of the Merger.

In the summer of 2005, Bay Net Financial’s board of directors engaged in a strategic planning process with regard to the strategic alternatives available to Bay Net Financial. This process demonstrated to the board that Bay Net Financial could continue to grow and prosper as an independent company. Nevertheless, the board of directors recognized that Bay Net Financial faced challenges about Bay Net Financial’s ability to remain competitive in an industry which required increasing investments in technology and in which profit margins were under continual pressure in its main lines of business. The board of directors also has been aware of the trend towards consolidation in the financial services industry and believes that it is appropriate to be well informed regarding the potential value of Bay Net Financial in a business combination. The results of the strategic planning process were discussed at meetings of the board of directors’ executive committee and the full board of directors on September 15, 2005.

On November 15, 2005, Michael P. Gavin, President and Chief Executive Officer of Bay Net Financial, and a representative from Janney Montgomery Scott LLC (“Janney”) met with J. Roger Moyer, Jr., Sterling’s President and Chief Executive Officer, and Thomas P. Dautrich, Sterling’s former Chief Banking Officer, at Sterling’s offices for the purpose of learning more about Sterling. At this meeting, Mr. Moyer and Mr. Dautrich discussed Sterling’s business philosophies and practices and Mr. Gavin reviewed Bay Net Financial’s operating history and prospects. Prior to this November 15, 2005 meeting, no discussions had ever occurred between Bay Net Financial and Sterling.

On November 18, 2005, Mr. Moyer informed representatives of Janney that Sterling was interested in continuing discussions with Bay Net Financial and asked whether there was interest from Bay Net Financial in doing so. After representatives at Janney informed Bay Net Financial of Sterling’s continued interest, the Executive Committee of Bay Net Financial’s board of directors met in mid December 2005 and determined to continue talks with Sterling. At this time, the Executive Committee identified several issues, including the treatment of key employees, the acquisition price and the participation of directors of Bay Net Financial on the boards of directors of Sterling and/or Sterling’s subsidiary banks, that it felt would need to be addressed in negotiating the terms of a possible business combination between Bay Net Financial and Sterling. Bay Net Financial provided Sterling with preliminary financial information to allow Sterling’s management to consider the price associated with a business combination involving Bay Net Financial, and Sterling indicated its intent to be open-minded with respect to the matters raised by Bay Net Financial’s Executive Committee.

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On January 4, 2006, representatives of Bay Net Financial and Sterling met to discuss the companies’ respective business operations and philosophies, and on January 11, 2006 Bay Net Financial and Sterling entered into a confidentiality agreement. By letter dated January 19, 2006, Bay Net Financial engaged Janney as its financial advisor in connection with its discussions and negotiations with Sterling.

Over the next several weeks, discussions between Bay Net Financial and Sterling ensued regarding the parameters of a potential business combination. On January 27, 2006, management of Sterling and Bay Net Financial held a meeting at which Sterling outlined its plans, terms and conditions for a potential business combination. Bay Net Financial’s board of directors met on February 1, 2006 to discuss Sterling’s proposal and directed representatives of Janney to continue negotiations with Sterling. On February 8, 2006, Sterling submitted to Bay Net Financial, a written, non-binding indication of interest.

Over the next several weeks, both parties conducted due diligence proceedings, and representatives of Sterling and Bay Net Financial continued to meet and discuss the terms for a potential transaction. Upon satisfactory completion of due diligence by both sides, the parties proceeded to prepare and negotiate a definitive agreement.

On March 30, 2006, Bay Net Financial’s board of directors scheduled a special meeting, which was attended by representatives of Janney and Muldoon Murphy & Aguggia LLP, Bay Net Financial’s legal counsel, to discuss in detail the terms of the definitive agreement. At this March 30 meeting, Bay Net Financial’s legal counsel reviewed the terms of the definitive merger agreement with the board, and representatives of Janney delivered their firm’s opinion that the merger was fair to Bay Net Financial Shareholders from a financial point of view. After extensive discussion, the board of directors approved and adopted the merger agreement, which was signed that day.

Reasons for the Merger: Bay Net Financial’s Board of Directors.

The Bay Net Financial Board of Directors believes that the merger is advisable and fair to, and in the best interests of, Bay Net Financial and its shareholders. Accordingly, the Bay Net Financial Board of Directors has approved the merger agreement and recommends that its shareholders vote “FOR” the proposal to adopt the merger agreement.

In approving the merger agreement, Bay Net Financial’s Board of Directors consulted with legal counsel as to its legal duties and the terms of the merger agreement and with its financial advisor with respect to the financial aspects. In arriving at its determination, Bay Net Financials Board of Directors also considered a number of factors, including the following:

•

The expected results from continuing to operate as an independent community banking institution, and the likely benefits to Shareholders, compared with the value of the merger consideration offered by Sterling;

•	Information concerning the businesses, earnings, operations, financial condition and prospects of Bay Net Financial and Sterling;
•

The terms of the merger agreement and the structure of the merger, including the fact that Bay Net Financial Shareholders will have the opportunity to elect to receive either cash, Sterling common stock, or both, in exchange for their shares;

•	The review made by Bay Net Financial’s Board of Directors of various pricing and other data in an attempt to establish Bay Net Financial’s value in a merger or sales transaction;

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•

The review conducted by the Bay Net Financial Board of Directors of the strategic options available to Bay Net Financial and the assessment of the Bay Net Financial Board of Directors that none of those options presented superior opportunities or were likely to create greater value for Bay Net Financial Shareholders than the prospects presented by the proposed merger with Sterling;

•	The fact that the market for shares of Sterling common stock is substantially broader than the current market for shares of Bay Net Financial common stock;
•	The fact that Sterling has historically paid a regular quarterly dividend on its common stock, whereas Bay Net Financial has not;
•	The current and prospective economic, competitive and regulatory environment facing Bay Net Financial and independent community banking institutions generally;
•

The Board of Directors’ assessment that Bay Net Financial would better serve the convenience and needs of its customers and the communities that it serves through affiliation with a financial institution such as Sterling that has a larger infrastructure, wider selection of financial products and services and larger asset base;

•	The likelihood of Sterling receiving regulatory approval of the merger; and
•	The likelihood of Bay Net Financial Shareholders approving the merger.

The above discussion of the information and factors considered by Bay Net Financial’s Board of Directors is not intended to be exhaustive, but includes all material factors considered by the board in arriving at its determination to approve, and to recommend that the Bay Net Financial Shareholders vote to adopt, the merger agreement and related transactions. The Bay Net Financial Board of Directors did not assign any relative or specific weights to the above factors, and individual directors may have given differing weights to different factors. The Bay Net Financial Board of Directors recommends that Bay Net Financials Shareholders vote to adopt the merger agreement and the related transactions.

Recommendation of the Bay Net Financial Board of Directors.

The Bay Net Financial Board of Directors has unanimously approved the merger and the merger agreement, and believes that the proposed merger is in the best interests of Bay Net Financial. Accordingly, the Bay Net Financial Board of Directors unanimously recommends that Bay Net Financial Shareholders vote “FOR” approval of the merger agreement and the merger.

Opinion of Bay Net Financial’s Financial Advisor.

On January 19, 2006, Janney was retained by Bay Net Financial to act as its financial advisor in connection with a possible business combination with Sterling. Bay Net Financial’s Board of Directors selected Janney because of Janney’s knowledge of, experience with, and reputation in the financial services industry. Janney agreed to assist Bay Net Financial in analyzing, structuring, negotiating and effecting a possible merger. Janney, as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

Pursuant to its engagement, Janney was asked to render an opinion as to the fairness, from a financial point of view, of the merger consideration to Shareholders of Bay Net Financial. Janney delivered a written opinion, subsequently confirmed prior to the date of this mailing, which as of March 30, 2006; the merger consideration was fair to Bay Net Financial Shareholders from a financial point of view. It is a condition to Bay Net Financial’s obligation to consummate the merger that Janney issue a bring-down letter dated within five business days prior to the mailing of this proxy statement/prospectus indicating that, as of that date, and based upon and subject to the factors and assumptions set forth in the opinion, the merger consideration is fair, from a financial point of view, to Bay Net Financial Shareholders. No limitations were imposed by the Bay Net Financial Board upon Janney with respect to the investigations made or procedures followed by it in rendering its opinion. Janney has consented to the inclusion herein of the summary of its opinion to Bay Net Financial’s Board and to the reference to the entire opinion attached hereto as Annex B.

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The full text of Janney’s opinion is attached as Annex B to this joint proxy statement/prospectus. Bay Net Financial Shareholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Janney in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the opinion.

Janney’s opinion speaks only as of the date of the opinion. The opinion was directed to the Bay Net Financial Board of Directors and addresses only the fairness, from a financial point of view, of the consideration offered in the merger. It does not address the underlying business decision of Bay Net Financial to proceed with the merger or any other aspect of the merger and does not constitute a recommendation to any Bay Net Financial Shareholder as to how such Shareholder should vote at the special meeting with respect to the merger or the form of consideration a Shareholder should elect in the merger or any other matter.

In rendering its opinion, Janney reviewed and considered, among other things:

(a)	the Agreement and Plan of Merger;
(b)	certain publicly available financial statements and other historical financial information of Bay Net Financial that Janney deemed relevant;
(c)	certain publicly available financial statements and other historical financial information of Sterling that Janney deemed relevant;
(d)	internal financial projections for Bay Net Financial for the year ending December 31, 2006 prepared by and reviewed with management of Bay Net Financial;
(e)

earnings per share estimates for Sterling for the years ended December 31, 2006 and 2007 based on the consensus earnings per share estimates of the equity research analysts covering Sterling and discussion with Sterling management;

(f)	the pro forma financial impact of the merger on Sterling, based on assumptions relating to cost savings, revenue enhancements, and purchase accounting adjustments;
(g)

the publicly reported historical stock price and trading activity for Sterling’s common stock, including a comparison of certain financial and stock market information for Sterling with similar publicly available information for certain other companies, the securities of which are publicly traded;

(h)	the financial terms of certain recent business combinations in the banking industry, to the extent publicly available;
(i)	the current market environment generally and the banking environment in particular; and
(j)	such other information, financial studies, analyses and investigations and financial, economic and market criteria as Janney considered relevant.

Janney also discussed with certain members of senior management of Bay Net Financial the business, financial condition, results of operations and prospects of Bay Net Financial and held similar discussions with certain members of senior management of Sterling regarding the business, financial condition, results of operations and prospects of Sterling.

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In performing its review and in rendering its opinion, Janney has relied upon the accuracy and completeness of all of the financial and other information that was available to it from public sources, that was provided to it by Bay Net Financial or Sterling or their respective representatives or that was otherwise reviewed by Janney, and has assumed such accuracy and completeness for purposes of rendering its opinion. Janney has further relied on the assurances of management of Bay Net Financial and Sterling that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. Janney has not been asked to and has not undertaken any independent verification of any such information and Janney does not assume any responsibility or liability for the accuracy or completeness thereof. Janney did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Bay Net Financial or Sterling or any of their subsidiaries, or the collectibility of any such assets, nor has Janney been furnished with any such evaluations or appraisals. Janney did not make any independent evaluation of the adequacy of the allowance for loan losses of Bay Net Financial or Sterling or any of their subsidiaries nor has Janney reviewed any individual credit files and has assumed that their respective allowance for loan losses are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.

The earnings projections for Bay Net Financial and Sterling used and relied upon by Janney in certain of its analyses were based upon Bay Net Financials internal financial projections prepared by and reviewed with management and were based on earnings per share estimates for Sterling for the years ended December 31, 2006 and 2007 based on the consensus earnings per share estimates of the equity research analysts covering Sterling. The financial projections provided by management of Bay Net Financial were prepared for internal purposes only and not with a view towards public disclosure. These projections, as well as other estimates used by Janney in its analyses, were based on numerous variables and assumptions that are inherently uncertain, and accordingly, actual results could vary materially from those set forth in such projections.

In performing its analyses, Janney also made numerous assumptions with respect to industry performance, business, economic and market conditions and various other matters, many of which cannot be predicted and are beyond the control of Bay Net Financial and Sterling and Janney. The analyses performed by Janney are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. Janney prepared its analyses solely for purposes of rendering its opinion and provided such analyses to the Bay Net Financial board on March 30, 2006. In addition, Janney’s opinion was among several factors taken into consideration by the Bay Net Financial Board of Directors in making its decision to approve the merger agreement and the merger.

Janney’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. Events occurring after the date of the opinion could materially affect the opinion. Janney has not undertaken to update, revise, reaffirm or withdraw its opinion or otherwise comment upon events occurring after the date thereof. Janney expressed no opinion herein as to what the value of Sterling’s common stock will be when issued to Bay Net Financial Shareholders pursuant to the merger agreement or the prices at which Bay Net Financial or Sterling’s common stock may trade at any time.

In rendering its opinion, Janney performed a variety of financial analyses. The following is a summary of the material analyses prepared by Janney for its meeting with the Bay Net Financial Board on March 30, 2006. The summary is not a complete description of all the analyses underlying Janney’s opinion. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. Janney believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. The financial analyses summarized below include information presented in a tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. Also, no company or transaction used in the comparable analyses listed below is identical to Bay Net Financial or Sterling and no transaction is identical to the merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transactions values, as the case may be, of Bay Net Financial or Sterling and the companies to which they are being compared.

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Summary of Proposal. Janney reviewed the financial terms of the proposed transaction. Based upon the $21.00 average closing price of Sterling’s common stock for the 20 trading days ending March 28, 2006, Janney calculated an implied transaction value of $31.14 per share. Based upon Bay Net Financial’s financial information as of and for the twelve months ended December 31, 2005, Janney calculated the following ratios:

Transaction Ratios

Transaction Price / LTM EPS	24.1	x
Transaction Price / Est. 2006 EPS	20.0	x
Transaction Price / Stated Book Value per Share	274.6%
Transaction Price / Stated Tangible Book Value per Share	274.6%
Tangible Book Premium / Core Deposits	19.0	%(1)
(1)	Tangible Book Premium / Core Deposits is equal to (Total Deal Consideration – Tangible Book Value) / Core Deposits. Core Deposits exclude brokered CDs and time deposits greater than $100,000.

For purposes of Janney’s analyses, earnings per share were based on fully diluted earnings per share.

Comparable Company Analysis. Janney used publicly available information to compare selected financial information for Bay Net Financial and a group of bank institutions headquartered in Maryland and Pennsylvania. This peer group consisted of the following bank and bank holding companies with total assets between $75 million and $150 million:

• Affinity Bank of Pennsylvania	• Eagle National Bancorp, Inc.	• Meridian Bank
• Allegiance Bank of North America	• Easton Bancorp, Incorporated	• Middletown Valley Bank
• CN Bancorp, Inc.	• First CornerStone Bank	• Malvern Bank Corporation
• CommerceFirst Bancorp, Inc.	• Howard Bancorp, Inc.	• Penn Liberty Financial Corp.
• Congressional Bank	• Iron Workers Savings Bank	• Regal Bancorp, Inc.

Janney used publicly available information to compare selected financial and market trading information for Sterling and a group of commercial banking institutions headquartered in Maryland, New Jersey and Pennsylvania. This peer group consisted of the following publicly traded commercial banking institutions with total assets between $1 billion and $8 billion:

• Center Bancorp, Inc.	• Harleysville National Corporation	• Royal Bancshares of Pennsylvania, Inc.
• Citizens & Northern Corporation	• Interchange Financial Services Corporation	• S&T Bancorp, Inc.
• Community Banks, Inc.	• Lakeland Bancorp, Incorporated	• Sandy Spring Bancorp, Inc.
• F.N.B. Corporation	• National Penn Bancshares, Inc.	• Sun Bancorp, Inc.
• First Commonwealth Financial Corporation	• Omega Financial Corporation	• Susquehanna Bancshares, Inc.
• First Mariner Bancorp	• Peapack-Gladstone Financial Corporation	• Univest Corporation of Pennsylvania
• First National Community Bancorp, Inc.	• Pennsylvania Commerce Bancorp, Inc.	• Yardville National Bancorp
• First United Corporation	• Provident Bankshares Corporation

For purposes of such analysis, the financial information used by Janney was as of and for the twelve months ended December 31, 2005. Stock price information was as of March 27, 2006. Certain financial data prepared by Janney, and as referenced in the tables presented below, may not correspond to the data presented in Bay Net Financial’s and Sterling’s historical financial statements, as a result of the different periods, assumptions and methods used by Janney to compute the financial data presented. The results of this analysis are summarized in the following table:

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Comparable Transactions Analysis. Janney reviewed certain financial data related to four sets of comparable bank transactions.

The first group of comparable transactions included eighty-three acquisitions announced nationwide from January 1, 2005 to March 27, 2006, involving banks institutions with an asset size between $50 million and $150 million (which we refer to as the Nationwide Bank Transactions). The second group of transactions included eleven acquisitions of bank institutions in Maryland, New Jersey, Pennsylvania and Virginia announced from January 1, 2005 to March 27, 2006, with an asset size between $50 million and $150 million (which we refer to as the Maryland, New Jersey, Pennsylvania & Virginia Bank Transactions). The third group of comparable transactions included seventeen acquisitions of bank institutions announced from January 1, 2005 to March 27, 2006 with asset size between $50 million and $150 million, a return on average assets between 0.75% and 1.25% and a return on average equity between 8% and 14% (which we refer to as Performance Based Bank Transactions). The fourth group of comparable transactions included thirty-seven acquisitions of bank institutions announced from January 1, 2005 to March 27, 2006, with asset size between $50 million and $150 million and tangible equity to assets between 7% and 10% (which we refer to as Tangible Equity Based Bank Transactions).

Transaction multiples from the merger were derived from the $31.14 deal price per share and financial data as of and for the twelve months ended December 31, 2005, for Bay Net Financial. Janney compared these results with announced multiples for the aforementioned transactions. The results of the analysis are summarized in the following table:

	Bay Net Financial/ Sterling Transaction		Nationwide Bank Transactions Median	MD, NJ PA & VA Bank Transactions Median	Performance Based Bank Transactions Median		Tang. Equity Based Bank Transactions Median

Price / Book	275%		204%	229%	226%		225%
Price / Tangible Book	275%		209%	229%	226%		229%
Price / Last Twelve Months EPS	24.1	x	23.1%	24.5%	23.6	x	26.9	x
Price / Assets	22.2%		22.5%	23.5%	23.6%		18.5%
Tangible book premium / Core deposits	19.0%		17.5%	20.1%	21.0%		16.1%

Discounted Dividend and Terminal Value Analysis. Janney estimated the present value of Bay Net Financials common stock by estimating the future stream of after-tax cash flows of Bay Net Financial over the period beginning December 2005 and ending in December 2010. To approximate the terminal value, Janney applied price/earnings multiples ranging from 15.0x to 19.0x and multiples of book value ranging from 140% to 220%. The cash flows and terminal values were then discounted to present values using discount rates ranging from 12.0% to 16.0%. The discount rates were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Bay Net Financial common stock. As illustrated in the following tables, this analysis indicated an imputed range of values from $20.12 to $30.01 when applying the price/earnings multiples and $14.35 to $26.19 when applying multiples of tangible book value.

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($ per share)	2010 E Net Income Multiple

		15.0x	16.0x	17.0x	18.0x	19.0x

	12.0%	$23.88	$25.41	$26.94	$28.47	$30.01
Discount	13.0%	22.87	24.33	25.80	27.26	28.72
Rate	14.0%	21.90	23.30	24.71	26.11	27.51
Range	15.0%	20.99	22.33	23.67	25.01	26.35
	16.0%	20.12	21.41	22.69	23.97	25.26

($ per share)	2010 E Tangible Book Value Multiple

		140.0%	160.0%	180.0%	200.0%	220.0%

	12.0%	$17.00	$19.30	$21.60	$23.90	$26.19
Discount	13.0%	16.29	18.48	20.68	22.88	25.08
Rate	14.0%	15.61	17.71	19.81	21.92	24.02
Range	15.0%	14.96	16.98	18.99	21.00	23.01
	16.0%	14.35	16.28	18.21	20.13	22.06

Janney also estimated the present value of Sterling’s common stock by estimating the future stream of after-tax cash flows of Sterling over the period beginning December 2005 and ending in December 2010. To approximate the terminal value, Janney applied price/earnings multiples ranging from 14.0x to 18.0x and multiples of tangible book value ranging from 240% to 320%. The cash flows and terminal values were then discounted to present values using discount rates ranging from 10.0% to 14.0%. The discount rates were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Sterling’s common stock. This analysis indicated an imputed range of values from $18.62 to $27.33 when applying the price/earnings multiples and $18.32 to $27.74 when applying multiples of tangible book value.

($ per share)	2010 E Net Income Multiple

		14.0 x	15.0 x	16.0 x	17.0 x	18.0 x

	10.0%	$21.96	$23.30	$24.64	$25.99	$27.33
Discount	11.0%	21.06	22.34	23.62	24.91	26.19
Rate	12.0%	20.20	21.43	22.66	23.88	25.11
Range	13.0%	19.39	20.57	21.74	22.91	24.09
	14.0%	18.62	19.75	20.87	21.99	23.11

($ per share)	2010 E Tangible Book Value Multiple

		240.0%	260.0%	280.0%	300.0%	320.0%

	10.0%	$21.60	$23.13	$24.67	$26.21	$27.74
Discount	11.0%	20.71	22.18	23.65	25.12	26.59
Rate	12.0%	19.87	21.28	22.68	24.08	25.49
Range	13.0%	19.08	20.42	21.76	23.11	24.45
	14.0%	18.32	19.61	20.89	22.18	23.46

In connection with the discounted dividend and terminal value analysis performed, Janney considered and discussed with Bay Net Financials Board how the present value analysis would be affected by changes in the underlying assumptions, including variations with respect to the growth rate of assets, net income and the dividend payout ratio (the percentage of earnings per share payable to shareholders). Janney noted that the discounted dividend and terminal value analysis is a widely used valuation methodology, but the results are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of the actual values or expected values of Bay Net Financial or Sterling common stock.

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Financial Impact Analysis. Janney performed a pro forma merger analysis that combined projected balance sheet and income statement information of Sterling and Bay Net Financial. The analysis assumed that approximately 60% of Bay Net Financials shares were exchanged for shares of Sterling common stock and that approximately 40% of Bay Net’s shares were exchanged for cash. The analysis also contemplated certain purchase accounting adjustments, charges and transaction costs associated with the merger, as well as certain transaction synergies determined by the managements of Sterling and Bay Net Financial. The analysis assumed earnings projections consistent with internal projections as discussed with management in the case of Bay Net Financial and earnings per share projections consistent with the published consensus analyst projections and discussed with management in the case of Sterling. In addition, the analysis assumed that the 63,110 outstanding options to purchase Bay Net Financial common stock with a weighted average strike price of $13.08 and 47,590 Bay Net Financial warrants with a weighted average strike price of $10.00 were converted into shares of Sterling at the difference between $31.14 and the weighted average strike price.

For the year ended December 31, 2007, the analysis indicated that the merger would be neutral to Sterling’s projected earnings per share, 3.2% dilutive to Sterling’s projected tangible book value per share and 2.0% accretive to Sterling’s projected book value per share.

In connection with its analyses, Janney considered and discussed with Bay Net Financials Board how the pro forma analyses would be affected by various changes in the underlying assumptions. Janney noted that the actual results achieved by the combined company may vary from the projected results and the variations may be material.

Bay Net Financial has agreed to pay Janney a transaction fee of approximately $319,200 in connection with the merger, of which 25% was payable upon the signing of a definitive agreement and the balance of which is contingent and payable upon consummation of the transaction. Bay Net Financial has also agreed to reimburse certain of Janney’s reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Janney and its affiliates and their respective partners, directors, officers, employees, agents and controlling persons against certain liabilities.

In the ordinary course of Janney’s business as a broker-dealer, Janney may, from time to time, have a long or short position in, and buy or sell, debt or equity securities of Sterling for its own account or for the accounts of its customers.

Reasons for the Merger: Sterling’s Board of Directors.

Sterling’s acquisition strategy consists of identifying financial institutions with business philosophies that are similar to those of Sterling, that operate in markets that geographically complement Sterling’s operations, and have strong management teams. In evaluating acquisition opportunities, Sterling considers its three long-range master strategies — a financial strategy, a customer strategy and a people strategy. Sterling, from time to time, reviews its strategic plan to analyze its geographic scope, financial performance and diversification of business lines. Expansion of Sterling’s First National Bank of North East franchise into Harford County, Maryland has been among Sterling’s priorities in its strategic plan. Sterling has explored a number of opportunities to expand its branch footprint into the Harford County area, including adding branches and acquiring other institutions; however, Sterling’s Board of Directors concluded that the acquisition of Bay Net Financial was an efficient and faster method to accomplish this business objective.

At Sterling’s regular Board of Directors meeting on February 28, 2006, Sterling’s Board considered the proposed transaction. At that meeting, representatives of management presented a detailed analysis of the proposed transaction with Bay Net Financial and Sterling’s general counsel reviewed the principal terms of the merger discussions. Following a comprehensive discussion of the transaction and the information presented by Sterling’s management, the Board authorized management to continue to negotiate a definitive agreement subject to the parameters outlined at the Board meeting. Over the next 30 days the negotiations were completed and the parties executed the definitive agreement in conjunction with Bay Net Financial’s Board meeting the evening of March 30, 2006 with public announcement the morning of March 31, 2006.

In connection with its approval of the merger with Bay Net Financial, Sterling’s Board of Directors reviewed the terms of the proposed acquisition and definitive agreements and their potential impact on Sterling. In reaching its decision to approve the merger, Sterling’s Board of Directors, with the assistance of management and Sterling’s legal advisor, considered a number of factors, including the following:

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•

The acquisition of Bay Net Financial represents an attractive opportunity for Sterling to broaden its geographic market area and allows Sterling to connect its franchise footprint uniting the market of its subsidiaries Delaware Sterling Bank & Trust Co. in New Castle County, Delaware and First National Bank of North East in Cecil County, Maryland, with Bay Net Financial’s market in Harford County, Maryland.

•

Bay Net Financial’s management team, including its Board of Directors and employees, have the leadership talent to ensure the continuation of Sterling’s tradition of strong performance community offices while expanding products and services offerings in Cecil and Harford Counties.

•

The advantageous geographic location of Bay Net Financial’s branches, as they relate to Sterling’s long-term strategic plan to move into the Harford County, Maryland market area. Sterling has identified this market as an area in which Sterling would be successful due to the attractive market demographics including several areas of high net worth and Sterling’s experience with markets having similar demographics.

•	Bay Net Financial’s customer service-oriented emphasis with local decision-making ability and a clear focus on the community, which are consistent with Sterling’s business approach.
•	Bay Net Financial’s priority in serving the small and mid-size business and professional sectors.
•	The economic stability that that is inherent in the Chesapeake Bay region, especially because the area is not dominated by a single or limited number of industries or companies.
•	The financial condition, operating results and future prospects of the combined bank.
•

Historical pro forma financial information on the merger, including, among other things, pro forma book value and earnings per share information, accretion/dilution analysis, and capital ratio impact information.

•	The enhanced franchise value of the combined company, including pro forma market share information relating to deposits in Harford County, Maryland.
•	Perceived opportunities to increase the combined company’s commercial lending, and to reduce the combined company’s operating expenses, following the merger.
•	Leadership and management talent for running the combined banks.

The discussion and factors considered by Sterling’s Board of Directors is not intended to be exhaustive, but includes all material factors considered. In approving the merger and ancillary agreements, Sterling’s Board did not specifically identify any one factor or group of factors as being more significant than any other factor in the decision making process. Rather, Sterling’s Board of Directors based its recommendation on the totality of information presented to it. Individual members of the Sterling Board may have given differing weight or priority to different factors.

We cannot provide certainty that the above benefits of the merger anticipated by the Sterling Board will occur. Actual results may vary materially from those anticipated. For more information on the factors that could affect actual results, see “A Warning about Forward-Looking Information,” at page 20 and “Risk Factors,” at page 15.

Terms of the Merger.

Effect of the Merger

Upon completion of the merger, Bay Net Financial will be merged with and into Sterling and the separate legal existence of Bay Net Financial will cease. All property, rights, powers, duties, obligations, debts and liabilities of Bay Net Financial will automatically be deemed transferred to Sterling, as the surviving corporation in the merger. Sterling will continue to be governed by its articles of incorporation and bylaws as in effect immediately prior to the merger. Similarly, immediately after completion of the merger, Bay Net A Community Bank will be merged with and into First National Bank of North East in accordance with the Bank Plan of Merger attached as Annex D, and the separate legal existence of Bay Net A Community Bank will cease. All property, rights, powers, duties, obligations, debts and liabilities of Bay Net A Community Bank will automatically be deemed transferred to First National Bank of North East as the surviving corporation in the merger. First National Bank of North East will remain a national banking association and, except for changing its name to Bay First Bank, N.A., will continue to be governed by its articles of association and bylaws as in effect immediately prior to the merger of the banks.

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What You Will Receive

If the merger agreement is approved and the merger is completed, each share of Bay Net Financial common stock will be converted into the right to receive all cash, all whole shares of Sterling common stock, plus cash in lieu of fractional shares, or a combination of cash and whole shares of Sterling common stock proportionate to the total allocable cash consideration and Sterling common stock consideration deliverable by Sterling to non-dissenting Bay Net Financial Shareholders. You will have the opportunity to elect the form of consideration to be received by you, subject to the allocation procedures set forth in the merger agreement as described below. The total value of the cash and stock consideration Sterling will pay you for each Bay Net Financial share you own is shown in the table below and depends on the indicated Sterling share price. The indicated Sterling share price will be the average of the daily closing prices for a share of Sterling common stock as reported on the Nasdaq Global Select Market System (as published in The Wall Street Journal or another source agreed upon by Sterling and Bay Net Financial), for each trading day during the 20 business day measurement period that ends 11 business days before closing on the merger. However, the indicated Sterling share price will be capped at $25.50 and the per share consideration will be capped at $33.15 except in the following special circumstance. If, on the last day of the measurement period, Sterling has executed and publicly announced an agreement for a change in control of Sterling and such agreement has not been terminated, the indicated Sterling share price will not be capped at $25.50 but will be the average of the daily closing prices as described above, and the per share consideration would increase accordingly.

If the indicated Sterling share price is the amount described in the left column below, the total consideration Sterling will be paying per share of Bay Net Financial common stock will be the amount described in the right column below:

If the indicated Sterling share price is:	The per share consideration will be:
Less than $16.50[1]	$28.71
At least $16.50 but less than $19.00	$31.14 minus [0.9728 x ($19.00 - the indicated Sterling share price)]
At least $19.00 but not more then $23.00	$31.14
Above $23.00 but less than $25.50	$31.14 plus [0.8036 x (the indicated Sterling share price - $23.00)]
$25.50[2]	$33.15
More than $25.50

$33.15, unless an agreement for a change of control of Sterling has been executed and publicly announced and such an agreement has not been terminated, in which event the consideration per share will be at least $33.15 per share with the final value to be paid by Sterling depending on a number of factors described on page 33 of the enclosed proxy statement/prospectus. Examples of the per share consideration are shown on page 35 of the proxy statement/prospectus.

Footnotes:

1)	Assumes Bay Net Financial has not terminated the merger agreement.
2)	If the average of the daily closing prices for the measurement period is $25.50 or if the indicated Sterling Share Price is capped at $25.50.

Although the indicated Sterling share price will be determined at the end of the 20 business day measurement period, the total value of the merger consideration you will receive in the merger, and the relative amounts of cash and Sterling common stock in which it will be paid, will not be determinable until the date the merger is completed. Furthermore, the actual dollar amount you may be able to realize on a resale of Sterling common stock may differ from the value of that stock on the date of the merger. The value of the stock consideration will fluctuate with the market price of Sterling common stock between the end of the measurement period and the date of the merger, and it will continue to fluctuate after the date of the merger until you actually receive certificates representing the stock.

These values on the merger date and when you receive the share certificates may be higher or lower than the value of the average closing price value of the Sterling common stock for the 20 business day measurement period. In addition, if Sterling has not publicly announced any agreement for the change in control of Sterling, or if any executed and publicly announced agreement has been terminated, the indicated Sterling share price of $25.50 could be higher or lower than the actual market price of the Sterling common stock you receive.

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In addition, Sterling will not issue fractional shares of Sterling common stock to Bay Net Financial Shareholders. If you are otherwise entitled to receive a fractional share of Sterling common stock under the exchange procedure described above, you will instead have the right to receive cash, without interest, in an amount equal to the product of the fraction of a share that would otherwise be due to you and the indicated Sterling share price.

Under the terms of the merger agreement, at least 55%, and not more than 60%, of the combined total value of the Bay Net Financial shares and share equivalents, such as unexercised stock options and warrants, issued and outstanding on the effective date of the merger will be exchanged for Sterling common stock and at least 40%, but not more than 45%, of the combined total value of those interests will be exchanged for cash. If you elect to receive all cash for your Bay Net Financial shares and the holders of a number of outstanding shares of Bay Net Financial common stock electing to receive cash would cause Sterling’s payment of cash to exceed 45% of the total consideration being paid for all Bay Net Financial shares, canceling options, warrants and shares issued under the Director Deferred Compensation Plan, you will receive some shares of Sterling common stock. Similarly, if you elect to receive all Sterling common stock for your Bay Net Financial shares and the holders of a number of outstanding shares of Bay Net Financial common stock electing to receive shares of Sterling common stock would cause Sterling’s issuance of its common stock to exceed 60% of the total consideration being paid by Sterling for all Bay Net Financial shares, canceling options and warrants, you will receive at least some cash for your Bay Net Financial shares.

Accordingly, after Bay Net Financial Shareholder elections have been tabulated, the elected amounts of stock or cash may be adjusted to achieve a mix of total consideration payable by Sterling to holders of Bay Net Financial shares, options and warrants that consist of between 55% and 60% in Sterling common stock and between 45% and 40% in cash.

If you do not make a valid election, you will be deemed to have made no election. No election shares will be converted into a combination of stock and cash consideration proportionate to the total allocable cash consideration and Sterling common stock consideration deliverable by Sterling to non-dissenting Bay Net Financial Shareholder in connection with the merger. This proportion will depend, among other things, on the elections of other Bay Net Financial Shareholders and warrant holders, whether there are any Bay Net Financial Shareholders who dissent from the merger and hence may be entitled to payment of the fair value of their shares in cash, and the extent to which holders of Bay Net Financial stock options elect to cancel their stock options in exchange for cash. Each of these types of cash payments will reduce the total cash consideration available to non-dissenting Bay Net Financial Shareholders and would, correspondingly, increase the relative amount of Sterling common stock that may be received by a Bay Net Financial Shareholder who elects all cash or a mixture of cash and Sterling common stock.

You may receive significantly more or less cash or more or fewer shares of Sterling common stock than you elect. For more information about the allocation provisions set forth in the merger agreement and the potential effects of the allocation procedures described above see the sections entitled “The Merger — Terms of the Merger — Election and Exchange Procedures” and “The Merger — Terms of the Merger — Allocation of Sterling Common Stock and Cash,” on page 36 and 37, respectively.

Illustrations of Exchange Ratio Application; Value to Be Received and Allocation Procedures

The market price of a share of Sterling common stock will fluctuate between the date of this document and the completion of the merger. The following table contains examples of the amounts of cash and Sterling common stock consideration that you would receive, based on various hypothetical average final prices of Sterling common stock for the 20 business day measurement period, assuming that you own 100 shares of Bay Net Financial common stock at the effective time of the merger and you elect to receive a mixture of cash and shares of Sterling common stock as consideration, which is paid 40% in cash and 60% in shares of Sterling common stock. The examples provided assume that the market price of a share of Sterling common stock on the effective date will be equal to the average final price for the 20 business day measurement period.

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Indicated Sterling Share Price(1)		Number of Sterling Shares to be Received	Value of Sterling Shares to be Received	Cash Payment for Fractional Shares(2)	Cash Consideration	Total Value to be Received Per 100 Shares

$26.00	(3)	76	$1,976.00	$13.00	$1,326.00	3,315.00
25.75	(3)	77	1,982.75	6.25	1,326.00	3,315.00
25.50		78	1,989.00	—	1,326.00	3,315.00
25.25		78	1,969.50	7.50	1,318.00	3,295.00
25.00		78	1,950.00	15.00	1,310.00	3,275.00
24.75		78	1,930.50	22.50	1,302.00	3,255.00
24.50		79	1,935.50	5.50	1,294.00	3,235.00
24.25		79	1,915.75	12.65	1,285.60	3,214.00
24.00		79	1,896.00	20.40	1,277.60	3,194.00
23.75		80	1,900.00	4.40	1,269.60	3,174.00
23.50		80	1,880.00	12.40	1,261.60	3,154.00
23.25		80	1,860.00	20.40	1,253.60	3,134.00
23.00		81	1.863.00	5.40	1,245.60	3,114.00
22.75		82	1,865.50	2.90	1,245.60	3,114.00
22.50		83	1,867.50	0.90	1,245.60	3,114.00
22.25		83	1,846.75	21.65	1,245.60	3,114.00
22.00		84	1,848.00	20.40	1,245.60	3,114.00
21.75		85	1,848.75	19.65	1,245.60	3,114.00
21.50		86	1,849.00	19.40	1,245.60	3,114.00
21.25		87	1,848.75	19.65	1,245.60	3,114.00
21.00		88	1,848.00	20.40	1,245.60	3,114.00
20.75		90	1,867.50	0.90	1,245.60	3,114.00
20.50		91	1,865.50	2.90	1,245.60	3,114.00
20.25		92	1,863.00	5.40	1,245.60	3,114.00
20.00		93	1,860.00	8.40	1,245.60	3,114.00
19.75		94	1,856.50	11.90	1,245.60	3,114.00
19.50		95	1,852.50	15.90	1,245.60	3,114.00
19.25		97	1,867.25	1.15	1,245.60	3,114.00
19.00		98	1,862.00	6.40	1,245.60	3,114.00
18.75		98	1,837.50	16.50	1,236.00	3,090.00
18.50		99	1,831.50	7.50	1,226.00	3,065.00
18.25		99	1,806.75	17.85	1,216.40	3,041.00
18.00		100	1,800.00	10.20	1,206.80	3,017.00
17.75		101	1,792.75	2.45	1,196.80	2,992.00
17.50		101	1,767.50	13.30	1,187.20	2,968.00
17.25		102	1,759.50	6.90	1,177.60	2,944.00
17.00		103	1,751.00	.40	1,167.60	2,919.00
16.75		103	1,725.25	11.75	1,158.00	2,895.00
16.50		104	1,716.00	6.60	1,148.40	2,871.00
16.25	(4)	106	1,722.50	0.10	1,148.40	2,871.00
16.00	(4)	107	1,712.00	10.60	1,148.40	2,871.00

(1)	The indicated Sterling share price for the 20 business day measurement period.
(2)

All fractional shares will be paid in cash based upon the indicated Sterling share price. The examples provided in the table above assume that the market price of a share of Sterling common stock on the effective date of the merger is equal to the indicated Sterling share price.

(3)

Assumes that either (i) Sterling shall not have made any public announcement of a definitive or pending agreement for a change in control of Sterling, or (ii) if Sterling shall have made a public announcement of an agreement for change in control of Sterling, the agreement will not have been signed or will have terminated. If, on the last day of the measurement period, Sterling has signed and publicly announced an agreement for a change in control of Sterling and the agreement has not been terminated, the indicated Sterling share price will not be capped at $25.50, the per share consideration will not be capped at $33.15, and the resulting values in the table above would be as follows for those cases in which the average final price of Sterling shares exceeds $25.50:

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Indicated Sterling Share Price(1)	Number of Sterling Shares to be Received	Value of Sterling Shares to be Received	Cash Payment for Fractional Shares(2)	Cash Consideration	Total Value to be Received Per 100 Shares

$26.00	77	$2,002.00	$11.00	$1,342.00	$3,355.00
25.75	77	1,982.75	18.25	1,334.00	3,335.00
(4)	Assumes Bay Net has not terminated the merger agreement.

Election and Exchange Procedures

Subject to the allocation process described in the next section, each Bay Net Financial Shareholder may elect to receive with respect to his or her shares of Bay Net Financial common stock, all whole shares of Sterling common stock, all cash or a combination of Sterling common stock and cash.

Stock Election Shares. Bay Net Financial Shareholders who validly elect to receive Sterling common stock for some or all of their shares will receive the per share stock consideration for that portion of the shareholder’s shares of Bay Net Financial common stock equal to the shareholder’s stock election, subject to the allocation process described below. The number and value of the Sterling shares to be received will depend upon the final per share consideration, which will vary depending on the indicated Sterling share price, as described above. In our discussion below, we refer to shares held by shareholders who have made stock elections as “stock election shares.”

Cash Election Shares. Bay Net Financial Shareholders who validly elect to receive cash for some or all of their shares will receive cash per share for that portion of the shareholder’s shares of Bay Net Financial common stock equal to the shareholder’s cash election, subject to the allocation process described below. The amount of the cash will depend upon the final per share consideration, which will vary depending on the indicated Sterling share price, as described above. In our discussion below, we refer to shares held by Bay Net Financial Shareholders who have made cash elections as “cash election shares.”

Mixed Election Shares. Bay Net Financial Shareholders who validly elect to receive a combination of cash and Sterling common stock proportionate to the total allocable cash consideration and Sterling common stock consideration deliverable by Sterling to non-dissenting Bay Net Financial Shareholder in connection with the merger, subject to the allocation process described below. The value of the cash and Sterling common stock will depend upon the final per share consideration, which will vary depending on the indicated Sterling share price, as described above. In our discussion below, we refer to shares held by Bay Net Financial Shareholders who have made mixed elections as “mixed election shares.”

No-Election Shares. Shares held by Bay Net Financial Shareholders (i) who indicate that they have no preference as to whether they receive Sterling common stock or cash, (ii) who do not make a valid election, or (iii) who fail to properly perfect dissenters’ rights will be deemed to be “no election shares.” No election shares will be treated as mixed election shares. See “Allocation of Sterling Common Stock and Cash” below.

A fixed amount of Sterling common stock and cash will be paid to Bay Net Financial Shareholders, as described above. Accordingly, there is no assurance that a Bay Net Financial Shareholder will receive the form of consideration that the shareholder elects with respect to any or all of his or her shares of Bay Net Financial common stock. If the elections of Bay Net Financial Shareholders would exceed the specified limits, then the procedures for allocating Sterling common stock and cash to be received by Bay Net Financial Shareholders will be followed by Sterling’s exchange agent. See “Allocation of Sterling Common Stock and Cash” below.

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Election Form. From 40 to 20 business days before the election deadline of the merger (currently anticipated to occur on October 27, 2006), Sterling’s exchange agent will mail an election form to you along with instructions on electing to receive Sterling common stock or cash or a combination of stock and cash for your Bay Net Financial stock. The deadline for making your election will be 5:00 p.m. on the day that is 11 business days prior to closing of the merger. You must carefully follow the instructions from Sterling’s exchange agent. Your election will be properly made only if by the deadline date, you have submitted to Sterling’s exchange agent at its designated office, a properly completed and signed election form that is accompanied by your Bay Net Financial stock certificate(s). The Bay Net Financial stock certificate(s) must be in a form that is acceptable for transfer (as explained in the election form). If your election is not properly made, your shares of Bay Net Financial stock will be treated as “no election shares.” Neither Sterling nor its exchange agent will be under any obligation to notify any person of any defects in an election form.

Within ten business days after the effective date of the merger, Sterling’s exchange agent will mail certificates representing shares of Sterling common stock and/or checks representing the merger consideration for shares of Bay Net Financial common stock, together with cash in lieu of fractional share interests, to former shareholders of Bay Net Financial who have timely submitted an effective election form along with their Bay Net Financial stock certificates. Holders of Bay Net Financial options who want to cancel their options for cash payments, and holders of Bay Net Financial warrants, must also sign an agreement to surrender and exchange their interests for the consideration provided for those interests under the merger agreement.

If you do not timely submit an election form along with your certificate(s) for Bay Net Financial common stock, Sterling’s exchange agent will mail to you within ten business days after completion of the merger, a letter of transmittal with instructions for submitting your Bay Net Financial stock certificate(s) in exchange for the combination of cash and Sterling common stock that will be payable to holders of mixed election shares. At that time, you will need to carefully review the instructions, complete the materials enclosed with the instructions and return the materials along with your Bay Net Financial stock certificate(s). See “Allocation of Sterling Common Stock and Cash,” below. Within ten business days after receipt of the properly completed letter of transmittal and your Bay Net Financial stock certificate(s), Sterling’s exchange agent will mail a certificate representing shares of Sterling common stock or a check (or a combination of stock certificate and check) for the merger consideration. No interest will be paid on any cash payment.

Certificates representing shares of Sterling common stock will be dated the effective date of the merger and will entitle the holders to dividends, distributions and all other rights and privileges of a Sterling shareholder from the effective date. Until the certificates representing Bay Net Financial common stock are surrendered for exchange after completion of the merger, holders of such certificates will not receive the cash or stock consideration or dividends or distributions on the Sterling common stock into which such shares have been converted. When the certificates are surrendered to the exchange agent, any unpaid dividends or other distributions will be paid without interest. Sterling has the right to withhold dividends or any other distributions on its shares until the Bay Net Financial stock certificates are surrendered for exchange.

Until surrendered, each Bay Net Financial stock certificate, following the effective date of the merger, is evidence solely of the right to receive the merger consideration. In no event will either Sterling or Bay Net Financial be liable to any former Bay Net Financial Shareholder for any amount paid in good faith to a public official or agency pursuant to any applicable abandoned property, escheat or similar law.

Sterling will not issue any fractions of a share of common stock. Rather, Sterling will pay cash for any fractional share interest any Bay Net Financial Shareholder would otherwise be entitled to receive in the merger. For each fractional share that would otherwise be issued, Sterling will pay by check an amount equal to the fractional share interest to which the holder would otherwise be entitled multiplied by the indicated Sterling share price. Shares of Bay Net Financial common stock issued and held by Bay Net Financial as treasury shares as of the effective date of the merger, if any, will be canceled.

Allocation of Sterling Common Stock and Cash

Notwithstanding the election of Bay Net Financial Shareholders to receive cash, Sterling common stock or a combination of stock and cash in the merger (i) the number of shares of Bay Net Financial common stock that will be exchanged for Sterling common stock will be not less than 55% and not more than 60% of the total number of shares of Bay Net Financial common stock issued and outstanding on the effective date of the merger and (ii) the total cash consideration payable by Sterling in connection with the merger, including cash payments to Bay Net Financial Shareholders electing to receive cash in the merger, dissenting Bay Net Financial Shareholders, holders of Bay Net Financial options who elect to cancel those options, and holders of Bay Net Financial warrants who elect to receive cash for those interests, will not be, in the aggregate, more than $9,718,261 or less than $8,578,261 (excluding the aggregate amount of $541,739 payable in cash to the holders of the phantom stock interests).

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Over-election of the Stock Consideration. If the aggregate number of stock election shares is more than 60% of the total number of shares of Bay Net Financial common stock issued and outstanding on the effective date of the merger, then:

•	All cash election shares will receive only cash for their shares;
•

Sterling’s exchange agent will then convert on a pro rata basis a sufficient number of stock election shares into cash election shares so that the number of stock election shares shall equal 60% of the total number of shares of Bay Net Financial common stock issued and outstanding on the effective date; and

•	The remaining shares, including stock election shares and those mixed election shares and no election shares that are not converted into cash will be converted into shares of Sterling common stock.

Under-election of the Stock Consideration. If the aggregate number of stock election shares is less than 55% of the total number of shares of Bay Net Financial common stock issued and outstanding on the effective date of the merger, then:

•	All stock election shares will be converted into shares of Sterling common stock;
•

Sterling’s exchange agent will convert a sufficient number of cash election shares on a pro rata basis into stock election shares to the extent necessary to have stock election shares (including reallocated mixed election shares, no election shares and cash election shares) equal to 55% of the total number of shares of Bay Net Financial common stock issued and outstanding on the effective date; and

•	The remaining shares, including cash election shares, mixed election shares and no election shares that are not converted into Sterling common stock, will be converted into cash.

Because the United States federal income tax consequences of receiving Sterling common stock, cash, or both Sterling common stock and cash will differ, Bay Net Financial Shareholders are urged to read carefully the information included under the caption “Certain Federal Income Tax Consequences” and to consult their tax advisors for a full understanding of the merger’s tax consequences to them. In addition, because Sterling common stock can fluctuate in value during the election period, the economic value per share received by Bay Net Financial Shareholders who receive stock may, as of the date of receipt by them, be more or less than the per share cash received by Bay Net Financial Shareholders who receive cash.

Stock Options.

As of the record date for the special meeting, various directors, officers and employees of Bay Net Financial held options to purchase a total of 63,110 shares of Bay Net Financial common stock, all granted under Bay Net Financial’s stock option plans. Under the merger agreement but subject to applicable law and the terms of each stock option agreement, each person who, as of [ELECTIONRECORDDATE], is the holder of an outstanding, unexercised option to purchase Bay Net Financial shares that would otherwise survive the merger will be entitled to elect whether to receive, in substitution for each option, an option to acquire Sterling shares on the terms set forth in the merger agreement, or to have their Bay Net Financial option cancelled in exchange for payment of the economic value of the option in cash. For these purposes, the economic value of a Bay Net Financial option is equal to the per share consideration receivable in the merger by a holder of Bay Net Financial common stock, minus the per share exercise price of the Bay Net Financial option. If the holder of a Bay Net Financial option fails to elect payment of the economic value of the option in cash and also fails to exercise the option before [ELECTIONRECORDDATE], the option will be converted into an option to purchase shares of Sterling common stock.

The number of shares of Sterling common stock subject to each converted option will be equal to the product of the number of shares of Bay Net Financial common stock covered by the option multiplied by the exchange ratio, provided that any fractional share of Sterling common stock shall be rounded down to the nearest whole share. The exercise price of each option immediately after the effective date will equal the exercise price of the option immediately prior to its conversion divided by the exchange ratio, provided that the exercise price shall be rounded down to the nearest whole cent. Otherwise, the duration and other terms of the option would not be changed from the duration and terms of the Bay Net Financial option prior to the merger.

No holder of a Bay Net Financial option who elects to cancel the option in exchange for cash will be entitled to any payment as a result of the merger unless and until he or she executes and delivers an agreement surrendering all rights under the Bay Net Financial option in exchange for that cash payment.

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Because the Bay Net Financial stock options are only contractual rights to purchase Bay Net Financial common stock, the holders of Bay Net Financial stock options will not have the right to vote on the merger agreement except to the extent that they exercise the stock options and become a record shareholder of Bay Net Financial with respect to the option shares on or before the close of business on July 21, 2006. Correspondingly, the holders of Bay Net Financial stock options will not have the right to dissent from the merger except to the extent that they exercise the stock options and become a record shareholder of Bay Net Financial with respect to the option shares on or before the close of business on July 21, 2006.

Warrants.

As of the record date for the special meeting, various individuals held warrants to purchase a total of 47,590 shares of Bay Net Financial common stock. Upon completion of the merger, each person who holds a warrant to acquire Bay Net Financial common stock will be entitled to receive, in exchange for all rights under the warrant, merger consideration in the form of cash, shares of Sterling common stock, or a combination of cash and Sterling common stock, on the same terms as the warrant holder would be entitled to receive with respect to a number of Bay Net Financial shares equal to the economic value of the warrant. For these purposes, the economic value of a Bay Net Financial warrant is equal to the per share consideration receivable in the merger by a holder of Bay Net Financial common stock, minus the per share exercise price of the Bay Net Financial warrant.

If the holder of a Bay Net Financial warrant fails to elect payment of the economic value of the warrant in the form of cash, shares of Sterling common stock, or a combination of cash and Sterling common stock, and also fails to exercise the warrant before [ELECTIONRECORDDATE], the owner of the warrant will be treated as the owner of that number of shares of Bay Net Financial common stock equal to the economic value of the warrant as described above, and the holder will be deemed to have elected a mixed consideration of cash and Sterling common stock for the number of shares of Bay Net Financial common stock equivalent to the economic value of the warrant.

No holder of a Bay Net Financial warrant will be entitled to any merger-related consideration unless and until he or she executes and delivers an agreement surrendering all rights under the Bay Net Financial warrant in exchange for that consideration.

Because the Bay Net Financial warrants are only contractual rights to purchase Bay Net Financial common stock, the holders of Bay Net Financial warrants will not have the right to vote on the merger agreement except to the extent that they exercise the warrants and become a record shareholder of Bay Net Financial with respect to the warrant shares on or before close of business on July 21, 2006. Correspondingly, the holders of Bay Net Financial warrants will not have the right to dissent from the merger except to the extent that they exercise the warrants and become a record shareholder of Bay Net Financial with respect to the warrant shares on or before the close of business on July 21, 2006.

Sterling Common Stock.

Each share of Sterling common stock outstanding immediately prior to completion of the merger will remain outstanding and unchanged by the merger.

Effective Date.

The merger will take effect when all conditions, including obtaining shareholder and regulatory approval, have been fulfilled or waived, or as soon as practicable thereafter as Sterling and Bay Net Financial may mutually select. Regulatory and shareholder approval cannot be waived. We presently expect to close the merger on or about October 27, 2006. See “The Merger — Conditions to the Merger” and “The Merger — Regulatory Approvals,” beginning at page 42 and 45, respectively.

Representations and Warranties.

The merger agreement contains customary representations and warranties relating to, among other things:

•	Organization of Sterling and Bay Net Financial and their respective subsidiaries.

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•	Capital structures of Sterling and Bay Net Financial.
•	Due authorization, execution, delivery, performance and enforceability of the merger agreement.
•	Consents or approvals of regulatory authorities or third parties necessary to complete the merger.
•	Consistency of financial statements with accounting principles generally accepted in the United States.
•

Absence of material adverse changes, since December 31, 2005, in the consolidated assets, liabilities, liquidity, net worth, business, property, financial condition, results of operations or any damage destruction or loss of Bay Net Financial or assets, business, financial condition or results of operations of Sterling.

•	Filing of tax returns and payment of taxes.
•	Absence of undisclosed material pending or threatened litigation.
•	Compliance with applicable laws and regulations.
•	Retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974.
•	Quality of title to assets and properties.
•	Maintenance of adequate insurance.
•	Absence of undisclosed brokers’ or finders’ fees.
•	Absence of material environmental violations, actions or liabilities.
•

Accuracy of information supplied by Sterling and Bay Net Financial for inclusion in the registration statement, filed under the Securities Act of 1933, in connection with the issuance of Sterling common stock in the merger, this document, and all applications filed with regulatory authorities for approval of the merger.

•	Documents filed by Sterling with the Securities and Exchange Commission and the accuracy of information contained therein.
•	Validity and binding nature of loans reflected as assets in the financial statements of Bay Net Financial.

Conduct of Business Pending the Merger.

In the merger agreement, we each agreed to use our reasonable good faith efforts to preserve our business organizations intact, to maintain good relationships with employees, and to preserve the goodwill of customers and others with whom we do business.

In addition, Bay Net Financial agreed to conduct its business and to engage in transactions only in the ordinary course of business, consistent with past practice, except as otherwise required by the merger agreement or consented to by Sterling. Bay Net Financial also agreed in the merger agreement that Bay Net Financial will not, without the written consent of Sterling:

•	Change its articles of incorporation or bylaws.
•

Change the number of authorized or issued shares of its capital stock; repurchase any shares of its capital stock; redeem or otherwise acquire any shares of its capital stock; or issue or grant options or similar rights with respect to its capital stock or any securities convertible into its capital stock, except for the issuance of up to 110,700 shares of Bay Net Financial common stock upon the exercise of Bay Net Financial stock options and warrants that are outstanding and 1,442 shares earned under the Director Deferred Compensation Plan.

•

Declare, set aside or pay any dividend or other distribution in respect of its capital stock except that Bay Net Financial may pay cash dividends to Bay Net Financial Shareholders in an aggregate amount, per share, equal to the result obtained by pro rating an annual dividend rate of $0.25 per share on a per diem basis over the actual number of calendar days occurring between January 1, 2006 and the effective time of the merger.

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•

Grant any severance or termination pay, except in accordance with policies or agreements in effect on March 30, 2006; or enter into or amend any employment, consulting, severance, “change-in-control” or termination contract or arrangement.

•	Grant any job promotions except in accordance with past practice.
•

Engage in any merger, acquisition, leasing, purchase and assumption transaction or any similar transaction other than consistent with past practice and unless failure to engage in such transaction would constitute a breach of fiduciary duty by Bay Net Financial directors.

•	Dispose of or encumber any assets or incur any debt other than in the ordinary course of business and consistent with past practice.
•	Take any action that would result in any condition to closing from being satisfied, except as may be required by applicable law and after written notice to Sterling.
•

Waive, release, grant or transfer any rights of material value, or modify or change in any material respect any existing material agreement to which Bay Net Financial is a party, other than in the ordinary course of business, consistent with past practice.

•	Change any accounting methods, principles or practices, except as may be required by accounting principles generally accepted in the United States.
•	Implement any new employee benefit or welfare plan, or amend any plans, except as required by law.
•

Amend or otherwise modify its underwriting and other lending guidelines and policies or otherwise fail to conduct its lending activities in the ordinary course of business consistent with past practice.

•

Enter into, renew, extend or modify any transaction with any affiliate of Bay Net Financial, other than deposit and loan transactions in the ordinary course of business and which comply with applicable laws and regulations.

•	Take any action that would give rise to a right of payment to any person under any employment agreement, except for contractually required compensation.
•	Except as already disclosed to Sterling, make any capital expenditure of $50,000 or more or undertake or enter into any lease, contract or other commitment.
•	Take any action that would preclude the treatment of the merger as a reorganization under Section 368 of the Internal Revenue Code of 1986.
•	Agree to do any of the foregoing.

Bay Net Financial also agreed in the merger agreement, among other things:

•	To permit Sterling, if Sterling elects to do so at its own expense, to cause a “Phase I environmental audit” to be performed at any physical site owned or occupied by Bay Net Financial.
•	To submit the proposed merger to its shareholders for approval at a special meeting to be held as soon as practicable, with an approval recommendation by its Board of Directors.

We jointly agreed, among other things:

•	To prepare all applications, registration statements and other documents necessary to obtain all required regulatory approvals.
•	Subject to the terms of the merger agreement, to take all actions necessary to complete the transactions contemplated by the merger agreement.
•	To maintain adequate insurance.

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•	To maintain accurate books and records.
•	To file all tax returns and pay all taxes when due.
•

To cooperate with each other, and, if mutually agreed in the interest of an orderly, cost-effective consolidation of operations, terminate (1) any contract or arrangement Bay Net Financial or Bay Net A Community Bank may have with an outside service bureau or other vendor of services; or (2) any in-house back office, support, processing or other operational activities or services of Bay Net Financial or Bay Net A Community Bank, including accounting, loan processing and deposit services, and substitute a contract or arrangement between Sterling or any Sterling subsidiary and Bay Net Financial for the provision of similar services to Bay Net Financial.

•	To deliver to each other monthly and quarterly financial statements.
•	To deliver to each other all documents that may be filed with the SEC under the Securities Exchange Act of 1934 or with other banking or regulatory authorities.
•	To agree upon the form and substance of any press release or public disclosure related to the proposed merger.

Conditions to the Merger.

Our obligations to complete the merger are subject to various conditions, including the following:

•	The merger agreement shall have been duly approved by the Bay Net Financial Shareholders.
•

All necessary governmental approvals for the merger shall have been obtained, and all waiting periods required by law or imposed by any governmental authority with respect to the merger shall have expired. See “The Merger — Regulatory Approvals,” at page 45.

•	There shall not be any order, decree, or injunction in effect preventing the completion of the transactions contemplated by the merger agreement.
•

Sterling shall have received an opinion of its legal counsel that, among other things, the merger will be treated for federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986. See “The Merger — Certain Federal Income Tax Consequences,” at page 51.

•	No adverse change shall have occurred in the assets, in business, financial condition or results of operation of Bay Net Financial or Sterling.

In addition to the foregoing, our obligations to close the merger are each conditioned on:

•

The accuracy in all material respects, as of March 30, 2006, and as of the effective date, of the merger, of the representations and warranties of the other, except as to any representation or warranty that specially relates to an earlier date and except as otherwise contemplated by the merger agreement.

•	The other’s performance in all material respects of all covenants and obligations required to be performed by it at or prior to the effective date of the merger.
•	The execution of agreements releasing and/or waiving their rights under Change of Control letter agreements from certain employees of Bay Net Financial or Bay Net A Community Bank.
•

Other conditions that are customary for transactions of the type contemplated by the merger agreement. See “The Merger — Representations and Warranties” and “The Merger — Conduct of Business Pending the Merger” at page 40.

Except for the requirements of Bay Net Financial Shareholder approval, regulatory approvals and the absence of any order, decree, or injunction preventing the transactions contemplated by the merger agreement, we each may waive each of the conditions described above in the manner and to the extent described in “The Merger — Amendment; Waiver,” at page 43.

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Amendment; Waiver.

Subject to applicable law, at any time prior to completion of the merger, we may:

•	Amend the merger agreement, except that after approval by Bay Net Financial Shareholders at the special meeting, the consideration you will receive in the merger cannot be decreased.
•	Extend the time for the performance of any of the obligations or other acts of the other required in the merger agreement.
•	Waive any inaccuracies in the representations and warranties of the other contained in the merger agreement.
•

Waive compliance by the other with any of the agreements or conditions contained in the merger agreement, except for the requirements of Bay Net Financial Shareholder approval, regulatory approvals and the absence of any order, decree, or injunction preventing the transactions contemplated by the merger agreement.

Termination.

The merger agreement may be terminated at any time prior to the effective date of the merger by our mutual consent.

The merger agreement may also be terminated by either party if:

•

The other party, in any material respect, breaches any representation, warranty, covenant or other obligation contained in the merger agreement, and the breach remains uncured 30 days after written notice of the breach is given to the breaching party (however, if the breach cannot reasonably be cured within this 30-day period, but may reasonably be cured within 60 days and the cure is being diligently pursued, no termination can occur before the expiration of the 60-day period);

•

The merger does not become effective by December 31, 2006, unless this is due to the failure of the party seeking to terminate the merger agreement to perform or observe any agreements required to be performed by the party before closing;

•

Any regulatory authority whose approval or consent is required for completion of the merger issues a definitive written denial of the approval or consent and the time period for appeals or requests for reconsideration has expired; or

•	Bay Net Financial Shareholders do not approve the merger agreement at the special meeting.

In addition, the merger agreement contains a provision under which Bay Net Financial may terminate the merger agreement if the indicated Sterling share price is less than $16.50. See Section 10.1(e) of the merger agreement, which is attached to this proxy statement/prospectus as Annex A.

Sterling may terminate the merger agreement if Bay Net Financial enters into a term sheet, letter of intent or agreement to merge with another potential partner. However, Bay Net Financial may terminate the merger agreement if it enters into a term sheet, letter of intent or agreement to merge after receiving written advice of counsel that failure to do so would breach the fiduciary duty of Bay Net Financial Board of Directors.

Sterling may also terminate the merger agreement if Bay Net Financial withdraws, changes or modifies its recommendation to its shareholders to approve the merger agreement and the merger.

Bay Net Financial’s Board of Directors has made no decision as to whether it would exercise its right to terminate the merger agreement if the termination provision relating to the price of Sterling common stock is triggered. In considering whether to exercise its right to terminate the merger agreement, Bay Net Financial’s Board of Directors would, consistent with its fiduciary duties, take into account all relevant facts and circumstances that exist at the time and would consult with its financial advisors and legal counsel.

The fairness opinion received by Bay Net Financial from Janney is dated as of March 30, 2006, and is based on conditions in effect on that date. Accordingly, the fairness opinion does not address the possibilities presented if the termination provision relating to the price of Sterling common stock is triggered, including the possibility that Bay Net Financial’s Board of Directors might elect to continue with the merger even if Bay Net Financial has the ability to terminate the merger agreement under that provision. See “The Merger — Opinion of Bay Net Financial’s Financial Advisor,” beginning at page 25.

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Approval of the merger agreement by Bay Net Financial’s shareholders will confer on Bay Net Financial’s Board of Directors the power to complete the merger even if the price-related termination provision is triggered, without any further action by or re-solicitation of the votes of Bay Net Financial Shareholders.

Bay Net Financial Shareholders should be aware that the market price of Sterling common stock will fluctuate and could possibly decline. Accordingly, the value of the Sterling common stock actually received by holders of Bay Net Financial common stock may be more or less than the value of Sterling common stock used in applying the market price test or on the effective date of the merger.

Termination Fee.

Bay Net Financial has agreed to pay a fee of $500,000 to Sterling if Bay Net Financial fails to complete the merger without rightfully terminating the merger agreement in accordance with its terms, or if Bay Net Financial wrongfully terminates the merger agreement.

Bay Net Financial also has agreed to pay Sterling the $500,000 termination fee if Sterling terminates the merger agreement if any of the following occur, whether or not any of the following occur consistently with the fiduciary duties of Bay Net Financial’s Board of Directors:

•

If Bay Net Financial materially breaches any representation, warranty, covenant or obligation it has under the merger agreement and the breach cannot or is not remedied within 30 days after notice from Sterling. However, if a breach cannot reasonably be cured within 30 days but may reasonably be cured within 60 days, and if Bay Net Financial is diligently pursuing cure of the breach, Sterling cannot terminate the merger agreement before the end of the 60-day period.

•

If Bay Net Financial or Bay Net A Community Bank enters into any term sheet, letter of intent, agreement or similar type agreement with a view to being acquired by, or effecting a business combination with, any other person, or any agreement to merge, consolidate, to combine or to sell a material portion of its assets or to be acquired in any other manner by any other person or to acquire a material amount of assets or a material equity position in any other person, whether financial or otherwise.

•

If Bay Net Financial withdraws, changes, or modifies its recommendation to its shareholders in any manner adverse to Sterling regarding the merger agreement or the merger, or Bay Net Financial fails to call, hold and complete a shareholders meeting to approve the merger agreement.

•	If Bay Net Financial breaches its obligations described below in “No Solicitation of Other Transactions.”

No Solicitation of Other Transactions.

Bay Net Financial has agreed that subject to the fiduciary duties of the Bay Net Financial Board of Directors, it will not solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, Bay Net A Community Bank, or any business combination with Bay Net A Community Bank other than as contemplated by the merger agreement, or authorize or permit any persons affiliated with it to do any of the foregoing. In addition, Bay Net Financial agrees to notify Sterling promptly if any such inquiries or proposals are received by, any such information is required from, or any such negotiations or discussions are sought to be initiated with, Bay Net Financial or Bay Net A Community Bank.

For a discussion of circumstances under which certain actions relating to a possible change in control involving Bay Net Financial could result in Bay Net Financial being required to pay the termination fee of $500,000, see “The Merger — Termination Fee,” beginning on page 44.

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Nasdaq Listing.

Bay Net Financial’s obligation to complete the merger is subject to the condition that Sterling’s common stock continues to be authorized for quotation on the Nasdaq Global Select Market System. Sterling also agrees to list any additional shares of Sterling common stock necessary to complete the merger or issue shares of Sterling common stock to holders of Bay Net Financial stock options that are converted into Sterling stock options.

Expenses.

Sterling and Bay Net Financial will each pay all costs and expenses incurred in connection with the transactions contemplated by the merger agreement, including fees and expenses of financial consultants, accountants and legal counsel.

Regulatory Approvals.

Completion of the merger is subject to the prior receipt of all consents or approvals of, and the provision of all notices to federal and state authorities required to complete the merger of Sterling and Bay Net Financial and the merger of First National Bank of North East and Bay Net A Community Bank.

Sterling and Bay Net Financial have agreed to use their reasonable best efforts to obtain all regulatory approvals required to complete the merger. These approvals include approval from the Office of the Comptroller of the Currency, which is the administrator for national banks such as First National Bank of North East. The application for this approval was filed on June 30, 2006. In addition, a notice of the proposed transaction must also be filed with the Office of Thrift Supervision, which supervises federal savings banks such as Bay Net A Community Bank. This notice was filed with the Office of Thrift Supervision on June 30, 2006. The merger cannot proceed in the absence of these required regulatory approvals.

The merger of Bay Net Financial and Sterling also requires a notice filing with and request for waiver of any approval requirement from the Board of Governors of the Federal Reserve System. This waiver request was filed with the Federal Reserve Bank of Philadelphia on June 30, 2006 and was granted by the Federal Reserve on July 14, 2006. Sterling and Bay Net Financial do not believe that any regulatory approvals are required from any state bank regulatory agencies, but have formally notified the Maryland Commissioner of Financial Regulation that the transaction is pending and requested that that agency advise them if the agency believes its approval is required.

In considering applications for combinations of regulated depository institutions and their holding companies, the federal banking regulators are required to consider the financial and managerial resources and future prospects of the resulting bank holding companies and its subsidiary banks and the convenience and needs of the communities to be served. Under the Community Reinvestment Act of 1977, the federal banking regulators also must take into account the record of performance of Sterling, First National Bank of North East and Bay Net A Community Bank in meeting the credit needs of their respective communities, including low and moderate-income neighborhoods. In addition, federal regulators must take into account the effectiveness of the banks and holding companies in combating money laundering activities.

Applicable regulations require publication of notice of an application for approval of the merger and an opportunity for the public to comment on the application in writing and to request a hearing. Any transaction involving the merger of two federally insured depository institutions that is approved by the applicable federal banking regulator generally may not be completed until 30 days after such approval, during which time the U.S. Department of Justice may challenge such transaction on antitrust grounds and seek divestiture of certain assets and liabilities. With the approval of the applicable federal banking regulator and the U.S. Department of Justice, the waiting period may be reduced to 15 days in certain cases.

Applications. The applications filed by Sterling with respect to the transaction describe the terms of the merger, the parties involved, and the activities to be conducted by the combined companies as a result of the transaction, and contain certain related financial and managerial information. Copies of the applications will be provided to the U.S. Department of Justice and other governmental agencies.

We are not aware of any material governmental approvals or actions that are required to complete the merger, except as described above. If any other approval or action is required, we will use our best efforts to obtain such approval or action.

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Material Contracts or Agreements.

In addition to the merger agreement, Bay Net A Community Bank and First National Bank of Northeast and Bank of Lancaster County, both subsidiaries of Sterling, have entered into two loan participation arrangements and anticipate entering into additional similar arrangements before the merger closes. There are no other material contracts, arrangements, understandings, relationships, negotiations or transactions between Sterling and Bay Net Financial.

Management and Operations After the Merger.

As a result of the merger, Bay Net Financial will be merged into Sterling and Bay Net A Community Bank will be merged into First National Bank of North East, which will survive as a subsidiary of Sterling and change its name to “Bay First Bank, N.A.” Following the merger, Bay First Bank, N.A.’s Board of Directors will consist of the current members of the Board with the addition of five (5) of the current directors of Bay Net Financial including Michael Gavin and Richard Funke and three others to be named. Further, following the merger, Michael P. Gavin, Bay Net Financial’s current President and Chief Executive Officer, will serve as the President and Chief Executive Officer of Bay First Bank, N.A. Ronald E. Ballard, currently Executive Vice President and Chief Loan Officer of Bay Net Financial and Bay Net A Community Bank, will serve as Senior Vice President – Business Services, of Bay First Bank, N.A. following completion of the merger. Some of Bay Net Financial’s directors and executive officers have interests in the transaction other than their interests as shareholders. For example, certain executive officers of Bay Net Financial have entered into agreements with Bay Net Financial that would provide them with change-in-control payments upon termination of their employment in connection with changes in control of Bay Net Financial and Bay Net A Community Bank. Bay Net Financial and Bay Net A Community Bank have entered into an employment agreement and a change in control agreement with each of Messrs. Gavin and Ballard. Pursuant to the merger agreement, Sterling has agreed to assume the employment and change in control agreements, as amended, and Messrs. Gavin and Ballard would be required to enter into releases from and waivers of rights under their respective agreements. See “The Merger — Interests of Management and Others in the Merger — Executive Employment Agreements and Benefits,” beginning on page 49. Upon completion of the merger, Sterling has agreed that five (5) directors of Bay Net Financial, recommended by Bay Net Financial and approved by Sterling, who meet certain specified criteria (or one or more successors, similarly selected) will serve as Bay First Bank, N.A. directors.

Certain information relating to the executive compensation, various benefit plans, voting securities, including the principal holders of those securities, certain relationships and related transactions and other matters as to Sterling is incorporated by reference from Sterling’s Annual Report on Form 10-K for the year ended December 31, 2005, incorporated into this document by reference. See “Where You Can Find More Information on page 66.”

Employment; Severance

Following the merger, Sterling is not obligated to continue the employment of any Bay Net Financial employee (other than those specifically described in this document). As a result of the merger, some Bay Net Financial positions, primarily in-house back office, support, processing and other operational activities and services, may be eliminated. However, Sterling will endeavor to continue the employment of all non-management employees in positions that will contribute to the successful performance of the combined organization. If a position is duplicative, Sterling will attempt to reassign the individual to a needed position that uses the skills and abilities of the individual. Any employee of Bay Net Financial or Bay Net A Community Bank who, following the merger becomes an employee of Sterling or a subsidiary of Sterling (other than Messrs. Gavin and Ballard), is terminated within 12 months after the merger for any reason other than his or her voluntary resignation, death or disability or because he or she was required to relocate his or her principal work location outside of Maryland, or his or her base compensation was reduced by more than 5% within those 12 months, then such employee shall receive severance pay equal to two week’s pay (at the employee’s current salary) for each year of consecutive service to Bay Net Financial or Bay Net A Community Bank or a subsidiary of Sterling.

Employee Benefits

The merger agreement provides that Sterling will honor or cause First National Bank of North East to continue to honor contractual rights of, current and former employees of Bay Net A Community Bank in accordance with their terms, as well as all benefit obligations accrued prior to the effective time of the merger. The merger agreement also provides that Sterling will honor the following employment, deferred compensation and “change-in-control” agreements: the Employment Agreement of Michael P. Gavin, as amended, the Employment Agreement of Ronald E. Ballard, as amended, and the Transition Bonus Agreement of Anthony R. Cole. See “The Merger - Interests of Management and Others in the Merger – Executive Employment Agreements and Benefits,” beginning on page 49 and “The Merger – Existing Employment and Change-in Control Agreements,” on page 51.

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Interests of Management and Others in the Merger.

Share Ownership

As of July 21, 2006, the record date for the special meeting of Bay Net Financial Shareholders, the directors, executive officers and other significant shareholders of Bay Net Financial may be deemed to be the beneficial owners of 353,678 shares, representing 46.84% of the outstanding shares of Bay Net Financial common stock. See “Information with Respect to Bay Net Financial — Stock Ownership of Principal Shareholders and Management,” beginning on page 58).

Indemnification and Insurance

Sterling has agreed for six years after the merger’s effective date to indemnify the directors and officers of Bay Net Financial and its subsidiaries against all costs, expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities arising out of actions or omissions occurring prior to the merger’s effective date, including the transactions contemplated by the merger agreement prior to, at or after the merger’s effective date, to the fullest extent permitted under Sterling’s articles of incorporation, bylaws, and applicable law.

Sterling has also agreed that for six years after the merger’s effective date, Sterling will, at its expense, maintain directors’ and officers’ liability insurance for the former directors and officers of Bay Net Financial and its subsidiaries with respect to matters occurring at or prior to the merger’s effective date.

The insurance coverage is to be at least equal to the coverage currently maintained by Bay Net Financial and is to contain terms and conditions that are no less favorable to the beneficiaries. Sterling is not obligated to make annual premium payments that exceed (for the portion related to Bay Net Financial’s directors and officers) 125% of the initial annual premiums for Bay Net Financial’s policy maintained prior to the merger. If the annual premium payments exceed this amount, Sterling will use its reasonable best efforts to obtain the most advantageous policy available up to this maximum amount.

Bay Net Financial Equity Compensation Plans

The following table provides certain summary information concerning compensation plans (including individual compensation arrangements) of Bay Net Financial under which shares of Bay Net Financial’s common stock may be issued.

Plan Category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights(#)	Weighted-Average Exercise Price Of Outstanding Options, Warrants And Rights($)	Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In The First Column)(#)(1)

Equity Compensation Plans Approved By Security Holders	0	$0	0
Equity Compensation Plans Not Approved By Security Holders	64,552	$13.18	2,380
Total
(1)	Pursuant to the merger agreement, no further shares may be issued under the Director Deferred Compensation Plan.

Bay Net Financial Stock Warrants

As of the record date for the special meeting, various individuals held warrants to purchase a total of 47,590 shares of Bay Net Financial common stock. Upon completion of the merger, each person who holds a warrant to acquire Bay Net Financial common stock will be entitled to receive, in exchange for all rights under the warrant, merger consideration in the form of cash, shares of Sterling common stock, or a combination of cash and Sterling common stock, on the same terms as the warrant holder would be entitled to receive with respect to a number of Bay Net Financial shares equal to the economic value of the warrant. For these purposes, the economic value of a Bay Net Financial warrant is equal to the per share consideration receivable in the merger by a holder of Bay Net Financial common stock, minus the per share exercise price of the Bay Net Financial warrant.

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If the holder of a Bay Net Financial warrant fails to elect payment of the economic value of the warrant in the form of cash, shares of Sterling common stock, or a combination of cash and Sterling common stock, and also fails to exercise the warrant before [ELECTIONRECORDDATE], the owner of the warrant will be treated as the owner of that number of shares of Bay Net Financial common stock equal to the economic value of the warrant as described above, and the holder will be deemed to have elected a mixed consideration of cash and Sterling common stock for the number of shares of Bay Net Financial common stock equivalent to the economic value of the warrant.

No holder of a Bay Net Financial warrant will be entitled to any merger-related consideration unless and until he or she executes and delivers an agreement surrendering all rights under the Bay Net Financial warrant in exchange for that consideration.

Because the Bay Net Financial warrants are only contractual rights to purchase Bay Net Financial common stock, the holders of Bay Net Financial warrants will not have the right to vote on the merger agreement except to the extent that they exercise the warrants and become a record shareholder of Bay Net Financial with respect to the warrant shares on or before close of business on July 21, 2006. Correspondingly, the holders of Bay Net Financial warrants will not have the right to dissent from the merger except to the extent that they exercise the warrants and become a record shareholder of Bay Net Financial with respect to the warrant shares on or before the close of business on July 21, 2006.

Bay Net Financial Stock Options

As of the record date for the special meeting, various directors, officers and employees of Bay Net Financial held options to purchase a total of 63,110 shares of Bay Net Financial common stock, all granted under Bay Net Financial’s stock option plans. Under the merger agreement but subject to applicable law and the terms of each stock option agreement, each person who, as of [ELECTIONRECORDDATE], is the holder of an outstanding, unexercised option to purchase Bay Net Financial shares that would otherwise survive the merger will be entitled to elect whether to receive, in substitution for each option, an option to acquire Sterling shares on the terms set forth in the merger agreement, or to have their Bay Net Financial option cancelled in exchange for payment of the economic value of the option in cash. For these purposes, the economic value of a Bay Net Financial option is equal to the per share consideration receivable in the merger by a holder of Bay Net Financial common stock, minus the per share exercise price of the Bay Net Financial option. If the holder of a Bay Net Financial option fails to elect payment of the economic value of the option in cash and also fails to exercise the option before [ELECTIONRECORDDATE], the option will be converted into an option to purchase shares of Sterling common stock.

The number of shares of Sterling common stock subject to each converted option will be equal to the product of the number of shares of Bay Net Financial common stock covered by the option multiplied by the exchange ratio, provided that any fractional share of Sterling common stock shall be rounded down to the nearest whole share. The exercise price of each option immediately after the effective date will equal the exercise price of the option immediately prior to its conversion divided by the exchange ratio, provided that the exercise price shall be rounded down to the nearest whole cent. Otherwise, the duration and other terms of the option would not be changed from the duration and terms of the Bay Net Financial option prior to the merger.

No holder of a Bay Net Financial option who elects to cancel the option in exchange for cash will be entitled to any payment as a result of the merger unless and until he or she executes and delivers an agreement surrendering all rights under the Bay Net Financial option in exchange for that cash payment.

Because the Bay Net Financial stock options are only contractual rights to purchase Bay Net Financial common stock, the holders of Bay Net Financial stock options will not have the right to vote on the merger agreement except to the extent that they exercise the stock options and become a record shareholder of Bay Net Financial with respect to the option shares on or before close of business on July 21, 2006. Correspondingly, the holders of Bay Net Financial stock options will not have the right to dissent from the merger except to the extent that they exercise the stock options and become a record shareholder of Bay Net Financial with respect to the option shares on or before the close of business on July 21, 2006.

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Bay Net Financial Phantom Stock Interests

Subject to closing on the merger, but prior to the time that the merger becomes effective, Bay Net Financial will satisfy its obligations with respect to the outstanding phantom stock interests equivalent to 40,000 shares of Bay Net Financial common stock by paying the holders of the phantom stock interests the aggregate sum of $541,739. The amount receivable by each holder of a phantom stock interest will vary depending upon the date of grant and terms of each phantom stock interest. Because the phantom stock interests are only contractual rights to payment of money, and not interests in Bay Net Financial common stock, the holders of phantom stock interests will not have the right to vote on the merger agreement or to dissent from the merger.

Bay Net Financial Equity Value Plan

Messrs. Gavin and Ballard participate in the Bay Net Financial Inc. Equity Value Plan. Pursuant to that plan, each participant received a number of phantom stock, or EVP units. The EVP units generally provide participants with the right to receive a distribution equal to the appreciation in value of the units over a five year vesting period (through December 31, 2008). Upon a Change in Control (as defined in the Plan), however, all unvested EVP units immediately vest and participants are entitled to receive either (a) the difference between the per share book value of Bay Net common stock at the time of the Change in Control, and $11.10, or (b) have their account credited with an amount equal to the difference between the fair market value of the Bay Net Financial common stock at the time of Change in Control, and $17.60. Pursuant to the merger agreement, Bay Net will terminate the plan and make distributions to participants in accordance with the terms of the plan.

Bay Net A Community Bank Deferred Compensation Plan

Since 2005, Bay Net Financial has sponsored the Bay Net A Community Bank Deferred Compensation Plan under which directors may elect each year to defer up to 100% of the fees that would otherwise be paid to them for their service on the Board of Directors. Participants are always 100% vested in their benefits under the plan. Amounts deferred under the plan are credited to the participant’s account as common stock units, with each unit equal to one share of common stock. The number of common stock units attributable to a participant are determined by dividing the deferred amounts by the average market value of a share of Bay Net Financial common stock for the seven days prior to the date deferred amounts would have otherwise been paid to the director had they not been deferred. Pursuant to the merger agreement, Bay Net Financial will terminate the deferred compensation plan prior to the effective date of the merger and distribute all deferred amounts to plan participants.

Eligibility for Sterling Stock Options

Effective November 21, 2006, the date of Sterling’s first regular Board of Directors meeting following the effective date of the merger, Michael P. Gavin and Ronald E. Ballard shall be eligible to participate in Sterling’s stock option plan at levels comparable to other similarly-situated officers at Sterling.

Executive Employment Agreements and Benefits

Michael P. Gavin

Michael P. Gavin, President and Chief Executive Officer of Bay Net A Community Bank currently is employed in those capacities pursuant to an employment agreement dated and effective December 30, 1999 and which was amended effective December 19, 2002. As a condition of entering into the merger agreement, Sterling required that, prior to the closing of the merger, Mr. Gavin enter into an amendment to the employment agreement pursuant to which Mr. Gavin will be employed, after the effective date of the merger, as Chief Executive Officer of Bay First Bank, N.A. The amendment to the employment agreement is to become effective only upon the completion and effective date of the merger, whereupon Sterling will assume and abide by the terms of the employment agreement, subject to the amendment, through December 31, 2008.

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The employment agreement, as amended, continues until the earlier of December 31, 2008 or other defined events under the original agreement. The amendment specifies that Mr. Gavin will be employed as Chief Executive Officer of Bay First Bank, N.A. and assigned duties consistent with that position.

The employment agreement provides that Mr. Gavin may terminate the employment agreement for “good reason” which triggers certain severance pay equal to the remaining term under the employment agreement, plus one year of salary and continuation in employee benefits plans through the termination date of the agreement or a cash equivalent of such benefits. The amendment revises two of the delineated definitions of “good reason.” The amendment states that a failure to elect Mr. Gavin to the Board of Directors of Bay First Bank, N.A. or a material diminution or reduction in his responsibilities or authority constitutes “good reason.” The amendment further provides, however, that during the first year following the effective date of the merger, Mr. Gavin’s reporting responsibilities and authority assigned to him as Chief Executive Officer of Bay First Bank, N.A. will not constitute “good reason” for Mr. Gavin to quit and trigger severance benefits.

The original employment agreement also provided change in control benefits. The amendment revised the employment agreement so that Mr. Gavin becomes entitled to change of control benefits if (i) Mr. Gavin terminates his employment within ninety days of an event constituting “good reason” that occurs within the first year following the effective date of the merger; (ii) Mr. Gavin terminates his employment for any reason during the second year following the effective date of the merger, except in anticipation of an involuntary termination for “just cause” (as defined in the employment agreement); or (iii) Mr. Gavin is discharged without his written consent and for any reason other than “just cause” (as defined in the employment agreement) during the two years following the effective date of the merger.

Finally, the amendment to the employment agreement states that on the second anniversary of the effective date of the merger, Mr. Gavin will be given a change in control agreement that is similar to other Sterling Financial Corporation change in control agreements.

Ronald E. Ballard

Ronald Ballard is currently employed as an executive officer of Bay Net A Community Bank. He has no employment agreement, but is a party to a change in control agreement dated December 31, 2002 which was renewed effective February 2006. The change in control agreement provided Mr. Ballard with severance pay equal to eighteen months of salary if, during the six months preceding and one year following a change in control, Mr. Ballard was terminated without “just cause” (as defined in the change in control agreement) or he terminated within 90 days of an event constituting “good reason” (as defined in the change in control agreement).

As a condition of entering into the merger agreement, Sterling required that, prior to closing of the merger, Mr. Ballard enter into an amendment to the change in control agreement. The amendment reflects that Mr. Ballard will be employed, after the effective date of the merger, as an executive officer of Bay First Bank, N.A. The amendment to the change in control agreement is to become effective only upon the completion and effective date of the merger, whereupon Sterling will assume and abide by the terms of the change in control agreement. Under the amendment, the change in control agreement expires on the second annual anniversary of the effective date of the merger, at which time Mr. Ballard will be given a change in control agreement that is similar to other Sterling Financial Corporation change in control agreements.

The amendment revises the change in control agreement to provide the specified change in control severance benefits to Mr. Ballard if (i) he terminates his employment within ninety days of an event constituting “good reason” that occurs within the first year following the effective date of the merger; (ii) he terminates his employment for any reason during the second year following the effective date of the merger, except in anticipation of an involuntary termination for “just cause” (as defined in the change in control agreement; or (iii) he is discharged without his written consent and for any reason other than “just cause” (as defined in the change in control agreement) during the two years following the effective date of the merger.

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Board Positions and Compensation.

Upon completion of the merger, Michael Gavin, Richard Funke and three others to be named later, currently members of the Bay Net Financial Board of Directors, shall be appointed as a director of Bay First Bank, N.A., and shall be entitled to compensation in such capacity on the same basis as other First National Bank of North East directors.

Existing Employment and Change-in-Control Agreements.

In addition to the agreements with Messrs. Gavin and Ballard referenced above, Bay Net Financial is party to a current change in control agreement with Anthony R. Cole. Anthony Cole is currently employed as an executive officer of Bay Net A Community Bank. He has no employment agreement, but is a party to a change in control agreement dated December 31, 2002 which was renewed effective February, 2006. As a condition of entering into the merger agreement, Sterling required that Mr. Cole enter into (i) a release from and waiver of his rights under the change in control agreement and (ii) a transition bonus agreement. Both the release and waiver agreement and the transition bonus agreement become effective only upon the completion and effective date of the merger.

The transition bonus agreement reflects that Mr. Cole will be employed, after the effective date of the merger, as Chief Financial Officer of Bay First Bank, N.A. The transition bonus agreement also reflects that Mr. Cole’s continued employment through March 31, 2007 is critical and, therefore, provides him with a transition bonus if Mr. Cole remains employed through March 31, 2007 and executes, without revocation, a general release in favor of Sterling and Bay First Bank, N.A. The amount of the bonus is ninety-four thousand dollars ($94,000.00).

Accounting Treatment.

Sterling will account for the merger under the purchase method of accounting. Sterling will record, at fair value, the acquired tangible and identifiable intangible assets and assumed liabilities of Bay Net Financial. To the extent that the total purchase price exceeds the fair value of the assets acquired and liabilities assumed, Sterling will record the excess as “goodwill.” Under generally accepted accounting principles, goodwill is not amortized, but is assessed annually for impairment with any resulting impairment losses included in net income. Sterling will include in its results of operations the results of Bay Net Financial’s operations only after completion of the merger.

Certain Federal Income Tax Consequences.

The following discussion addresses the material United States federal income tax consequences of the merger to a Bay Net Financial Shareholder who holds shares of Bay Net Financial common stock as a capital asset. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated under the Code, judicial authorities, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect on the date of this discussion and all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion does not address all aspects of United States federal income taxation that may be relevant to Bay Net Financial Shareholders in light of their particular circumstances and does not address aspects of United States federal income taxation that may be applicable to Bay Net Financial Shareholders subject to special treatment under the Code (including banks, tax-exempt organizations, insurance companies, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, investors in pass-through entities, Bay Net Financial Shareholders who hold their shares of Bay Net Financial common stock as part of a hedge, straddle or conversion transaction, Bay Net Financial Shareholders who acquired their shares of Bay Net Financial common stock pursuant to the exercise of employee stock options or otherwise as compensation, and Bay Net Financial Shareholders who are not “United States persons” as defined in section 7701(a)(30) of the Code). In addition, the discussion does not address any aspect of state, local or foreign taxation. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax aspects set forth below.

The closing of the merger is conditioned upon the receipt by Sterling of the opinion of Stradley Ronon Stevens & Young, LLP., counsel to Sterling, dated as of the effective date of the merger, substantially to the effect that, on the basis of facts, representations and assumptions set forth or referred to in that opinion (including factual representations contained in certificates of officers of Bay Net Financial and Sterling) which are consistent with the state of facts existing as of the effective date of the merger, the merger constitutes a reorganization under Section 368(a) of the Code.

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Bay Net Financial Shareholders are urged to consult their tax advisors with respect to the particular United States federal, state, local and foreign tax consequences of the merger to them.

The tax opinions to be delivered in connection with the merger are not binding on the IRS or the courts, and neither Bay Net Financial nor Sterling intends to request a ruling from the IRS with respect to the United States federal income tax consequences of the merger. Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of those set forth below. In addition, if any of the facts, representations or assumptions upon which the opinions are based is inconsistent with the actual facts, the United States federal income tax consequences of the merger could be adversely affected.

Assuming that the merger will be treated as reorganization within the meaning of Section 368(a) of the Code, the discussion below sets forth the material United States federal income tax consequences of the merger to Bay Net Financial Shareholders. Such consequences generally will depend on whether Bay Net Financial Shareholders exchange their Bay Net Financial common stock for cash, Sterling common stock or a combination of cash and Sterling common stock.

Exchange for Sterling common stock. If, pursuant to the merger, a Bay Net Financial Shareholder exchanges all of his or her shares of Bay Net Financial common stock actually owned by him or her solely for shares of Sterling common stock, the holder will not recognize any gain or loss except in respect of cash received in lieu of any fractional share of Sterling common stock (as discussed below). The aggregate adjusted tax basis of the shares of Sterling common stock received in the merger will be equal to the aggregate adjusted tax basis of the shares of Bay Net Financial common stock surrendered for the Sterling common stock (reduced by the tax basis allocable to any fractional share of Sterling common stock for which cash is received), and the holding period of the Sterling common stock will include the period during which the shares of Bay Net Financial common stock were held by the Bay Net Financial Shareholder. If a Bay Net Financial Shareholder has differing bases or holding periods in respect of his or her shares of Bay Net Financial common stock, the shareholder should consult his or her tax advisor prior to the exchange with regard to identifying the bases or holding periods of the particular shares of Sterling common stock received in the exchange.

Exchange solely for cash. In general, if, pursuant to the merger, a Bay Net Financial Shareholder exchanges all of his or her shares of Bay Net Financial common stock actually owned by him or her solely for cash, such holder will recognize gain or loss equal to the difference between the amount of cash received and his or her adjusted tax basis in the shares of Bay Net Financial common stock surrendered, which gain or loss generally will be long-term capital gain or loss if the shareholder’s holding period with respect to the Bay Net Financial common stock surrendered is more than one year. If, however, a Bay Net Financial Shareholder exchanges all of his or her shares of Bay Net Financial common stock actually owned by him or her solely for cash and also constructively owns shares of Bay Net Financial common stock that are exchanged for shares of Sterling common stock in the merger or owns shares of Sterling common stock actually or constructively after the merger, the consequences to such holder may be similar to the consequences described below under the heading “— Exchange for Sterling common stock and cash,” except that the amount of consideration, if any, treated as a dividend may not be limited to the amount of such holder’s gain.

Exchange for Sterling common stock and cash. If, pursuant to the merger, a Bay Net Financial Shareholder exchanges all of his or her shares of Bay Net Financial common stock actually owned by him or her for a combination of Sterling common stock and cash, the shareholder generally will recognize gain (but not loss) in an amount equal to the lesser of (1) the amount of gain realized (i.e., the excess of the sum of the amount of cash and the fair market value of the Sterling common stock received pursuant to the merger over such shareholder’s adjusted tax basis in the shares of Bay Net Financial common stock surrendered) and (2) the amount of cash received pursuant to the merger. For this purpose, gain or loss must be calculated separately for each identifiable block of shares surrendered in the exchange, and loss realized on one block of shares may not be used to offset gain realized on another block of shares. Any recognized gain generally will be long-term capital gain if the Bay Net Financial Shareholder’s holding period with respect to the Bay Net Financial common stock surrendered is more than one year. If, however, the cash received has the effect of the distribution of a dividend, the cash received will be treated as a dividend to the extent of the Bay Net Financial Shareholder’s ratable share of accumulated earnings and profits as calculated for United States federal income tax purposes. See “— Possible treatment of cash as a dividend,” below.

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The aggregate tax basis of Sterling common stock received by a Bay Net Financial Shareholder that exchanges his or her shares of Bay Net Financial common stock for a combination of Sterling common stock and cash pursuant to the merger will be equal to the aggregate adjusted tax basis of the shares of Bay Net Financial common stock surrendered for Sterling common stock and cash, reduced by the amount of cash received by the Bay Net Financial Shareholder pursuant to the merger, and increased by the amount of gain (including any portion of the gain that is treated as a dividend as described below), if any, recognized by the Bay Net Financial Shareholder on the exchange. The holding period of the Sterling common stock will include the holding period of the shares of Bay Net Financial common stock surrendered. If a Bay Net Financial Shareholder has differing bases or holding periods in respect of his or her shares of Bay Net Financial common stock, such shareholder should consult his or her tax advisor prior to the exchange with regard to identifying the bases or holding periods of the particular shares of Sterling common stock received in the exchange.

Possible treatment of cash as a dividend. In general, the determination of whether the gain recognized in the exchange will be treated as capital gain or has the effect of a distribution of a dividend depends upon whether and to what extent the exchange reduces the Bay Net Financial Shareholder’s deemed percentage stock ownership of Sterling. For purposes of this determination, Bay Net Financial Shareholders will be treated as if they first exchanged all of their shares of Bay Net Financial common stock solely for Sterling common stock and then Sterling immediately redeemed (the “deemed redemption”) a portion of the Sterling common stock in exchange for the cash actually received. The gain recognized in the exchange followed by a deemed redemption will be treated as capital gain if (1) the deemed redemption is “substantially disproportionate” with respect to the Bay Net Financial Shareholder (and the shareholder actually or constructively owns after the deemed redemption less than 50% of voting power of the outstanding Sterling common stock) or (2) the deemed redemption is “not essentially equivalent to a dividend.”

The deemed redemption generally will be “substantially disproportionate” with respect to a Bay Net Financial Shareholder if the percentage described in (2) below is less than 80% of the percentage described in (1) below. Whether the deemed redemption is “not essentially equivalent to a dividend” with respect to a Bay Net Financial Shareholder will depend upon the shareholder’s particular circumstances. In order for the deemed redemption to be “not essentially equivalent to a dividend,” the deemed redemption must generally result in a “meaningful reduction” in the shareholder’s deemed percentage stock ownership of Sterling. In general, the determination requires a comparison of (1) the percentage of the outstanding stock of Sterling that the shareholder is deemed actually and constructively to have owned immediately before the deemed redemption and (2) the percentage of the outstanding stock of Sterling that is actually and constructively owned by the shareholder immediately after the deemed redemption. In applying the above tests, a Bay Net Financial Shareholder may, under the constructive ownership rules, be deemed to own stock that is owned by other persons or otherwise in addition to the stock actually owned by the shareholder. As these rules are complex and dependent upon a Bay Net Financial Shareholder’s specific circumstances, each shareholder that may be subject to these rules should consult his or her tax advisor. The IRS has ruled that a minority shareholder in a publicly held corporation whose relative stock interest is minimal and who exercises no control with respect to corporate affairs is considered to have a “meaningful reduction” if the shareholder has a relatively minor reduction in such shareholder’s percentage stock ownership under the above analysis.

Cash received in lieu of a fractional share. Cash received by a Bay Net Financial Shareholder in lieu of a fractional share of Sterling common stock generally will be treated as received in redemption of the fractional share, and gain or loss generally will be recognized based on the difference between the amount of cash received in lieu of the fractional share and the portion of the shareholder’s aggregate adjusted tax basis of the shares of Bay Net Financial common stock surrendered that is allocable to the fractional share. The gain or loss generally will be long-term capital gain or loss if the holding period for the shares of Bay Net Financial common stock is more than one year.

Backup Withholding. If a Bay Net Financial Shareholder receives cash in exchange for surrendering shares of Bay Net Financial common stock, the shareholder may be subject to backup withholding at a rate of 28% if the shareholder is a non-corporate United States person and (1) fails to provide an accurate taxpayer identification number; (2) is notified by the IRS that it has failed to report all interest or dividends required to be shown on its federal income tax returns, or (3) in certain circumstances, fails to comply with applicable certification requirements. Amounts withheld under the backup withholding rules will be allowed as a refund or credit against a shareholder’s United States federal income tax liability provided that the shareholder furnishes the required information to the IRS.

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This discussion is not intended to be a complete analysis or description of all potential United States federal income tax consequences of the merger. In addition this discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. It also does not address any federal estate tax or state, local or foreign tax consequences of the merger. Tax matters are very complicated, and the tax consequences of the merger to a Bay Net Financial Shareholder will depend upon the facts of his or her particular situation. Accordingly, we strongly urge you to consult with a tax advisor to determine the particular tax consequences to you of the merger, as well as to any later sale of shares of Sterling common stock received by you in the merger.

Source or Amount of Funds.

Sterling will pay a combination of cash and Sterling common stock as the consideration for Bay Net Financial. Based upon the maximum allocation percentage of cash consideration to be paid (45%) excluding cash amounts for fractional shares (if any), Sterling will pay a maximum of $9,718,261 to Bay Net Financial Shareholders (excluding the aggregate amount of $541,739 payable in cash to the holders of the phantom stock interests).

Sterling has not yet determined how it will fund the cash consideration; however, it has several alternative funding sources available to it. Sterling may draw down on an existing line of credit or it may enter into a loan agreement with an unrelated financial institution on terms that would be customary for a transaction of comparable size. Additionally, Sterling may decide to issue trust preferred securities or use other internal sources of funds. Sterling does not anticipate that the funding of the cash portion of the merger consideration will have a significant impact on its financial condition, results of operations, liquidity or regulatory capital.

Resale of Sterling Common Stock.

The Sterling common stock issued in the merger will be freely transferable under the Securities Act, except for shares issued to any Bay Net Financial Shareholder who may be deemed to be:

An “affiliate” of Bay Net Financial for purposes of Rule 145 under the Securities Act; or

An “affiliate” of Sterling for purposes of Rule 144 under the Securities Act.

Affiliates will include persons (generally executive officers, directors and 10% or more shareholders) who control, are controlled by, or are under common control with, Sterling or Bay Net Financial at the time of the Bay Net Financial special meeting, and with respect to Sterling, at or after the effective date of the merger.

Rules 144 and 145 will restrict the sale of shares of Sterling common stock received in the merger by affiliates and certain of their family members and related interests.

Bay Net Financial Affiliates:

Generally, during the year following the effective date of the merger, those persons who are affiliates of Bay Net Financial at the time of the Bay Net Financial special meeting, provided they are not affiliates of Sterling at or following the merger’s effective date, may publicly resell any shares of Sterling common stock received by them in the merger, subject to certain limitations and requirements. These include the amount of Sterling common stock that may be sold by them in any three-month period, the manner of sale, and the adequacy of current public information about Sterling.

After the one-year period, these affiliates may resell their shares without the restrictions, so long as there is adequate current public information with respect to Sterling as required by Rule 144.

Sterling Affiliates:

Persons who are affiliates of Sterling after the effective date of the merger may publicly resell the shares of Sterling common stock received by them in the merger subject to the same limitations and requirements as apply to Bay Net Financial affiliates in the first year and subject to certain filing requirements specified in Rule 144.

The ability of affiliates to resell shares of Sterling common stock received in the merger under Rule 144 or Rule 145, as summarized herein, generally will be subject to Sterling’s having satisfied its public reporting requirements under the Securities Exchange Act of 1934 for specified periods prior to the time of sale.

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Affiliates also would be permitted to resell shares of Sterling common stock received in the merger pursuant to an effective registration statement under the Securities Act or another available exemption from the Securities Act registration requirements.

This proxy statement/prospectus does not cover any resales of shares of Sterling common stock received by persons who may be deemed to be affiliates of Sterling or Bay Net Financial.

Each Bay Net Financial director has agreed with Sterling, as a Bay Net Financial affiliate, not to transfer any shares of Sterling common stock received in the merger except in compliance with the Securities Act.

Rights of Dissenting Shareholders.

Bay Net Financial Shareholders have rights to dissent from the merger agreement and obtain the fair value of their Bay Net Financial shares in cash in accordance with Sections 3-201 through 3-213 of the Maryland Corporations and Associations Code (the “Dissenters’ Rights Law”). A summary of the rights of dissenting shareholders follows. The summary is qualified in its entirety by reference to Annex C, which sets forth the applicable dissenters’ rights provisions of Maryland law. If you are considering exercising your dissenters’ rights, you should read carefully the summary below and the full text of the law set forth in Annex C.

Dissenters’ rights are statutory rights that enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction.

As a Bay Net Financial Shareholder, you are entitled to relief as a dissenting shareholder under the Dissenters’ Rights Law only if you strictly comply with all of the procedural and other requirements of the Dissenters’ Rights Law. The following is a description of the material terms of the Dissenters’ Rights Law. This summary is not intended to be complete and is qualified in its entirety by reference to the Dissenters’ Rights Law, a copy of which is attached to this proxy statement-prospectus as Annex C.

A Bay Net Financial Shareholder who wishes to exercise his or her rights as a dissenting shareholder in the event the Agreement and Plan of Merger is approved and adopted must:

•	Be a record holder of the Bay Net Financial common stock as to which he or she seeks appraisal rights on the record date;
•

File a written objection with Bay Net Financial at or before the special meeting of Shareholders to be held on September 14, 2006. The written objection should be mailed to Michael P. Gavin, President and Chief Executive Officer of Bay Net Financial, Inc., 126 North Main Street, Bel Air, Maryland 21014. Voting against the Agreement and Plan of Merger in person or by proxy at the special meeting of shareholders will not in and of itself satisfy the notice requirements imposed on Bay Net Financial shareholders seeking to exercise dissenters’ rights under Maryland law;

•

Not vote his or her Bay Net Financial common stock in favor of adoption of the Agreement and Plan of Merger (failure to vote against the Agreement and Plan of Merger, unlike an affirmative vote in favor of the Agreement and Plan of Merger, will not constitute a waiver of dissenters’ rights under Maryland law); and

•

Deliver to Sterling, as the successor corporation, not later than 20 days after the Maryland Department of Assessments and Taxation (the “Department”) accepts the Articles of Merger, a written demand for payment of the fair cash value of the shares as to which he or she seeks appraisal rights. The written demand must state the name of the Shareholder and the number and class of shares as to which he or she seeks appraisal rights. Sterling will promptly notify each objecting Shareholder when the Department has accepted the Articles of Merger.

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Any written demand for payment should be mailed or delivered to J. Roger Moyer, Jr., President and Chief Executive Officer of Sterling Financial Corporation, 101 North Pointe Boulevard, Lancaster, Pennsylvania 17601. As the written demand must be delivered to Sterling within the 20-day period after the Department accepts the Articles of Merger, it is recommended that a dissenting Shareholder use certified or registered mail, return receipt requested, to confirm that he or she has made a timely delivery.

Failure to comply strictly with these procedures will cause you to lose your dissenters’ rights. Consequently, if you desire to exercise your dissenters’ rights, you are urged to consult a legal advisor before attempting to exercise these rights.

Bay Net Financial Shareholders wishing to exercise their dissenters’ rights should consult their own counsel to ensure that they fully and properly comply with applicable requirements.

INFORMATION WITH RESPECT TO STERLING

General.

Sterling’s common stock is quoted on the Nasdaq Global Select Market under the symbol “SLFI.” (For more information on Sterling, see Part I of Sterling’s Annual Report on Form 10-K for the year ended December 31, 2005.)

The authorized capital stock of Sterling consists of 70,000,000 shares of common stock, $5.00 par value, and 10,000,000 shares of preferred stock, no par value. As of July 21, 2006, the record date for the Bay Net Financial special meeting, there are _____ shares of Sterling common stock issued and outstanding, __________ shares held by Sterling as treasury stock, and no shares of Sterling preferred stock issued or outstanding. There are no other shares of capital stock of Sterling authorized, issued or outstanding.

Sterling has no options, warrants or other rights authorized, issued or outstanding other than options and rights granted under Sterling’s various stock compensation and dividend reinvestment plans, as described in Sterling’s information filed with the SEC and incorporated herein by reference, as described in “Incorporation of Certain Information by Reference,” at page 67.

The following description of the Sterling capital stock does not purport to be complete and is qualified in all respects by reference to Sterling’s Articles of Incorporation and Bylaws, and the Pennsylvania Business Corporation Law.

Common Stock.

Dividends

The holders of Sterling common stock share ratably in dividends when and if declared by Sterling’s Board of Directors from legally available funds. Declaration and payment of cash dividends by Sterling depends upon cash dividend payments to it by Sterling’s subsidiaries, which are Sterling’s primary source of revenue and cash flow. Sterling is a legal entity separate and distinct from its subsidiaries. Accordingly, the right of Sterling, and consequently the right of creditors and shareholders of Sterling, to participate in any distribution of the assets or earnings of any subsidiary is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of Sterling in its capacity as a creditor may be recognized.

Voting Rights

Prior to the issuance of any Sterling preferred stock with voting rights (see “Preferred Stock” below), the holders of shares of Sterling common stock have exclusive voting rights. Each holder of shares of Sterling common stock has one vote for each share held. Sterling Shareholders cannot cumulate votes in the election of directors.

Sterling common stock currently trades on the Nasdaq Global Select Market System of the Nasdaq Global Select Market. Under Nasdaq’s Global Select Market rules, approval of Sterling’s shareholders is required for the issuance of shares of Sterling common stock or securities convertible into or exercisable for Sterling common stock if the issuance of such securities:

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•

Is in connection with the acquisition of a company, is not in connection with a public offering for cash, and the securities to be issued will have 20% or more of the voting power outstanding before such issuance;

•

Is in connection with the acquisition of a company in which a director, officer of substantial shareholder of Sterling has a 5% or greater interest (or they collectively have a 10% or greater interest), and the issuance of the securities could result in an increase in outstanding Sterling common stock or voting power of 5% or more;

•

Is in connection with a transaction, other than a public offering, at a price less than the greater of book or market value in which the shares issued will equal 20% or more of the shares of Sterling common stock, or have 20% or more of the voting power, outstanding before issuance; or

•	Would result in a change in control of Sterling.

Under Nasdaq’s Global Select Market rules, shareholder approval is also required to establish a stock option or purchase plan in which stock may be acquired by officers and directors other than a broadly-based plan in which other Sterling Shareholders or employees may participate.

Preemptive Rights, Redemption

Holders of Sterling common stock do not have pre-emptive rights to acquire any additional shares of Sterling common stock. Sterling common stock is not subject to redemption.

Liquidation Rights

In the event of Sterling’s liquidation, dissolution or winding-up, whether voluntary or involuntary, holders of Sterling common stock will share ratably in any of its assets or funds that are available for distribution to its shareholders after satisfaction, or adequate provision is made for satisfaction, of its liabilities, and after payment of any liquidation preferences of any outstanding shares of Sterling preferred stock.

Preferred Stock.

Sterling’s Board of Directors is authorized to issue shares of Sterling preferred stock, without shareholder approval. Sterling’s board will determine the rights, qualifications, limitations and restrictions of each series of Sterling preferred stock at the time of issuance, including without limitation, rights as to dividends, voting and convertibility into shares of Sterling common stock. Shares of Sterling preferred stock may have dividend, redemption, voting, and liquidation rights that take priority over the Sterling common stock, and may be convertible into Sterling common stock.

Financial and other information relating to Sterling, including information relating to Sterling’s directors and executive officers, is set forth in Sterling’s 2005 Annual Report on Form 10-K (which incorporate certain portions of Sterling’s proxy statement for its 2006 annual meeting of shareholders), Sterling’s Quarterly Reports on Form 10-Q for March 31, 2006, and Sterling’s 2006 Current Reports on Form 8-K, all of which we incorporate by reference in this document. Sterling will furnish you with copies of the documents incorporated by reference upon request. See “Where You Can Find More Information,” at page 66.

New Bay First Bank, N.A. Directors.

If the merger is completed, five (5) of the current Bay Net Financial directors will serve as directors of Bay First Bank, N.A., with a term expiring annually.

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INFORMATION WITH RESPECT TO BAY NET FINANCIAL

Business.

Bay Net Financial, Inc., a Maryland corporation, is a savings and loan holding company headquartered in Bel Air, Maryland. Its primary business is operating its subsidiary, Bay Net A Community Bank, a federally chartered savings association with offices in Bel Air and Elkton, Maryland. Its business consists primarily of attracting retail deposits from the general public and using those funds to originate residential real estate loans and, to a lesser extent, commercial and consumer loans. As of March 31, 2006, Bay Net Financial listed total assets of $95.6 million, total loans of $57.1 million, total deposits of $85.3 million and stockholders’ equity of $7.5 million.

Stock Ownership of Principal Shareholders and Management.

The following table sets forth, as of July 10, 2006, the name of each person who owns of record or is known to Bay Net Financial to be the beneficial owner of more than 5% of Bay Net Financial’s outstanding shares of common stock, the number of shares beneficially owned by such person, and the percentage of Bay Net Financial’s outstanding shares of common stock so owned.

	Amount and Nature of Beneficial Ownership[1]	Percent of Shares of Capital Stock Outstanding

William McCool, Sr. Director	64,217	9.86%

Nancy Jodlbauer Director	44,811	6.90%

Barry Williams Director	36,898	5.72%

Richard Funke Chairman and Director	35,580	5.47%

FFC Management, Inc.	33,872	5.24%

George Benvengo Director	33,644	5.17%

[1]

Amounts shown include 6,670, 4,915, 1,025, 6,580, and 5,810 shares that may be acquired by Directors McCool, Sr., Jodlbauer, Williams, Funke and Benvengo, respectively, upon the exercise of Bay Net Financial Options and Bay Net Financial Warrants previously issued by Bay Net Financial. The amount shown for FFC Management, Inc, includes 2,352 shares that may be acquired by FFC Management, Inc. upon the exercise of Bay Net Financial Warrants previously issued by Bay Net Financial.

The following table sets forth, as of July 10, 2006, the amount and percentage of the outstanding common stock of Bay Net Financial beneficially owned by each director, executive officer and all executive officers and directors as a group.

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	Amount and Nature of Beneficial Ownership[1]	Percent of Shares of Capital Stock Outstanding

Michael Gavin President, Chief Executive Officer and Director	29,500	4.49%

Richard Funke Chairman and Director	35,580	5.47%

George Benvengo Director	33,644	5.17%

Todd Brown Director	17,779	2.74%

Brian Brunner Director	14,925	2.31%

John Jenkins Director	15,940	2.46%

Nancy Jodlbauer Director	44,811	6.90%

Edward Johnson Director	5,255	0.81%

Lisa Julian Director	13,029	2.01%

William McCool, Sr. Director	64,217	9.86%

Richard Rosa Director	3,212	0.50%

Donald Stephen Director	7,225	1.12%

Barry Williams Director	36,989	5.72%

Andrew Gee Director	2,750	0.43%

Tom Brown Director	1,000	0.16%

Ronald Ballard Chief Lending Officer	13,808	2.11%

Anthony Cole Chief Financial Officer	14,105	2.16%

All Directors and Executive Officers	353,678	46.84%

[1]

Amounts shown include 12,500, 6,580, 5,810, 3,570, 2,425, 3,940, 4,915, 1,755, 2,540, 6,670, 940, 2,225, 1,025, 250, 0, 8,528 and 8,500 shares that may be acquired by Directors Gavin, Funke, Benvengo, Brown, Brunner, Jenkins, Jodlbauer, Johnson, Julian, McCool, Sr., Rosa, Stephen, Williams, Gee, Brown and Officers Ballard and Cole, respectively, upon the exercise of Bay Net Financial Options and Bay Net Financial Warrants previously issued by Bay Net Financial.

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DESCRIPTION OF STERLING CAPITAL SECURITIES

The authorized capital stock of Sterling consists of 70,000,000 shares of common stock, $5.00 par value, and 10,000,000 shares of preferred stock, no par value.

As of July 21, 2006, the record date for the Bay Net Financial special meeting, there are _____ shares of Sterling common stock issued and outstanding, ___________ shares held by Sterling as treasury stock, and no shares of Sterling preferred stock issued or outstanding. There are no other shares of capital stock of Sterling authorized, issued or outstanding.

Sterling has no options, warrants or other rights authorized, issued or outstanding other than options and rights granted under Sterling’s various stock compensation and dividend reinvestment plans, as described in Sterling’s information filed with the SEC and incorporated herein by reference, as described in “Incorporation of Certain Information by Reference,” at page 67.

Anti-Takeover Charter and Pennsylvania Law Provisions.

Sterling’s articles of incorporation and bylaws contain certain provisions that may have the effect of deterring or discouraging an attempt to take control of Sterling. Among other things these provisions:

•	Empower Sterling’s Board of Directors, without shareholder approval, to issue shares of Sterling preferred stock the terms of which, including voting power, are set by Sterling’s board;
•	Divide Sterling’s Board of Directors into three classes serving staggered three-year terms;
•	Restrict the ability of shareholders to remove directors;
•	Do not permit shareholders’ actions without a meeting;
•

Require that shares with at least two-thirds (66 2/3%) or, in certain instances, a majority of total voting power approve the repeal or amendment of certain provisions of Sterling’s articles of incorporation;

•	Eliminate cumulative voting in the election of directors; and
•	Require advance notice of nominations for the election of directors and the presentation of shareholder proposals at meetings of shareholders.

The Pennsylvania Business Corporation Law of 1988, as amended, also contains certain provisions applicable to Sterling that may have the effect of deterring or discouraging an attempt to take control of Sterling. These provisions, among other things:

•

Require that, following any acquisition by any person or group of 20% of a public corporation’s voting power, the remaining shareholders have the right to receive payment for their shares, in cash, from such person or group in an amount equal to the “fair value” of the shares, including an increment representing a proportion of any value payable for control of the corporation (Subchapter 25E of the Business Corporation Law);

•

Prohibit for five years, subject to certain exceptions, a “business combination” (which includes a merger or consolidation of the corporation or a sale, lease or exchange of assets) with a person or group beneficially owning 20% or more of a public corporation’s voting power (Subchapter 25F of the Business Corporation Law);

•

Prevent a person or group acquiring different levels of voting power (20%, 33% and 50%) from voting any shares over the applicable threshold, unless “disinterested shareholders” approve such voting rights (Subchapter 25G of the Business Corporation Law);

•

Require any person or group that publicly announces that it may acquire control of a corporation, or that acquires or publicly discloses an intent to acquire 20% or more of the voting power of a corporation, to disgorge to the corporation any profits that it receives from sales of the corporation’s equity securities purchased over the prior 18 months (Subchapter 25H of the Business Corporation Law);

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•	Expand the factors and groups (including shareholders) which a corporation’s Board of Directors can consider in determining whether an action is in the best interests of the corporation;
•	Provide that a corporation’s Board of Directors need not consider the interests of any particular group as dominant or controlling;
•

Provide that a corporation’s directors, in order to satisfy the presumption that they have acted in the best interests of the corporation, need not satisfy any greater obligation or higher burden of proof with respect to actions relating to an acquisition or potential acquisition of control;

•

Provide that actions relating to acquisitions of control that are approved by a majority of “disinterested directors” are presumed to satisfy the directors’ standard, unless it is proven by clear and convincing evidence that the directors did not assent to such action in good faith after reasonable investigation; and

•

Provide that the fiduciary duty of a corporation’s directors is solely to the corporation and may be enforced by the corporation or by a shareholder in a derivative action, but not by a shareholder directly.

The Pennsylvania Business Corporation Law also explicitly provides that the fiduciary duty of directors does not require them to:

•	Redeem any rights under, or to modify or render inapplicable, any shareholder rights plan;
•

Render inapplicable, or make determinations under, provisions of the Pennsylvania Business Corporation Law relating to control transactions, business combinations, control-share acquisitions or disgorgement by certain controlling shareholders following attempts to acquire control; or

•

Act as the Board of Directors, a committee of the board or an individual director, solely because of the effect the action might have on an acquisition or potential acquisition of control of the corporation or the consideration that might be offered or paid to shareholders in such an acquisition.

COMPARISON OF SHAREHOLDERS’ RIGHTS

Upon completion of the merger, shareholders of Bay Net Financial will become shareholders of Sterling. Accordingly, their rights as shareholders will be governed by Sterling’s articles of incorporation and bylaws, as well as by the Pennsylvania Business Corporation Law of 1988, as amended. Certain differences in the rights of shareholders arise from differences between Bay Net Financial’s and Sterling’s articles of incorporation and bylaws.

The following is a summary of material differences in the rights of Bay Net Financial Shareholders and Sterling Shareholders. This discussion is not a complete statement of all differences affecting the rights of shareholders. We qualify this discussion in its entirety by reference to the Pennsylvania Business Corporation Law and the respective articles of incorporation and bylaws of Bay Net Financial and Sterling.

Director Nominations.

Bay Net Financial

Bay Net Financial’s bylaws provide that the Board of Directors or any shareholder of record entitled to vote in the election of directors may make nominations for the election of directors.

Sterling

Sterling’s bylaws permit the Board of Directors, a committee of directors, or any shareholder entitled to vote for the election of directors to make a nomination for election to Sterling’s Board of Directors.

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The directors, committee, or shareholder must make their nominations for director in writing. Sterling’s Secretary must receive nominations at least 90 days before the annual meeting of shareholders. Nominations must contain certain information regarding the identity and background of the proposed nominee.

Election of Directors.

Bay Net Financial

Bay Net Financial’s bylaws provide that its Board of Directors must be comprised of 15 directors. Presently, the Board of Directors is comprised of 15 members.

Bay Net Financial’s board is divided into three classes, each serving three-year terms, so approximately one-third of the directors are elected at each annual meeting of shareholders.

Sterling

Sterling’s bylaws provide that its Board of Directors is composed of between one and 25 directors. Presently, the Board of Directors has 13 members. Sterling’s Board of Directors is divided into three classes, each serving three-year terms, so that approximately one-third of the directors are elected at each annual meeting of shareholders. However, the board does not have to maintain an equal class structure.

Qualification.

Bay Net Financial

Bay Net Financial’s bylaws do not provide any age limit for qualification for the Board of Directors.

Sterling

Sterling’s bylaws provide that no person who has reached age 70 on or before the date of the annual meeting at which he or she would be elected is qualified for nomination or election to Sterling’s Board of Directors.

Removal.

Bay Net Financial

Bay Net Financial’s Articles of Incorporation provide that the entire Board of Directors or an individual director may be removed by the affirmative vote of the holders of a majority of the outstanding shares of Bay Net Financial common stock.

Sterling

Sterling’s articles of incorporation provide that the affirmative vote of holders of a majority of the outstanding Sterling stock entitled to vote in the election of directors can remove any director or the entire Board of Directors from office with cause. An affirmative vote of the holders of at least 60% of the outstanding Sterling stock entitled to vote in the election of directors can remove directors without cause.

Vacancies on Board.

Bay Net Financial

Bay Net Financial’s Articles of Incorporation provide that vacancies on Bay Net Financial’s Board of Directors, including vacancies resulting from an increase in the number of directors may be filled by an affirmative vote of nine (9) majority of directors, then in office, whether or not a quorum.

Sterling

Sterling’s bylaws provide that vacancies on Sterling’s Board of Directors, for whatever reason, including vacancies resulting from death, resignation, retirement, or an increase in the number of directors, may be filled by a majority vote of the remaining directors, even if less than a quorum. Any director elected by Sterling’s Board of Directors to fill a vacancy shall hold office until the next annual meeting of shareholders to elect his successor.

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Shareholder Meetings.

Call

Bay Net Financial

The annual meeting of Bay Net Financial’s shareholders for the election of directors is held each year on a date and time as the Board of Directors may determine. Special meetings of Bay Net Financial’s shareholders may be called at any time by chairman of board president, or majority of directors, authorized board committed, or secretary, upon the written request of not less than 25% of votes entitled to be cast at the meeting.

Sterling

The Sterling shareholders hold their annual meeting at a time and place fixed by the Board of Directors. The shareholders are to hold their meeting no later than June 30 each year for the election of directors and the transaction of other business properly brought before the meeting. Sterling’s Chief Executive Officer or the Executive Committee of the Board of Directors or the Board of Directors, pursuant to a resolution adopted by the affirmative vote of a majority of the Board of Directors, may each call a special meeting of shareholders. Shareholders may not call special meetings.

Notice

Bay Net Financial

Bay Net Financial’s bylaws provide that written notice of every meeting of Bay Net Financial’s shareholders shall be given for all meetings other than those adjourned for 30 days or less. The notice shall state the place, day, hour and purpose of the meeting. In the case of a special meeting of shareholders, notice shall be served at least 10 days before the special meeting to each shareholder entitled to vote at their address as it appears on the stock ledger or transfer books of the company.

Sterling

Sterling’s bylaws provide that at least ten days in advance of the meeting date, written notice of the date, place and time of all meetings of shareholders shall be given to each shareholder of record entitled to vote at the meeting by mail addressed to the shareholder at his address as it appears on the books of the company. In the case of a special meeting, notice must include the general nature of business the meeting will address.

Notice is delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder.

Quorum

Bay Net Financial

Bay Net Financial’s bylaws provide that the presence, in person or by proxy, of shareholders entitled to cast at least one-third 1/3 of the votes that all shareholders are entitled to cast on a particular matter shall constitute a quorum.

Sterling

Sterling’s bylaws provide that the presence, in person or by proxy, of Sterling Shareholders entitled to cast a majority of the votes on a certain matter constitutes a quorum for that matter. In some cases, the articles of incorporation may require the presence of a greater number of shares.

Required Shareholder Vote.

General

Bay Net Financial

Each holder of record of Bay Net Financial common stock shall have the right to one vote for every share standing in his name on the books of the company on the record date fixed for the meeting. Shareholders are not entitled to cumulate votes in the election of directors.

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Sterling

Each holder of Sterling common stock is entitled to one vote per share at a meeting. Shareholders may vote at any meeting or by proxy duly authorized in writing. Shareholders do not have the right to cumulate their votes for the election of directors.

Fundamental Changes

Bay Net Financial

Maryland Law provides that the approval by a vote of at least two-thirds (66 2/3%) of the outstanding shares of the corporation is required for the merger, consolidation, liquidation, or dissolution of the corporation.

Sterling

Sterling’s articles of incorporation require that the shareholders must approve a plan of merger or consolidation by the affirmative vote of 60% of outstanding shares entitled to vote.

Amendment of Articles of Incorporation

Bay Net Financial

Under Maryland Law, any amendment to Bay Net Financial’s articles of incorporation requires the approval of two-thirds (66 2/3%) of the votes cast by all shareholders entitled to vote.

Sterling

A majority of the Board of Directors and a majority vote of the outstanding shares, voting together, can amend Sterling’s articles of incorporation. In addition, Sterling’s articles of incorporation may be amended by the affirmative vote of not less than 60% of outstanding common stock.

Amendment of Bylaws

Bay Net Financial

The Board of Directors of Bay Net Financial may amend Bay Net Financial’s by laws upon approval by a majority of the holders of the outstanding shares of Bay Net Financial common stock.

Sterling

The Board of Directors may amend Sterling’s bylaws subject to the power of Sterling’s shareholders to change the action by an affirmative vote of not less than 60% of the outstanding stock entitled to vote.

Inspection Rights.

Bay Net Financial

Bay Net Financial makes available for inspection a complete list of shareholders entitled to vote at a shareholder’s meeting in accordance with Maryland law. This list is made available during usual business hours at the registered office or principal place of business of Bay Net Financial at least 10 days prior to a shareholder’s meeting and at the time and place of the shareholder meeting. In addition, shareholders of Bay Net Financial may examine the share register books and records of account, and records of proceedings, for any proper purpose by making a written verified demand therefore.

Sterling

As required by Pennsylvania law, Sterling makes available for inspection by any shareholder at least five days prior to a shareholder meeting and at the time and place of any shareholder meeting a complete list of the shareholders entitled to vote at the meeting. The list includes the address of and the number of shares held by each shareholder. In addition, shareholders of Sterling have the right, for any proper purpose, to examine during usual business hours the list of Sterling’s shareholders and to make copies or extracts therefrom.

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Anti-Takeover Provisions.

Bay Net Financial

Bay Net Financial is subject to those provisions of the Code of Maryland that are applicable to a Maryland stock corporation. These provisions are contained in Titles 1 through 3 of the Maryland Corporations and Associations Code. All of these provisions apply to Bay Net Financial.

Under Maryland law, Bay Net Financial’s Board of Directors may consider a wide variety of factors and groups in determining whether an action, including a takeover offer, is in the best interests of the corporation.

Sterling

Sterling is subject to those provisions of the Pennsylvania Business Corporation Law that are applicable to a corporation that has a class of equity securities registered under the Securities and Exchange Act of 1934, unless the corporation “opts out” of such provisions in its articles of incorporation.

These provisions are contained in Subchapters 25E through 25J of the Pennsylvania Business Corporation Law. Sterling has not opted out of any of these provisions. All of these provisions apply to Sterling. See “Description of Sterling Capital Securities — Anti-Takeover Charter and Pennsylvania Law Provisions” on page 60.

Under Pennsylvania law, Sterling’s Board may consider a wide variety of factors and groups in determining whether an action, including a takeover offer, is in the best interests of the corporation.

Voluntary Dissolution.

Bay Net Financial

Maryland law provides that Bay Net Financial may liquidate and/or dissolve upon the approval of two-thirds (66 2/3%), of Bay Net Financial’s outstanding shares.

Sterling

If the Board of Directors of a Pennsylvania corporation, such as Sterling, recommends that the corporation be dissolved and directs that the question be submitted to a vote at a meeting of the corporation’s shareholders, the corporation may be dissolved upon the affirmative vote of a majority shareholders entitled to vote.

Dissenters’ Rights.

Bay Net Financial

Bay Net Financial Shareholders will have dissenters’ rights in connection with the merger, as described in “Rights of Dissenting Shareholders” at page 56.

Sterling

Shareholders will generally have dissenters’ rights under the Pennsylvania Business Corporation Law, unless there are more than 2,000 shareholders of record at the time in question. As of the date of these materials, Sterling has approximately 5,000 shareholders of record; consequently, Sterling’s shareholders would not have dissenters’ rights under Pennsylvania law.

Further, Sterling’s articles of incorporation and bylaws do not grant dissenters’ rights to Sterling’s shareholders.

ADJOURNMENT

In the event that we do not have sufficient votes for a quorum or to approve the merger agreement at the Bay Net Financial special meeting, we intend to adjourn the meeting to permit further solicitation of proxies. We can only use proxies received by Bay Net Financial at the time of the special meeting to vote for adjournment, if necessary, by submitting the question of adjournment to you as a separate matter for consideration.

The Bay Net Financial Board of Directors recommends that you mark your proxy in favor of the adjournment proposal so that your proxy may be used to vote for adjournment if necessary. If you properly executed your proxy, we will consider that you voted in favor of the adjournment proposal unless your proxy indicates otherwise. If we adjourn the special meeting, we will not give notice of the time and place of the adjourned meeting other than by an announcement of such time and place at the special meeting.

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EXPERTS

The consolidated financial statements of Sterling Financial Corporation incorporated by reference in Sterling Financial Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2005, and Sterling Financial Corporation management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, incorporated by reference in this prospectus, have been audited by Ernst & Young LLP, independent registered public accounting firm, as stated in their reports, incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the Sterling common stock to be issued in the merger and certain other legal matters relating to the merger are being passed upon for Sterling by Sterling’s in-house counsel. The law firm of Stradley Ronon Stevens & Young, LLP will pass upon for Sterling certain tax matters related to the merger.

Certain legal matters relating to the merger are being passed upon for Bay Net Financial by the law firm of Muldoon Murphy & Aguggia, LLP.

OTHER BUSINESS

As of the date of this document, Bay Net Financial’s Board of Directors knows of no matters that will be presented for consideration at the special meeting other than as described in this document. However, if any other matter shall properly come before the special meeting or any adjournments or postponements thereof and shall be voted upon, the form of proxy shall be deemed to confer authority to the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters according to their best judgment; provided, however, that no proxy that is voted against the merger proposal will be voted in favor of any adjournment or postponement of the special meeting.

SHAREHOLDER PROPOSALS

If the merger agreement is approved and the merger takes place, Bay Net Financial will not have an annual meeting of its shareholders in 2006. If the merger does not take place, Bay Net Financial will schedule its 2006 annual meeting of Shareholders as soon as practicable after the Board of Directors has determined that the merger will not occur. Shareholder proposals to be considered at such 2006 annual meeting must be stated in writing and delivered or mailed to Anthony R. Cole, Secretary, Bay Net Financial, Inc., 126 North Main Street, Bel Air, Maryland 21014, not less than thirty days prior to the date proxy materials are mailed for such annual meeting.

WHERE YOU CAN FIND MORE INFORMATION

Sterling files annual, quarterly and current reports, proxy and information statements, and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as Sterling, that file electronically with the SEC. The address of that site is http://www.sec.gov.

Sterling maintains an Internet site that contains information about Sterling and its subsidiaries. Its address is http://www.sterlingfi.com. Bay Net Financial maintains an Internet site that contains information about Bay Net Financial and its subsidiary. Its address is http://www.baynetcommunitybank.com.

Sterling filed a registration statement with the SEC under the Securities Act of 1933, relating to the Sterling common stock offered to the Bay Net Financial Shareholders in connection with the merger. The registration statement contains additional information about Sterling and Bay Net Financial. The SEC allows a registrant such as Sterling to omit certain information included in the registration statement from this document.

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You may read and copy the registration statement at the SEC’s public reference facilities described above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This document incorporates by reference important business and financial information about Sterling that is not included in or delivered with these materials. The following documents, filed with the SEC by Sterling, are incorporated by reference in this document:

Sterling’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC, on March 15, 2006.

Sterling’s Current Reports on Form 8-K, filed with the SEC, on May 25, 2006, May 24, 2006, May 17, 2006, May 5, 2006, May 4, 2006, April 26, 2006, April 12, 2006, March 31, 2006, March 8, 2006, February 28, 2006, February 22, 2006, January 26, 2006, January 24, 2006.

Sterling’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, filed with the SEC, on May 10, 2006.

Sterling’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, filed with the SEC, on August __, 2006.

Sterling also incorporates by reference in these materials additional documents filed by it with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 other than current reports furnished under Items 9 or 12 of Current Report on Form 8-K and Items 2.02 and 7.01 of Current Report on Form 8-K filed on and after _____________, 2006, after the date of this document and before the final adjournment of the special meeting of Bay Net Financial Shareholders.

Any statement contained in these materials or in a document incorporated by reference in these materials will be deemed to be modified or superseded to the extent that a statement contained herein or in any later filed document that also is incorporated by reference herein modifies or supersedes the statement.

You may obtain copies of the information incorporated by reference in this document. (See “How to Obtain More Information” in this document for information on how to make a request for information.)

All information contained or incorporated by reference in these materials about Sterling was supplied or verified by Sterling. All information contained in these materials about Bay Net Financial was supplied or verified by Bay Net Financial.

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Annex A

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (“Agreement”) is made and entered into as of March 30, 2006, by and among Sterling Financial Corporation, a Pennsylvania corporation (“Sterling”), Bay Net Financial Inc., a Maryland corporation (“Bay Net Financial”) and Bay Net, A Community Bank, a stock federal savings bank (“Bank”).

BACKGROUND

A. Bay Net Financial is a registered savings and loan holding company and the sole shareholder of Bank. Bay Net Financial has 100 shareholders and does not have any class of securities registered with the U.S. Securities and Exchange Commission.

B. Sterling, Bay Net Financial and Bank have each determined that it is advisable and in each of their respective best interests, and consistent with and in furtherance of their respective business strategies and goals, that Bay Net Financial merge with and into Sterling, with Sterling as the surviving corporation, upon the terms and subject to the conditions set forth in this Agreement (the “Merger”).

C. Each of the parties, by signing this Agreement, adopts it as a plan of reorganization as defined in IRC Section 368(a), and intends the Merger to be a reorganization as defined in IRC Section 368(a).

D. In furtherance of this Agreement, the Boards of Directors of Sterling, Bay Net Financial and Bank have each duly, as required by law, approved the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations, warranties, and conditions and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions set forth in this Agreement, the parties, intending to be legally bound hereby, Sterling, Bay Net Financial and Bank do agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions

Whenever used in this Agreement, the following terms, unless the context requires otherwise, shall have the meanings specified below in this Article.

“Acquired Bay Net Company” means Bank.

“Affiliated Person” when used in reference to Bay Net Financial or Bank means each “insider” (as that term is defined in Federal Reserve Regulation O, 12 C.F.R. Part 215) of Bay Net Financial and each “insider” (as so defined) of Bank; and when used in reference to Sterling means each “insider” (as so defined) of Sterling and each “insider” (as so defined) of FNBNE.

“Agreement” means this Merger Agreement, as the same may from time to time be amended or supplemented (as permitted by the terms of this Agreement) by one or more instruments executed by all Parties hereto.

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“Allocable Cash Consideration” shall have the meaning set forth in Section 2.1(g)(iii) of this Agreement.

“Allocable Merger Consideration” shall have the meaning set forth in Section 2.1(g)(iv) of this Agreement.

“Applications” means the notices, requests, applications and other filings to be made in connection with the obtaining of any Regulatory Approvals, and “Application” means any one of them.

“Bank” means Bay Net, A Community Bank, a federal stock savings bank.

“Bank Merger” means a merger of Bank with and into FNBNE as more fully provided in Section 2.1(i) of this Agreement and in the Bank Plan of Merger; provided, however, that any such changes to the Bank Plan of Merger shall be subject to the approval of Bay Net Financial and the Bank, which approval shall not be unreasonably withheld.

“Bank Plan of Merger” means a Bank Plan of Merger in the form attached to this Agreement as Exhibit 2.1, completed as indicated therein, with such changes as Sterling may reasonably determine, and executed by the Bank and FNBNE.

“Bank Common Stock” means the shares of common stock of the Bank, par value $1.00 per share, authorized for issuance by the Bank.

“Bank Share” means any share of the Bank Common Stock, and “Bank Shares” means all of them collectively.

“Bay Net Company” means either of Bay Net Financial or Bank, and “Bay Net Companies” means them collectively.

“Bay Net Disclosure Schedule” means a schedule attached hereto, setting forth exceptions to the representations, warranties and covenants of Bay Net Financial and the Bank contained in this Agreement.

“Bay Net Financial” means Bay Net Financial Inc., a Maryland corporation.

“Bay Net Financial Canceling Option” means a Bay Net Financial Option that will be canceled and converted into the right to receive cash pursuant to Section 2.8(a)(i) of this Agreement.

“Bay Net Financial Certificate” means a certificate that immediately prior to the Effective Date represented issued and outstanding shares of Bay Net Financial Common Stock.

“Bay Net Financial Common Stock” has the meaning assigned thereto in Section 3.2(a) of this Agreement.

“Bay Net Financial Continuing Option” means a Bay Net Financial Option that will be converted into a Sterling Option pursuant to Section 2.8(a)(1) of this Agreement.

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“Bay Net Financial Equity Interests” means all equity interests, and all economic interests determined based on equity interests, of Bay Net Financial, and shall mean and include all Bay Net Financial Common Stock, all Bay Net Financial Options, all Bay Net Financial Warrants and all Phantom Stock Interests

“Bay Net Financial Holders” means, as of any time of reference, the beneficial owners of Bay Net Financial Common Stock and Bay Net Financial Share Equivalents, and “Bay Net Financial Holder” means any one of them.

“Bay Net Financial Option” means an option to acquire Bay Net Financial Common Stock granted under the Bay Net Financial, Inc. 2000 Stock Option and Incentive Plan.

“Bay Net Financial Share” means a share of Bay Net Financial Common Stock.

“Bay Net Financial Share Equivalents” means the total number of Bay Net Financial Shares into which the Bay Net Financial Warrants may be converted upon exercise, in each case subject to satisfaction of the terms and conditions of this Agreement for the exchange of such interests for Merger Consideration; and “Bay Net Financial Share Equivalent” means any one of them. This number of Bay Net Financial Shares attributable to a Bay Net Financial Warrant shall equal A divided by B, where A equals the number of shares of Bay Net Financial Common Stock subject to the Bay Net Financial Warrant multiplied by the Economic Value of the Bay Net Financial Warrant; and B equals the Final Per Share Consideration. This calculation is expressed in the following formula:

No./Share Equivalents =	A	=	[No./BNF Shares Subject to Warrant] x [Economic Value/Warrant Share]
	B		Final Per Share Consideration

“Bay Net Financial Shareholders Meeting” has the meaning provided in Section 5.6(a) of this Agreement.

“Bay Net Financial Statements” means (a) the audited consolidated financial statements of Bay Net Financial as of December 31, 2005 and (b) the unaudited interim consolidated financial statements of Bay Net Financial for each calendar quarter after December 31, 2005.

“Bay Net Financial Stock Option Plan” means the Bay Net Financial, Inc. 2000 Stock Option and Incentive Plan.

“Bay Net Financial Warrant” means a warrant to acquire Bay Net Financial Common Stock, but shall not include a Bay Net Financial Option.

“Business Day” means any day except for a Saturday, Sunday, or other day on which banking institutions in the Commonwealth of Pennsylvania or State of Maryland are required or permitted by law or by executive order to be closed.

“Canceling Option Consideration” means, for each Bay Net Financial Share into which a Bay Net Financial Canceling Option would have been convertible on exercise, a sum in cash equal to the difference obtained by deducting the per share exercise price thereof from the Final Per Share Consideration; and, for all Bay Net Financial Canceling Options, the aggregate of all Canceling Option Consideration paid to the holders of all Bay Net Financial Canceling Options.

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“Cash Consideration” shall have the meaning set forth in Section 2.1(g)(iii) of this Agreement.

“Cash Election Shares” shall have the meaning set forth in Section 2.4(a) of this Agreement.

“Change in Control” with respect to Sterling means any one or more of the following: (i) any Person other than Sterling, a Sterling Subsidiary, an employee benefit plan of Sterling or a Sterling Subsidiary (including a related trust), becomes the beneficial owner (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly, of Sterling Shares representing more than 20% of the combined voting power of all Sterling Shares then outstanding; (ii) the occurrence of, or execution of an agreement providing for, a sale of all or substantially all of the assets of Sterling and its Subsidiaries to an entity which is not a Sterling Subsidiary; (iii) the occurrence of, or execution of an agreement providing for, a reorganization, merger, consolidation or similar transaction involving Sterling, unless (A) the owners of Sterling Shares immediately prior to the consummation of any such transaction will initially own securities representing a majority of the voting power of the surviving or resulting corporation, and (B) the directors of Sterling immediately prior to the consummation of such transaction will initially represent a majority of the directors of the surviving or resulting corporation; or (iv) any other event which is described in any public announcement or SEC filing by Sterling as a “change in control” of Sterling.

“Charter” shall mean the articles of incorporation, certificate of incorporation, articles of association or equivalent charter document of Bank, FNBNE, Bay Net Financial or Sterling, as applicable.

“Claim” means any pending or threatened claim, demand, dispute, litigation or proceeding.

“Closing” shall have the meaning ascribed in Section 2.1.

“Closing Date” means the date on which Closing shall be held.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Common Stock Consideration” shall have the meaning set forth in Section 2.1(g)(iii) of this Agreement.

“Common Stock Election Shares” shall have the meaning set forth in Section 2.4(a) of this Agreement.

“Consent” shall mean any consent, waiver, approval, order or authorization of, or registration, declaration or filing with, or notice to, any governmental authority or other Person.

“Corporate Affiliate” when used in reference to Bay Net Financial or Bank means Bank and each “affiliate” (as that term is defined in Federal Reserve Regulation O, 12 C.F.R. Part 215) of Bank; and when used in reference to Sterling means Sterling and each “affiliate” (as that term is defined in Federal Reserve Regulation O, 12 C.F.R. Part 215) of FNBNE.

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“CRA” shall mean the Community Reinvestment Act.

“Deferred Compensation Plan” has the meaning assigned to that term in Section 5.11 of this Agreement.

“Economic Value” means, with respect to a Bay Net Financial Canceling Option or a Bay Net Financial Warrant, an amount (for each Bay Net Financial Share into which it is convertible) equal to the Final Per Share Consideration minus the per share exercise price of the Bay Net Financial Canceling Option or Bay Net Financial Warrant. For the foregoing purposes, the per share exercise prices of the outstanding Bay Net Financial Options are set forth on Bay Net Financial Disclosure Schedule 3.2(a).

“Effective Time” has the meaning provided in Section 2.1(c) of this Agreement.

“Election Deadline” means 5:00 p.m., Eastern Time, on the day that is the eleventh (11th) Business Day prior to the Closing Date.

“Election Form” means the form mailed to certain Bay Net Financial Holders pursuant to Section 2.4(a) of this Agreement.

“Election Record Date” means the record date to be established by Sterling pursuant to Section 2.4(a) of this Agreement for purposes of determining those Bay Net Financial Holders to whom the Election Form is to be mailed.

“Employee Benefit Plan” means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) Code section 401(a) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) Code Section 401(a) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

“Employee Pension Benefit Plan” has the meaning set forth in ERISA Section 3(2).

“Employee Welfare Benefit Plan” has the meaning set forth in ERISA Section 3(1).

“Encumbrance” shall mean any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

“Environmental Claim” shall mean any oral or written notice from any governmental authority or third party, alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on, or resulting from the presence, or release into the environment, of any Hazardous Materials.

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“Environmental Laws” shall mean any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (i) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Materials. The term Environmental Law includes, without limitation, (i) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. 9601, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901, et seq.; the Clean Air Act, as amended, 42 U.S.C. 7401, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. 1251, et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. 9601, et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. 1101, et seq.; the Safe Drinking Water Act, 42 U.S.C. 300f, et seq.; and all comparable state and local laws, and (ii) any common law (including common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” means the agent designated by Sterling (reasonably promptly following execution of this Agreement) to act as the exchange agent for purposes of conducting the election procedures and the exchange procedure described in Article II of this Agreement.

“Exchange Agreement” means, as to a Bay Net Financial Canceling Option or a Bay Net Financial Warrant, an agreement described in Section 2.8(d) of this Agreement.

“Exchange Ratio” shall have the meaning set forth in Section 2.3(a)(i) of this Agreement.

“FDIC” means the Federal Deposit Insurance Corporation.

“Final Per Share Consideration” shall be determined according to Section 2.2 of this Agreement.

“FNBNE” means Sterling’s wholly owned Subsidiary, First National Bank of North East.

“GAAP” means those generally accepted accounting principles and practices that are recognized as such by the American Institute of Certified Public Accountants acting through the Financial Accounting Standards Board or through other appropriate boards or committees thereof.

“Hazardous Materials” includes, without limitation, any flammable explosives, radioactive materials, hazardous materials, asbestos, hazardous wastes, hazardous or toxic substances, or other materials or substances regulated under the Environmental Laws.

“Indicated Sterling Share Price” has the meaning assigned to that term in Section 2.3(c) of this Agreement.

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“Material Adverse Effect” shall mean, individually or in the aggregate, any material adverse effect upon or material adverse change in the business, financial condition, results of operations or assets of a Person.

“Maximum Cash Consideration” has the meaning assigned to that term under Section 2.1(g)(iii) of this Agreement.

“Maximum Common Stock Consideration” has the meaning assigned to that term under Section 2.1(g)(iii) of this Agreement.

“Measurement Period” means the period commencing with the 30th Business Day prior to the Effective Time and ending with the eleventh (11th) Business Day prior to the Closing Date.

“Merger” shall mean the merger of Bay Net Financial with and into Sterling for the Merger Consideration as described in this Agreement, and “Mergers” shall mean the Merger and the Bank Merger.

“Merger Consideration” shall have the meaning set forth in Section 2.1(g) of this Agreement.

“Minimum Cash Consideration” has the meaning assigned to that term under Section 2.1(g)(iii) of this Agreement.

“Minimum Common Stock Consideration” has the meaning assigned to that term under Section 2.1(g)(iii) of this Agreement.

“Mixed Election Shares” shall have the meaning set forth in Section 2.4(a) of this Agreement.

“OCC” means the Office of the Comptroller of the Currency of the United States Department of Treasury.

“Ordinary Course of Business” means the ordinary course of business consistent with past custom or practice (including with respect to quantity and frequency).

“OTS” means the Office of Thrift Supervision of the United States Department of Treasury.

“Outside Effective Time” means 11:59 p.m. on December 31, 2006.

“Party” or “Parties” means Bay Net Financial, Bank and Sterling, as the case may be.

“Per Share Cash Consideration” has the meaning assigned thereto in Section 2.3(a)(ii) of this Agreement.

“Per Share Common Stock Consideration” has the meaning assigned thereto in Section 2.3(a)(i) of this Agreement.

“Per Share Mixed Consideration” has the meaning assigned thereto in Section 2.3(a)(iii) of this Agreement.

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“Person” means an individual, partnership, limited liability company, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity or a federal, state, local or foreign government, or a political subdivision thereof, or any agency of such government or subdivision.

“Phantom Stock Consideration” shall have the meaning set forth in Section 2.1(g)(i) of this Agreement.

“Phantom Stock Interests” means interests under the Bay Net Financial Equity Value Plan equivalent to increases in value of 40,000 Bay Net Financial Shares, as more fully provided under the Bay Net Financial Equity Value Plan, and “Phantom Stock Interest” means an interest equivalent to increases in value of one (1) Bay Net Financial Share.

“Prospectus/Proxy Statement” means the joint prospectus/proxy statement in compliance with the securities registration and proxy rules of the SEC whether or not directly applicable, together with any supplements thereto, to be sent to (i) holders of Bay Net Financial Common Stock in connection with Bay Net Financial Shareholders Meeting and the approval of the Merger and this Agreement, (ii) holders of Bay Net Financial Share Equivalents, and (iii) holders of Bay Net Financial Options prior to the Bay Net Financial Shareholders Meeting.

“Reallocated Cash Shares” shall have the meaning set forth in Section 2.4(c)(i)(C) of this Agreement.

“Reallocated Common Stock Shares” shall have the meaning set forth in Section 2.4(c)(ii)(C) of this Agreement.

“Regulations” shall mean any laws, statutes, codes, ordinances, regulations, rules, requirements, court decisions and orders of any federal, state, local or foreign government and any other governmental department or agency.

“Regulatory Approvals” means the approvals, consents, orders, letters, statements of non-objection, regulatorily deemed non-objection or approval, from, or receipts of notice or other filings by, the Regulatory Authorities that are required in order to consummate the transactions identified or contemplated in connection with the Transaction Documents, and “Regulatory Approval” means any one of them.

“Regulatory Authorities” means, as applicable, the OTS, the OCC, the FDIC, the FRB, the SEC and any other federal, state or local government or government agency having or claiming jurisdiction over Bay Net Financial, Sterling, Bank, FNBNE, the Merger, the issuance or registration of Sterling Common Stock in connection with the Merger, the Bank Merger, or the other transactions contemplated by this Agreement.

“Resulting Bank” means the banking institution that survives the Bank Merger.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

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“Securities Filings” means the registration statement on Form S-4 (or on such other form as shall be appropriate) including any pre-effective or post-effective amendments or supplements thereto, as filed with the SEC under the Securities Act with respect to the Sterling Common Stock to be issued in connection with the Merger, together with any applicable state securities filings.

“Special Loan” means each loan classified or properly classifiable as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans” or words of similar import.

“Special REO Property” means each property owned by any Bay Net Company and acquired for debts or leases previously contracted.

“State Corporation Law” means the Maryland law governing the formation and organization of Bay Net Financial.

“Sterling” means Sterling Financial Corporation, a Pennsylvania Corporation.

“Sterling Common Stock” has the meaning assigned thereto in Section 4.2(a) of this Agreement.

“Sterling Disclosure Schedule” means a schedule attached hereto, setting forth exceptions to the representations, warranties and covenants of Sterling contained of this Agreement.

“Sterling Financials” means (a) the audited consolidated financial statements of Sterling as of December 31, 2004 (and, when available, as of December 31, 2005), and (b) the unaudited interim consolidated financial statements of Sterling for each calendar quarter after December 31, 2004.

“Sterling Group” means Sterling and each of its Subsidiaries, including without limitation FNBNE.

“Sterling Share” means a share of Sterling Common Stock.

“Sterling Share Price Determination” has the meaning assigned to that term in Section 2.3(b) of this Agreement.

“Subsidiary” shall mean each corporation, partnership, limited partnership, limited liability partnership, limited liability company, business trust or other organization or entity, the majority equity or voting interest in which is owned, directly or indirectly, by Bay Net Financial or Sterling, respectively, as the context may indicate, and “Subsidiaries” means them collectively.

“Taxes” means all federal, state, local or foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including without limitation, taxes based upon or measured by income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including without limitation, taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, recapture, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, all of the foregoing together with all interest, penalties, or additions thereto, whether disputed or not, and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity; and “Tax” means any of them.

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“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including without limitation, any schedule or attachment thereto, and including without limitation, any amendment thereof.

“Transaction Documents” means this Agreement, the Bank Plan of Merger and all other documents, certificates, instruments and agreements executed (or to be executed) by any of Sterling, Bay Net Financial, Bank, or FNBNE in connection with the transactions contemplated by this Agreement.

ARTICLE II

THE MERGER

Section 2.1 The Merger. Subject to the terms and conditions of this Agreement, at the Closing, effective as of the Effective Time, the parties hereto shall effectuate the Merger under the following provisions:

(a)The Merger. On the terms and subject to the conditions of this Agreement and Pennsylvania law and Maryland law, Bay Net Financial shall merge into Sterling, the separate existence of Bay Net Financial shall cease, and Sterling shall be the surviving corporation and shall continue its corporate existence under the laws of the Commonwealth of Pennsylvania.

(b)Governing Documents. The articles of incorporation of Sterling in effect at the Effective Time shall be the articles of incorporation of Sterling following the Effective Time. The bylaws of Sterling in effect at such Effective Time shall be the bylaws of Sterling following the Effective Time.

(c) Effective Time. The Merger shall become effective on the date and at the time of filing of the related Articles of Merger, in the form required by and executed in accordance with Pennsylvania and Maryland law, or at such other time specified therein (the “Effective Time”).

(d) Closing. Closing on the Merger (the “Closing”) shall be held on a date and time mutually agreeable to the parties, but no later than ten (10) business days after the complete satisfaction or waiver of the conditions set forth in this Agreement, at the offices of Sterling at 101 North Pointe Boulevard Lancaster, Pennsylvania, unless another time or place is agreed to in writing by the parties hereto. Subject to the terms and conditions of this Agreement, each of the Parties agrees to use all commercially reasonable efforts to cause the Closing to be completed on the earliest practicable date.

(e) Items to be Delivered by Bay Net Financial and Bank. At the Closing, Bay Net Financial shall deliver or cause Bank and/or its Subsidiaries to deliver to Sterling the following:

(i) the agreements, opinions, certificates, instruments and other documents required or contemplated to be delivered at Closing under this Agreement; and

(ii) all other documents, certificates and instruments required hereunder to be delivered to Sterling, or as may reasonably be requested by Sterling at or prior to the Closing.

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(f) Items to be Delivered by Sterling. At Closing Sterling shall deliver the “Merger Consideration” as defined in subsection (g) below, and the following:

(i) the agreements, opinions, certificates, instruments and other documents contemplated to be delivered at Closing under this Agreement; and

(ii) all other documents, certificates and instruments required hereunder to be delivered to Bay Net Financial, or as may reasonably be requested by Bay Net Financial at or prior to the Closing.

(g) Merger Consideration.

(i) Except as provided in paragraph (ii) of this subsection, the maximum aggregate consideration to be paid by Sterling at Closing for all of the Bay Net Financial Equity Interests (the “Merger Consideration”) shall be the result obtained by subtracting from $22,800,000.00 the following two sums (the “Cash Reductions”): (i) $541,739.00 that shall have been paid in cash by Bay Net Financial to holders of Phantom Stock Interests immediately prior to the Effective Time (the “Phantom Stock Consideration”), and (ii) a sum in cash equal to the Canceling Option Consideration that shall have been paid prior to the Effective Time by Bay Net Financial to the holders of Bay Net Financial Canceling Options in exchange for Option Cancellation Agreements from each of them.

(ii) If the Indicated Sterling Share Price is greater than $23.00, determined according to Section 2.3(c) of this Agreement, the total Merger Consideration will increase by an amount equal to the product of (A) the dollar amount (but not more than $2.50 unless Sterling shall have made a public announcement of a Sterling Change in Control Agreement that has been signed and shall not have terminated) of the increase in the Indicated Sterling Share Price above $23.00, times (B) that number of Sterling Shares which will be (I) 594,783 if the final Common Stock Consideration is the Maximum Common Stock Consideration, (II) 545,217 if the final Common Stock Consideration is the Minimum Common Stock Consideration, or (III) a number of Sterling Shares between 545,217 and 594,783 that bears the same proportion to those two numbers of Sterling Shares as the final Common Stock Consideration bears to the Minimum Common Stock Consideration and the Maximum Common Stock Consideration. If the Indicated Sterling Share Price, determined according to Section 2.3(c) of this Agreement, is less than $19.00, the total Merger Consideration will decrease by an amount equal to the product of (A) the dollar amount (but not more than $2.50) of the decrease in the Indicated Sterling Share Price below $19.00, times (B) that number of Sterling Shares which will be (I) 720,000 if the final Common Stock Consideration is the Maximum Common Stock Consideration, (II) 660,000 if the final Common Stock Consideration is the Minimum Common Stock Consideration, or (III) a number of Sterling Shares between 660,000 and 720,000 that bears the same proportion to those two numbers of Sterling Shares as the final Common Stock Consideration bears to the Minimum Common Stock Consideration and the Maximum Common Stock Consideration.

(iii) Of the Merger Consideration, the cash portion (the “Cash Consideration”) shall be not less than $9,120,000.00 reduced by the amount of the Cash Reductions (the “Minimum Cash Consideration”) and not more than $10,260,000.00 reduced by the amount of the Cash Reductions (the “Maximum Cash Consideration”). The Cash Consideration, reduced by the amount of Cash Consideration that would be allocable to Dissenting Bay Net Financial Shares if they were Cash Election Shares, is referred to in this Agreement as the “Allocable Cash Consideration.” The balance of the Merger Consideration shall be paid in Sterling Shares based on the Indicated Sterling Share Price as more fully provided in this Article II (the “Common Stock Consideration”). The amount of Common Stock Consideration to be paid if the Minimum Cash Consideration is payable under this Agreement is referred to in this Agreement as the “Maximum Common Stock Consideration” and the amount of Common Stock Consideration to be paid if the Maximum Cash Consideration is payable under this Agreement is referred to in this Agreement as the “Minimum Common Stock Consideration.”

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(iv) The Allocable Cash Consideration and the Common Stock Consideration (collectively, the “Allocable Merger Consideration”) shall be delivered at the Effective Time to the holders of Bay Net Financial Shares and Bay Net Financial Share Equivalents in relative percentages as determined according to this Article II, except that Sterling shall have no obligation to pay that portion of the Allocable Cash Consideration that would otherwise have been payable to holders of Dissenting Bay Net Financial Shares if they were Cash Election Shares and instead shall comply with its obligations under Section 2.7(c) of this Agreement.

(h) Sterling Common Stock. Each Sterling Share issued and outstanding immediately prior to the Effective Time shall, on and after the Effective Time, continue to be issued and outstanding as an identical Sterling Share. Each Sterling Share issued and held in the treasury of Sterling immediately prior to the Effective Time, if any, shall, on and after the Effective Time, continue to be issued and held in the treasury of Sterling.

(i) Completion of Bank Merger. Bank and FNBNE shall have performed all terms and conditions set forth in the Bank Plan of Merger and taken all other actions necessary to complete the Bank Merger effective immediately following the Effective Time, conditioned upon completion of the Merger.

Section 2.2 Determination of Final Per Share Consideration. The per share economic value of the Allocable Merger Consideration that shall be exchanged for the Bay Net Financial Shares and the Bay Net Financial Share Equivalents (the “Final Per Share Consideration”) shall be based on and shall vary according to the Indicated Sterling Share Price (determined according to the provisions of Section 2.3(c)), and shall be:

(a) $31.14 if the Indicated Sterling Share Price is at least $19.00 and not more than $23.00;

(b) If the Indicated Sterling Share Price is below $19.00 and not less than $16.50, the amount obtained by subtracting from $31.14 a dollar amount equal to 0.972 times the difference between $19.00 and the Indicated Sterling Share Price;

(c) $28.71 if the Indicated Sterling Share Price is less than $16.50 and Bay Net Financial shall not have terminated this Agreement pursuant to Section 10.1(e);

(d) If the Indicated Sterling Share Price is above $23.00 and less than $25.50, the amount obtained by adding to $31.14 a dollar amount equal to 0.804 times the difference between the Indicated Sterling Share Price and $23.00;

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(e) $33.15 if the Indicated Sterling Share Price as determined under Section 2.3(c) is $25.50 or is deemed to be $25.50; and

(f) If the Indicated Sterling Share Price as determined under Section 2.3(c) is deemed to be greater than $25.50, the Final Per Share Consideration shall be calculated based on an Allocable Merger Consideration equal to the sum of (i) the Minimum Allocable Cash Consideration plus (ii) the number of Sterling Shares that would comprise the Maximum Common Stock Consideration if the Indicated Sterling Share Price were $25.50.

Section 2.3 Calculation and Allocation of Allocable Merger Consideration.

(a) Basic Treatment of Bay Net Financial Shares. Subject to Sections 2.5, 2.6 and 2.7 below with respect to treasury stock, fractional shares and dissenting shares of Bay Net Financial Common Stock, each share of Bay Net Financial Common Stock and each Bay Net Financial Share Equivalent issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, by reason of the Merger and without any action of the part of the holder there, cease to be outstanding and be converted into the right to receive, at the election of the holder thereof:

(i)

A number of Sterling Shares (the “Per Share Common Stock Consideration”) calculated by dividing the Final Per Share Consideration by the Indicated Sterling Share Price, rounded to four decimal places (the “Exchange Ratio”), subject to adjustment as provided in this Article II; or

(ii)	The entire Final Per Share Consideration in cash (the “Per Share Cash Consideration”), subject to adjustment as provided in this Article II; or
(iii)

A combination of cash and Sterling Shares (the “Per Share Mixed Consideration”) calculated in proportions equal to the respective proportions that Allocable Cash Consideration and Common Stock Consideration bear to the total Allocable Merger Consideration.

However, notwithstanding any other provision of this Agreement, in no event shall the total value of Per Share Cash Consideration, Per Share Common Stock Consideration and Per Share Mixed Consideration paid for all Bay Net Financial Shares and Bay Net Financial Share Equivalents, determined as provided in this Article II, exceed the Allocable Merger Consideration.

(b) Within three (3) Business Days following completion of the Measurement Period, Sterling shall deliver to Bay Net Financial a computation of (i) the Indicated Sterling Share Price, (ii) the Final Per Share Consideration, (iii) the Merger Consideration, (iv) the Canceling Option Consideration, (v) the Allocable Cash Consideration, (vi) the Common Stock Consideration, (vii) the Allocable Merger Consideration, (viii) the Per Share Common Stock Consideration, (ix) the Per Share Cash Consideration and (x) the Per Share Mixed Consideration, showing the calculation thereof in reasonable detail (the “Sterling Share Price Determination”).

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(c) For purposes of this Agreement, the “Indicated Sterling Share Price” means the numeric average of the daily closing prices for a Sterling Share, as reported on the Nasdaq National Market System (as reported in The Wall Street Journal or, in the absence thereof, as reported by another authoritative source mutually agreed upon by Sterling and Bay Net Financial), for each trading day during the Measurement Period; provided, however, if the foregoing would produce an Indicated Sterling Share Price of more than $25.50, then the “Indicated Sterling Share Price” shall be deemed to be $25.50 if, on the last day of the Measurement Period, either (i) Sterling shall not have made any public announcement of a definitive or pending agreement for a Change in Control of Sterling (a “Sterling Change in Control Agreement”), or (ii) if Sterling shall have made a public announcement of a Sterling Change in Control Agreement, the Sterling Change in Control Agreement shall not have been signed or shall have terminated.

Section 2.4 Allocation of Merger Consideration.

(a) Election Procedures. Sterling shall designate the Election Record Date by written notice to be given to Bay Net Financial not more than ten (10) Business Days after the later to occur of (i) receipt of all Regulatory Approvals and (ii) receipt of approval of this Agreement from holders of Bay Net Financial Common Stock. The Election Record Date shall be not more than ten (10) Business Days prior to the mailing of Election Forms. Sterling and Bay Net Financial shall cause the Exchange Agent to mail an Election Form to Persons who are Bay Net Financial Holders as of the Election Record Date. Such mailing shall occur not more than forty (40) Business Days and not less than twenty (20) Business Days prior to the Election Deadline. The Election Form shall permit the Bay Net Financial Holder to elect to receive the Per Share Common Stock Consideration, the Per Share Cash Consideration or the Per Share Mixed Consideration (the shares of Bay Net Financial Common Stock and Bay Net Financial Stock Equivalents electing to receive the Per Share Common Stock Consideration are sometimes referred to in this Agreement as “Common Stock Election Shares,” the shares of Bay Net Financial Common Stock and Bay Net Financial Share Equivalents electing to receive the Per Share Cash Consideration are sometimes referred to in this Agreement as the “Cash Election Shares” and the shares of Bay Net Financial Common Stock and Bay Net Financial Share Equivalents electing to receive the Per Share Mixed Consideration are sometimes referred to in this Agreement as the “Mixed Election Shares”). In addition, pursuant to Section 2.8(a)(1) of this Agreement, the Election Form shall permit eligible holders of Bay Net Financial Options to elect whether their Bay Net Financial Options will be Bay Net Financial Continuing Options or Bay Net Financial Canceling Options.

Bay Net Financial, Sterling and the Exchange Agent shall use reasonable efforts to make the Election Form available to all persons who become holders of Bay Net Financial Common Stock during the period between the Election Record Date and the Election Deadline. Any holder’s election shall have been properly made only if the Exchange Agent shall have received at its designated office, by the Election Deadline, a properly completed and signed Election Form accompanied by the Bay Net Financial Certificates to which such Election Form relates, in form acceptable for transfer (or by an appropriate guarantee of delivery of such Bay Net Financial Certificates as set forth in such Election Form from a firm which is an “eligible guarantor institution” (as defined in Rule 17Ad-15 under the Exchange Act) provided that such Bay Net Financial Certificates are in fact delivered to the Exchange Agent by the time set forth in such guarantee of delivery). If a holder of Bay Net Financial Common Stock either: (i) does not submit a properly completed Election Form before the Election Deadline; (ii) revokes an Election Form prior to the Election Deadline and does not resubmit a properly completed Election Form prior to the Election Deadline; or (iii) fails to perfect his, her or its dissenters’ rights pursuant to subsection 2.7 of this Agreement, the Bay Net Financial Shares held by such holder shall be designated “No-Election Shares.” Nominee record holders who hold Bay Net Financial Common Stock on behalf of multiple beneficial owners shall be required to indicate how many of the shares held by them are Common Stock Election Shares, Cash Election Shares, Mixed Election Shares and No-Election Shares. No-Election Shares shall be deemed to be Mixed Election Shares and shall be treated as if the holder thereof had elected to receive the Per Share Mixed Consideration. For purposes of this Section 2.4, any Dissenting Bay Net Financial Shares shall be deemed to be Cash Election Shares and, with respect to such shares, the holders thereof shall in no event be classified as holders of Reallocated Common Stock Shares as defined in this Agreement.

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(b) Effective Election. Any Election shall be properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. Any Election Form may be revoked or changed by the person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such written notice is actually received by the Exchange Agent at or prior to the Election Deadline. Sterling shall have reasonable discretion to (i) determine whether and when any election, modification or revocation is received by the Exchange Agent, (ii) determine whether any election, modification or revocation has been properly made, and (iii) disregard immaterial defects in any Election Form. Good faith determinations made by Sterling regarding such matters shall be binding and conclusive absent manifest error. Neither Sterling, nor Bay Net Financial nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

(c) Allocation. Subject to the other provisions of this Article II, Sterling shall cause the Exchange Agent to effect the allocation of the aggregate Allocable Merger Consideration among the Bay Net Financial Holders in accordance with their respective Election Forms and the following allocation rules:

(i) Aggregate Common Stock Consideration Oversubscribed. If the amount of Common Stock Consideration elected by the Common Stock Election Shares and Mixed Election Shares (including No-Election Shares that are treated as Mixed Election Shares), is more than the Maximum Common Stock Consideration, then:

(A) All Mixed Election Shares (including No-Election Shares) shall be converted into the right to receive the Per Share Mixed Consideration;

(B) All Cash Election Shares (subject to Section 2.7 with respect to Bay Net Financial Dissenting Shares) shall be converted into the right to receive the Per Share Cash Consideration;

(C) A sufficient number of Common Stock Election Shares shall be converted, on the pro rata basis described in Section 2.4(c)(iii) below, into Cash Election Shares (“Reallocated Cash Shares”) such that the total Common Stock Consideration payable by Sterling shall equal the Maximum Common Stock Consideration; and

(D) The Common Stock Election Shares that are not converted to Reallocated Cash Shares shall be converted into the right to receive the Per Share Common Stock Consideration;

with the result of the foregoing being that the Merger Consideration is comprised of the Maximum Common Stock Consideration and the Minimum Cash Consideration.

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(ii) Aggregate Common Stock Consideration Undersubscribed. If the amount of Common Stock Consideration elected by the Common Stock Election Shares and Mixed Election Shares (including No-Election Shares that are treated as Mixed Election Shares), is less than the Minimum Common Stock Consideration, then:

(A) All Mixed Election Shares (including No-Election Shares) shall be converted into the right to receive the Per Share Mixed Consideration;

(B) All Common Stock Election Shares shall be converted into the right to receive the Per Share Common Stock Consideration;

(C) A sufficient number of Cash Election Shares (excluding Dissenting Bay Net Financial Shares) shall be converted, on the pro rata basis described in subsection 2.4(c)(iii) below, into Common Stock Election Shares (“Reallocated Common Stock Shares”) such that the total Common Stock Consideration payable by Sterling shall equal the Minimum Common Stock Consideration; and

(D) The Cash Election Shares (subject to Section 2.7 with respect to Bay Net Financial Dissenting Shares) that are not Reallocated Common Stock Shares shall be converted into the right to receive the Per Share Cash Consideration;

with the result of the foregoing being that the Merger Consideration is comprised of the Minimum Common Stock Consideration and the Maximum Cash Consideration.

(iii) Pro Rata Reallocations. If some Common Stock Election Shares are required, pursuant to subsection 2.4(c)(i)(C) to be converted into Reallocated Cash Shares, each holder of Common Stock Election Shares shall be allocated a pro rata portion of the total Reallocated Cash Shares. If some Cash Election Shares are required pursuant to subsection 2.4(c)(ii)(C) to be converted into Reallocated Common Stock Shares, each holder of Cash Election Shares shall be allocated a pro rata portion of the total Reallocated Common Stock Election Shares.

(d) Calculations of Allocations of Merger Consideration. The calculations of the respective amounts of cash and Sterling Common Stock payable and issuable to Bay Net Financial Holders pursuant to the terms of this Agreement shall be calculated by Sterling and reported to Bay Net Financial and the Exchange Agent no later than three (3) Business Days after the Measurement Date, and shall be approved or disapproved in writing by Bay Net Financial and the Exchange Agent within two (2) Business Days after receipt of the report of calculations from Sterling. In the event Bay Net Financial or the Exchange Agent disapproves Sterling’s calculations, it shall give Sterling and the other party written notice of such disapproval and shall explain in detail the basis for its disapproval. In the event Bay Net Financial or the Exchange Agent disapproves Sterling’s calculations, Bay Net Financial, Sterling and the Exchange Agent shall use their respective best efforts to resolve any differences within five (5) Business Days after Sterling’s receipt of the written notice of disapproval.

Section 2.5 Treasury Stock. Each share of Bay Net Financial Common Stock issued and held in the treasury of Bay Net Financial as of the Effective Time, if any, shall be cancelled, and no cash, stock or other property shall be delivered in exchange therefor.

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Section 2.6 Fractional Shares. No fractional Sterling Shares and no scrip or certificates therefor shall be issued in connection with the Merger. Any former holder of Bay Net Financial Common Stock who would otherwise be entitled to receive a fraction of a Sterling Share shall receive, in lieu thereof, cash in an amount equal to such fraction of a share multiplied by the Indicated Sterling Share Price.

Section 2.7 Dissenting Bay Net Financial Shareholders.

(a) The outstanding shares of Bay Net Financial Common Stock, any holders of which have timely perfected any right to demand appraisal for their shares (“Dissenting Bay Net Financial Shares”) pursuant to the State Corporation Law and have not effectively withdrawn or lost their dissenters’ rights under the State Corporation Law, shall not be converted into or represent a right to receive any Merger Consideration under this Agreement, and the holders thereof shall be entitled only to such rights as are granted by the State Corporation Law.

(b) If any such holder of Bay Net Financial Common Stock shall have failed to perfect or effectively shall have withdrawn or lost such right, and if such holder shall have delivered a properly completed Election Form to the Exchange Agent by the Election Deadline, the Dissenting Bay Net Financial Shares held by such holder shall be converted into a right to receive the Per Share Common Stock Consideration, the Per Share Cash Consideration or the Per Share Mixed Consideration in accordance with the applicable provisions of this Agreement. If any such holder of Bay Net Financial Common Stock shall have failed to perfect or effectively shall have withdrawn or lost such right, and if such holder shall not have delivered a properly completed Election Form to the Exchange Agent by the Election Deadline, the Dissenting Bay Net Financial Shares held by such holder shall be designated No-Election Shares and shall be converted on a share by share basis into either the right to receive the Per Share Common Stock Consideration or the Per Share Cash Consideration in accordance with the applicable provisions of this Agreement.

(c) All payments in respect of Dissenting Bay Net Financial Shares, if any, will be made by Sterling.

Section 2.8 Stock Options; Warrants.

(a) Subject to the requirements of the Bay Net Financial Stock Option Plan and each applicable stock option agreement and applicable law:

(1) Prior to the Election Record Date, each holder of a Bay Net Financial Option that (i) is outstanding and unexercised at the Election Record Date and (ii) would otherwise survive the Effective Time, shall be entitled to elect: (i) to receive, in substitution for each Bay Net Financial Option, an option to acquire Sterling Shares on the terms set forth below (each Bay Net Financial Option, as substituted, a “Sterling Option”); or (ii) to have such Bay Net Financial Option cancelled and in exchange for such cancellation to have such Bay Net Financial Option (the “Bay Net Financial Canceling Option”) converted into the right to receive the Economic Value of the Bay Net Financial Canceling Option in cash. A Bay Net Financial Option subject to an election by the holder thereof to receive a Sterling Option shall be referred to in this Agreement as a “Bay Net Financial Continuing Option,” and a Bay Net Financial Option subject to an election by the holder thereof to have such Bay Net Financial Option cancelled and converted into the right to receive cash shall be referred to in this Agreement as a “Bay Net Financial Canceling Option.”

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(2) At the Effective Time, all Bay Net Financial Options (i) for which the holder shall not have duly and timely made an election pursuant to paragraph 2.8(a)(1) above and (ii) which shall not have been exercised by the Election Record Date, shall be automatically converted, and the holders of such Bay Net Financial Options shall be deemed to have elected to convert such Bay Net Financial Options, into a Sterling Option according to the terms of this Section. All holders of Bay Net Financial Options that shall have been duly exercised prior to the Election Record Date shall be treated as owning the respective numbers of Bay Net Financial Shares as shall have resulted from the exercises of such Bay Net Financial Options.

To the extent that any treatment described above is not consistent with the rights of one or more holders of a Bay Net Financial Option or applicable law, Bay Net Financial and Sterling agree to use good faith efforts to establish an alternate treatment that will be consistent with the rights of such holder or holders and applicable law.

(b) A “Sterling Option” shall be a stock option to acquire Sterling Shares with the following terms: (i) the number of Sterling Shares, which may be acquired pursuant to the Sterling Option, shall be equal to the product of the number of shares of Bay Net Financial Common Stock covered by the corresponding Bay Net Financial Option multiplied by the Exchange Ratio, provided that any fractional Sterling Share resulting from the multiplication shall be rounded down to the nearest whole share; (ii) the exercise price per Sterling Share issuable upon exercise of the Sterling Option shall be equal to the exercise price of the corresponding Bay Net Financial Option immediately prior to its conversion to a Sterling Option, divided by the Exchange Ratio, provided that the exercise price shall be round down to the nearest whole cent; (iii) the duration and other terms of the Sterling Option shall be identical to the duration and other terms of the corresponding Bay Net Financial Option immediately prior to its conversion to a Sterling Option, except that all references to Bay Net Financial shall be deemed to be references to Sterling, where the context so requires and shall remain exercisable until the stated expiration date of the corresponding Bay Net Financial Option; (iv) Sterling shall assume Bay Net Financial Option, whether vested or not vested, as contemplated by the IRC.

(c) At the Effective Time, each Bay Net Financial Warrant shall be converted into the right to receive the Allocable Merger Consideration with respect to the number of Bay Net Financial Share Equivalents associated with such Bay Net Financial Warrant according to the other provisions of this Article II.

(d) No holder of a Bay Net Financial Canceling Option or Bay Net Financial Warrant shall be entitled to receive any Merger Consideration unless and until he or she executes and delivers to Bay Net Financial and Sterling an agreement in form and substance mutually agreeable to Sterling and Bay Net Financial (an “Exchange Agreement”), surrendering all rights under the Bay Net Financial Canceling Option or Bay Net Financial Warrant (as the case may be) in exchange for the applicable Merger Consideration, as provided by this Agreement.

(e) Prior to the Effective Time, Sterling shall register and reserve for issuance the number of Sterling Shares necessary to satisfy Sterling’s obligations with respect to the issuance of Sterling Common Stock pursuant to the exercise of Sterling Options.

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Section 2.9 Surrender and Exchange of Bay Net Financial Stock Certificates.

(a) Exchange Fund. On or prior to the Effective Time, Sterling shall deposit with the Exchange Agent, in trust for the benefit of Bay Net Financial Holders, sufficient cash and certificates representing Sterling Shares to make all payments and deliveries to Bay Net Financial Holders pursuant to this Article II. Any cash and certificates for Sterling Common Stock deposited with the Exchange Agent shall be referred to in this Agreement as the “Exchange Fund.”

(b) Exchange Procedures for Effective Election Forms Submitted by Election Deadline. As soon as reasonably practicable after the Effective Time (and in any case no later than ten (10) Business Days thereafter), Sterling shall cause the Exchange Agent to mail the Allocable Merger Consideration to Bay Net Financial Holders who have submitted effective Election Forms prior to the Election Deadline.

(c) Exchange Procedures in Absence of Effective Election Forms Submitted by Effective Deadline. As soon as reasonably practicable after the Effective Time (and in any case no later than ten (l0) Business Days thereafter), Sterling shall cause the Exchange Agent to mail to each record holder of Bay Net Financial Common Stock immediately prior to the Effective Time who has not surrendered Bay Net Financial Certificates representing all of the shares of Bay Net Financial Common Stock owned by such holder pursuant to Section 2.4(b), a letter of transmittal which shall specify that delivery of the Bay Net Financial Certificates shall be effected, and risk of loss and title to the Bay Net Financial Certificates shall pass, only upon delivery of the Bay Net Financial Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as Sterling may reasonably specify and instructions for effecting the surrender of such Bay Net Financial Certificates in exchange for the Per Share Cash Consideration and/or the Per Share Common Stock Consideration, as the case may be. Upon surrender of a Bay Net Financial Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Bay Net Financial Certificate shall be entitled to receive within ten (10) Business Days thereafter and in exchange therefor (i) a certificate representing, in the aggregate, the whole number of Sterling Shares that such holder has the right to receive pursuant to this Article II and/or (ii) a check in the amount equal to the cash that such holder has the right to receive pursuant to this Article II. No interest will be paid or will accrue on any cash payment pursuant to this Section.

(d) Each certificate for Sterling Shares (each, a “Sterling Certificate”) issued in exchange for Bay Net Financial Certificates pursuant to this Section shall be dated the Effective Time and be entitled to dividends, distributions and all other rights and privileges pertaining to such Sterling Shares from the Effective Time. Until surrendered, each Bay Net Financial Certificate shall, from and after the Effective Time, evidence solely the right to receive the Allocable Merger Consideration.

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(e) If a Bay Net Financial Certificate is exchanged on a date following one or more record dates after the Effective Time for the payment of dividends or any other distribution on Sterling Shares, Sterling shall pay to the holder of such Bay Net Financial Certificate cash in an amount equal to dividends payable on the Sterling Shares issued in exchange therefor and pay or deliver any other distribution to which such shareholder is entitled. No interest shall accrue or be payable in respect of dividends or any other distribution otherwise payable under this subsection upon surrender of Bay Net Financial Certificates. Notwithstanding the foregoing, no party hereto shall be liable to any holder of Bay Net Financial Common Stock for any amount paid in good faith to a public official or agency pursuant to any applicable abandoned property, escheat or similar law. Until such time as Bay Net Financial Certificates are surrendered to Sterling for exchange, Sterling shall have the right to withhold dividends or any other distributions on the Sterling Shares issuable to such shareholder.

(f) Upon the Effective Time, the stock transfer books for Bay Net Financial Common Stock will be closed and no further transfers of Bay Net Financial Common Stock will thereafter be made or recognized. All Bay Net Financial Certificates surrendered pursuant to this Section will be cancelled.

(g) If there is a transfer of ownership of Bay Net Financial Common Stock that is not registered in the transfer records of Bay Net Financial, one or more Sterling Certificates evidencing, in the aggregate, the proper number of Sterling Shares, a check in the proper amount of cash in lieu of any fractional shares, the Per Share Cash Consideration, and any dividends or other distributions to which such holder is entitled pursuant to Section 2.9(e), as applicable and appropriate, may be issued with respect to such Bay Net Financial Common Stock to such a transferee if the Bay Net Financial Certificate representing such shares of Bay Net Financial Common Stock is presented to the Exchange Agent, accompanied by all documents reasonably required by the Exchange Agent to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

(h) If any Bay Net Financial Certificate shall have been lost, stolen or destroyed, the Exchange Agent shall deliver in exchange for such lost, stolen or destroyed Bay Net Financial Certificate, upon the making of a sworn affidavit of that fact by the holder thereof in form satisfactory to the Exchange Agent, the Allocable Merger Consideration, and any dividends or other distributions to which such holder is entitled pursuant to this Section as may be required pursuant to this Agreement; provided, however, that the Exchange Agent may, in its sole discretion and as a condition precedent to the delivery of the Allocable Merger Consideration to which the holder of such Bay Net Financial Certificate is entitled as a result of the Merger, require the owner of such lost, stolen or destroyed Bay Net Financial Certificate to deliver a bond in such amount as it may direct as indemnity against any claim that may be made against Bay Net Financial, Sterling or the Exchange Agent or any other party with respect to the Bay Net Financial Certificate alleged to have been lost, stolen or destroyed.

Section 2.10 Anti-Dilution Provisions. If Sterling shall, at any time before the Effective Time:

(a) declare a dividend in Sterling Shares with a record date on or prior to the Closing Date;

(b) combine the outstanding Sterling Shares into a smaller number of shares;

(c) resolve to effect a split or subdivide the outstanding Sterling Shares with a record date on or prior to the Closing Date; or

(d) reclassify the Sterling Shares;

then, in any such event, the number of Sterling Shares to be delivered to Bay Net Financial shall be adjusted so that Bay Net Financial shall be entitled to receive such number of Sterling Shares as Bay Net Financial would have been entitled to receive as a result of such event if the Effective Time had occurred prior to the happening of such event.

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Section 2.11 Other Matters. Nothing set forth in this Agreement or any exhibit or schedule to this Agreement shall be construed to:

(a) Preclude Sterling or any member of the Sterling Group from acquiring or assuming, or to limit in any way the right of Sterling or any member of the Sterling Group to acquire or assume, prior to or following the Effective Time, the stock, or assets or liabilities of any other financial services institution or other corporation or entity, whether by issuance or exchange of Sterling Common Stock or otherwise, unless such transaction would result in a Material Adverse Effect on the Sterling Group, taken as a whole;

(b) Preclude Sterling from issuing, or to limit any way the right of Sterling to issue, prior to or following the Effective Time, Sterling Common Stock or other securities;

(c) Preclude Sterling from granting employee, director or compensatory options at anytime with respect to Sterling Common Stock or other securities;

(d) Preclude option holders of Sterling from exercising options at any time with respect to Sterling Common Stock or other securities; or

(e) Preclude Sterling or any member of the Sterling Group from taking, or to limit in any way the right of either of them to take, any other action not expressly and specifically prohibited by the terms of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BAY NET FINANCIAL AND THE BANK

In addition to representations and warranties, if any, made elsewhere in this Agreement, Bay Net Financial and the Bank represent and warrant to Sterling as set forth below, subject to any qualifications set forth in a Bay Net Disclosure Schedule:

Section 3.1 Organization.

(a) Bay Net Financial is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland. Bay Net Financial is a savings and loan holding company duly registered under the Home Owners Loan Act. Bay Net Financial has the corporate power and authority to carry on its businesses and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. Bay Net Financial is duly licensed, registered or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, registration or qualification necessary, except where the failure to be so licensed, registered or qualified would not have a Material Adverse Effect on Bay Net Financial or Bank, and all such licenses, registrations and qualifications are in full force and effect in all material respects.

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(b) Bank is a federal savings bank duly organized, validly existing and in good standing under the laws of the United States of America. Bank has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. Bank is duly licensed, registered or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, registration or qualification necessary, except where the failure to be so licensed, registered or qualified would not have a Material Adverse Effect on the Bank, and all such licenses, registrations and qualifications are in full force and effect in all material respects.

(c) The deposits of Bank are insured by the FDIC to the extent provided in the Federal Deposit Insurance Act.

(d) Bay Net Financial has no Subsidiaries other than Bank.

(e) The respective minute books of Bay Net Financial and Bank accurately record, in all material respects, all material corporate actions of their respective shareholders and boards of directors, including committees, in each case in accordance with normal business practice of Bay Net Financial and Bank, respectively.

(f) Bay Net Financial has delivered to Sterling true and correct copies of the respective charter and bylaws of Bay Net Financial and Bank, each as in effect on the date hereof.

Section 3.2 Capitalization.

(a) The authorized capital stock of Bay Net Financial consists of 5,000,000 shares of common stock, par value $1.00 per share (“Bay Net Financial Common Stock”), of which at the date hereof 644,345 shares are validly issued and outstanding, fully paid and nonassessable, and free of preemptive rights, and no shares of preferred stock. Bay Net Financial has not issued nor is Bay Net Financial bound by any subscription, option, warrant, call, commitment, agreement or other Right of any character relating to the purchase, sale, or issuance of, or right to receive dividends or other distributions on, any shares of Bay Net Financial Common Stock or any other security of Bay Net Financial or any securities representing the right to vote, purchase or otherwise receive any shares of Bay Net Financial Common Stock or any other security of Bay Net Financial, except (i) Bay Net Financial Options for 63,110 shares of Bay Net Financial Common Stock issued and outstanding under the Bay Net Financial Stock Option Plan, (ii) Bay Net Financial Warrants for 47,590 Bay Net Financial Shares, (iii) the Phantom Stock Interests equivalent to 40,000 Bay Net Financial Shares, and (iv) 1,442 shares Bay Net Financial is obligated to issue under the Deferred Compensation Plan.. Accordingly, because Bay Net Financial is agreeing in accordance with Section 2.1(g)(i) to satisfy the Phantom Stock Interests in cash immediately prior to the Effective Time, at the Effective Time there will be not more than 756,487 shares of Bay Net Financial Common Stock issued and outstanding on a fully diluted basis.

(b) Bay Net Financial owns, directly or indirectly, all of the capital stock of Bank, free and clear of any liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature. There are no subscriptions, options, warrants, calls, commitments, agreements or other Rights outstanding with respect to the capital stock of Bank. Except for Bank, Bay Net Financial does not possess, directly or indirectly, any material equity interest in any corporation, except for (i) equity interests in Bank’s investment portfolio, (ii) equity interests held in connection with Bank’s commercial loan activities, (iii) stock in the Federal Home Loan Bank of Atlanta, and (iv) as set forth on Bay Net Disclosure Schedule 3.2(b).

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(c) To the knowledge of Bay Net Financial, except as set forth on Bay Net Disclosure Schedule 3.2(c) or as disclosed in Bay Net Financial’s proxy materials used in connection with its 2005 annual meeting of shareholders, no person or group is the beneficial owner of 5% or more of the outstanding shares of Bay Net Financial Common Stock (the terms “person,” “group” and “beneficial owner” are as defined in Section 13(d) of the Exchange Act, and the rules and regulations thereunder).

Section 3.3 Authority; No Violation.

(a) Bay Net Financial has full corporate power and authority to execute and deliver this Agreement and to consummate the Merger, subject to receipt of all necessary approvals of Regulatory Authorities and the approval of this Agreement by Bay Net Financial’s shareholders. The execution and delivery of this Agreement by Bay Net Financial, and the consummation by Bay Net Financial of the Mergers, have been duly and validly approved by the Board of Directors of Bay Net Financial and, except for approval by the shareholders of Bay Net Financial as required by the State Corporation Law, no other corporate proceedings on the part of Bay Net Financial are necessary to consummate the Merger. This Agreement has been duly and validly executed and delivered by Bay Net Financial and constitutes the valid and binding obligation of Bay Net Financial, enforceable against Bay Net Financial in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(b) Bank has full corporate power and authority to execute and deliver this Agreement and to consummate the Bank Merger, subject to receipt of all necessary approvals of Regulatory Authorities and the approval of this Agreement by Bay Net Financial’s shareholders. The execution and delivery of this Agreement by Bank and the consummation by Bank of the Bank Merger have been duly and validly approved by the Board of Directors of Bank subject to approval by Bay Net Financial as its sole shareholder to the extent required by applicable law, and no other corporate proceedings on the part of Bank or Bay Net Financial are necessary to consummate the Bank Merger. This Agreement has been duly and validly executed and delivered by Bank and constitutes the valid and binding obligation of Bank, enforceable against Bank in accordance with its terms, subject to applicable receivership, insolvency and similar laws affecting Bank, as to enforceability, to general principles of equity.

(c) The execution and delivery of this Agreement by Bay Net Financial and Bank, (i) subject to receipt of approvals from Bay Net Financial shareholders and the Regulatory Authorities referred to in this Agreement and Bay Net Financial’s and Bank’s, and Sterling’s, compliance with any conditions contained therein, the consummation of the Merger, and (ii) compliance by Bay Net Financial or Bank with any of the terms or provisions hereof, do not and will not:

(A) conflict with or result in a breach of any provision of the respective articles of incorporation or bylaws of Bay Net Financial or Bank;

(B) violate any statute, rule, regulation, judgment, order, writ, decree or injunction applicable to Bay Net Financial or Bank or any of their respective properties or assets; or

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(C) except as described in Bay Net Disclosure Schedule 3.3, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination or acceleration of, the performance required by, or result in a right of termination or acceleration or the. creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Bay Net Financial or Bank under any of the terms or conditions of any note, bond, mortgage, indenture, license, lease, agreement, commitment or other instrument or obligation to which Bay Net Financial or Bank is a party, or by which they or any of their respective properties or assets may be bound or affected, except where such termination, acceleration or creation would not have a Material Adverse Effect on Bay Net Financial.

Section 3.4 Consents. No consents or approvals of, or filings or registrations with, any public body or authority, and no consents or approvals of any third parties, are necessary:

(a) in connection with the execution and delivery of this Agreement by Bay Net Financial and Bank; or

(b) subject to the consents, approvals, filings and registrations from or with the Regulatory Authorities referred to in this Agreement and compliance with any conditions contained therein and subject to the approval of this Agreement by the shareholders of Bay Net Financial, as required under the State Corporation Law, the consummation by Bay Net Financial of the Merger and by the Bank of the Bank Merger.

Section 3.5 Financial Statements.

(a) Bay Net Financial has previously delivered to Sterling the Bay Net Financial Statements, except those pertaining to quarterly periods commencing after December 31, 2005, which it will deliver to Sterling within 45 days after the end of the respective quarter. The delivered Bay Net Financial Statements fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of Bay Net Financial as of and for the periods ended on the dates thereof, in accordance with GAAP consistently applied, and, in the case of interim period financial statements, which are subject to normal year-end adjustments and footnotes thereto.

(b) Except as set forth in Bay Net Disclosure Schedule 3.5(b) or in the Bay Net Financial Statements, Bay Net Financial did not, as of the date of the Bay Net Financial Statements or any subsequent date, have any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, which are not fully reflected or reserved against in the Bay Net Financial Statements at the date of the Bay Net Financial Statements which would have been required to be reflected therein in accordance with GAAP consistently applied or disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material in the aggregate and which are incurred in the Ordinary Course of Business, consistent with past practice, and subject, in the case of any unaudited statements to normal recurring audit adjustments and the absence of footnotes.

Section 3.6 No Material Adverse Change. Except as may be set forth in Bay Net Disclosure Schedule 3.6, neither Bay Net Financial nor Bank has suffered any adverse change in their respective assets (including loan portfolios), liabilities (whether absolute, accrued, contingent or otherwise), liquidity, net worth, business, property, financial condition results of operations or any damage destruction or loss, whether or not covered by insurance, since December 31, 2005, which change has had a Material Adverse Effect on Bay Net Financial or Bank.

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Section 3.7 Taxes.

(a) Bay Net Financial and Bank are members of the same affiliated group within the meaning of IRC Section 1504(a) of which Bay Net Financial is a common parent. Bay Net Financial and the Bank have each filed or caused to be filed, and will file or cause to be filed, all Tax Returns (or appropriate and timely requests for extensions of time to file) that are required to be filed by, or with respect to, Bay Net Financial and Bank on or prior to the Closing Date, except to the extent that any failure to file or any inaccuracies would not, individually or in the aggregate, have a Material Adverse Effect on Bay Net Financial or Bank, and has paid or will pay, or made or will make, provisions for the payment of all Taxes which are shown on such Tax Returns to be due for the periods covered thereby from Bay Net Financial or Bank to any applicable taxing authority, on or prior to the Closing Date. Except as is not material, Bay Net Financial has established (and until the Closing date will establish) on its books and records reserves that are adequate for the payment of all Taxes incurred, but not yet due and payable subject to the requirements of GAAP.

(b) No consent pursuant to IRC Section 341(f) has been filed, or will be filed prior to the Closing Date, by or with respect to Bay Net Financial or Bank.

(c) To the knowledge of Bay Net Financial, there are no material disputes pending, or claims asserted in writing, for Taxes or assessments upon Bay Net Financial or Bank, nor has Bay Net Financial or Bank been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to Tax Return for any period.

(d) Proper and accurate amounts have been withheld by Bay Net Financial and Bank from their employees for all prior periods in compliance in all material respects with the Tax withholding provisions of applicable federal, state and local laws.

(e) Neither Bay Net Financial nor Bank is a United States real property holding corporation as defined in Section 897(c)(2) of the Code and shall furnish to Sterling on or before the Closing Date a certification that neither Bay Net Financial nor Bank is a U.S. real property interest pursuant to Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3).

Section 3.8 Contracts.

(a) Except as described in Bay Net Disclosure Schedule 3.8(a) or 3.12, neither Bay Net Financial nor Bank is a party to or subject to:

(i) any employment, consulting, severance, “change-in-control” or termination contract or arrangement with any officer, director, employee, independent contractor, agent or other person, except for “at will” arrangements;

(ii) any plan, arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar arrangements for or with any officer, director, employee, independent contractor, agent or other person;

(iii) any collective bargaining agreement with any labor union relating to employees;

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(iv) any agreement which by its terms limits the payment of dividends by Bay Net Financial or Bank;

(v) except in the Ordinary Course of Business, any material instrument evidencing or related to indebtedness for borrowed money, whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which Bay Net Financial or Bank is an obligor to any person, other than deposits, repurchase agreements, bankers acceptances and “treasury tax and loan” accounts established in the Ordinary Course of Business, instruments relating to transactions entered into in the customary course of the banking business of Bank, and transactions in “federal funds,” or which contains financial covenants or other restrictions, other than those relating to the payment of principal and interest when due, which would be applicable on or after the Closing Date;

(vi) any contract, other than this Agreement, which restricts or prohibits Bay Net Financial or Bank from engaging in any type of business permissible under applicable law;

(vii) any contract, plan or arrangement which provides for payments or benefits in certain circumstances which, together with other payments or benefits payable to any participant therein or party thereto, might render any portion of any such payments or benefits subject to disallowance of deduction therefor as a result of the application of Section 280G of the IRC;

(viii) except in the Ordinary Course of Business, any lease for real property;

(ix) except in the Ordinary Course of Business, any contract or arrangement with any broker-dealer or investment adviser;

(x) except in the Ordinary Course of Business, any investment advisory contract with any investment company registered under the Investment Company Act of 1940; or

(xi) except in the Ordinary Course of Business, any contract or arrangement with, or membership in, any local clearing house or self-regulatory organization.

(b) (i) Except as set forth in Bay net Disclosure Schedule 3.8(b), all the contracts, plans, arrangements and instruments listed in Bay Net Disclosure Schedule 3.8(a) or 3.12 are in full force and effect on the date hereof; and neither Bay Net Financial, Bank nor, to the knowledge of Bay Net Financial, any other party to any such contract, plan, arrangement or instrument, has breached any provision of, or is in default under any term of, any such contract, plan, arrangement or instrument and no party to any such contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions thereof as a result of the transactions contemplated by this Agreement.

(ii) Except as otherwise described in Bay Net Disclosure Schedule 3.8(a) or 3.12, no plan, employment agreement, termination agreement or similar agreement or arrangement to which Bay Net Financial or Bank is a party or by which Bay Net Financial or Bank may be bound:

(A) contains provisions which permit an employee or an independent contractor to terminate it without cause and continue to accrue future benefits thereunder;

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(B) provides for acceleration in the vesting of benefits thereunder upon the occurrence of a change in ownership or control or merger or other acquisition of Bay Net Financial or Bank; or

(C) requires Bay Net Financial or Bank to provide a benefit in the form of Bay Net Financial Common Stock or determined by reference to the value of Bay net Financial Common Stock.

Section 3.9 Ownership of Property; Insurance Coverage.

(a) Each of Bay Net Financial and Bank has, or will have as to property acquired after the date hereof, good, and as to real property, marketable, title to all material assets and properties owned by Bay Net Financial or Bank, whether real or personal, tangible or intangible, including securities, assets and properties reflected in the balance sheets contained in the Bay Net Financial Statements or acquired subsequent thereto (except to the extent that such securities are held in any fiduciary or agency capacity and except to the extent that such assets and properties have been disposed of for fair value, in the Ordinary Course of Business, or have been disposed of as obsolete since the date of such balance sheets), subject to no encumbrances, liens, mortgages, security interests or pledges, except:

(i) Those items that secure liabilities for borrowed money that are described in a Bay Net Disclosure Schedule or expressly permitted in this Agreement;

(ii) Statutory liens for amounts not yet delinquent or which are being contested in good faith;

(iii) Liens for current taxes not yet due and payable;

(iv) Pledges to secure deposits, FHLB advances and other liens incurred in the ordinary course of banking business;

(v) The imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent;

(vi) Dispositions and encumbrances for adequate consideration in the Ordinary Course of Business. Bay Net Financial and Bank have the right under leases of material properties used by Bay Net Financial or Bank in the conduct of their respective businesses to occupy and use all such properties in all material respects as presently occupied and used by them; and

(vii) As reflected as a liability in Bay Net Financial Statements or the footnotes thereto.

(b) With respect to all agreements pursuant to which Bay Net Financial or Bank has purchased securities subject to an agreement to resell, if any, Bay Net Financial or Bank has a valid, perfected first lien or security interest in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

(c) Bay Net Financial and Bank maintain insurance in amounts considered by Bay Net Financial to be reasonable for their respective operations, and such insurance is similar in scope and coverage in all material respects to that maintained by other businesses similarly situated. Neither Bay Net Financial nor Bank has received notice from any insurance carrier that:

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(i) The insurance will be cancelled or that coverage thereunder will be reduced or eliminated; or

(ii) Premium costs with respect to such insurance will be substantially increased.

(d) Bay Net Financial and Bank maintain such fidelity bonds and errors and omissions insurance as may be customary or required under applicable laws or regulations.

Section 3.10 Legal Proceedings. Except as set forth in Bay Net Disclosure Schedule 3.10, neither Bay Net Financial nor Bank is a party to any, and there are no pending or, to the knowledge of Bay Net Financial, threatened, legal, administrative, arbitration or other proceedings, claims, actions, customer complaints, or governmental investigations or inquiries of any nature:

(a) Against Bay Net Financial or Bank;

(b) To which the assets of Bay Net Financial or Bank are subject;

(c) Challenging the validity or propriety of the Merger or the Bank Merger; or

(d) Which could materially adversely affect the ability of Bay Net Financial or Bank to perform their respective obligations under this Agreement; except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (a) or (b) which, if adversely determined individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Bay Net Financial.

Section 3.11 Compliance with Applicable Law.

(a) Bay Net Financial and Bank hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any Regulatory Authority relating to them.

(b) Bay Net Financial and Bank have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file with any Regulatory Authority, and have filed all other reports and statements required to be filed by them, including without limitation any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state or any Regulatory Authority, and have paid all fees and assessments due and payable in connection therewith.

(c) Except as set forth in Bay Net Disclosure Schedule 3.11, no Regulatory Authority has initiated any proceeding or, to the knowledge of Bay Net Financial or Bank, investigation into the business or operations of Bay Net Financial or Bank.

(d) Neither Bay Net Financial nor Bank has received any notification or communication from any Regulatory Authority:

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(i) Asserting that Bay Net Financial or Bank is not in substantial compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces, unless such assertion has been waived, withdrawn or otherwise resolved;

(ii) Threatening to revoke any license, franchise, permit or governmental authorization which is material to Bay Net Financial or Bank;

(iii) Requiring or threatening to require Bay Net Financial or Bank, or indicating that Bay Net Financial or Bank may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of Bay Net Financial or Bank, including without limitation any restriction on the payment of dividends; or

(iv) Directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Bay Net Financial or Bank (any such notice, communication, memorandum, agreement or order described in this sentence and addressed specifically to Bay Net Financial or Bank, referred to in this Agreement as a “Regulatory Agreement”);

(e) Neither Bay Net Financial nor Bank has received, consented to, or entered into any Regulatory Agreement.

(f) There is no unresolved violation, criticism, or exception by any Regulatory Authority with respect to any Regulatory Agreement.

(g) There is no injunction, order, judgment or decree imposed upon Bay Net Financial or Bank or the assets of Bay Net Financial or Bank.

Section 3.12 ERISA.

(a) Bay Net Financial has delivered to Sterling true and complete copies of any employee pension benefit plans within the meaning of ERISA Section 3(2), profit sharing plans, stock purchase plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, annual incentive plans, group insurance plans, and all other employee welfare benefit plans within the meaning of ERISA Section 3(1) (including vacation pay, sick leave, short-term disability, long-term disability, and medical plans) and all other employee benefit plans, policies, agreements and arrangements, all of which are set forth in Bay Net Disclosure Schedule 3.12, currently maintained or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of Bay Net Financial or any other entity (a “Bay Net Financial ERISA Affiliate”) that, together with Bay Net Financial, is treated as a single employer under IRC Sections 414(b),(c),(m) or (0) (collectively, the “Bay Net Financial Benefit Plans”), together with:

(i) The most recent actuarial reports (if any) and financial reports relating to those Bay Net Financial Benefit Plans which constitute “qualified plans” under IRC Section 401 (a);

(ii) The most recent. Form 5500 (if any) relating to such Bay Net Financial Benefit Plans filed with the IRS; and

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(iii) The most recent IRS determination letters which pertain to any such Bay Net Financial Benefit Plans.

(b) To the knowledge of Bay Net Financial, neither Bay Net Financial nor any Bay Net Financial ERISA Affiliate, and no pension plan (within the meaning of ERISA Section 3(2) maintained or contributed to by Bay Net Financial or any Bay Net Financial ERISA Affiliate, has incurred any liability to the Pension Benefit Guaranty Corporation or to the IRS with respect to any pension plan qualified under IRC Section 401 (a) which liability has resulted or will result in a Material Adverse Effect with respect to Bay Net Financial, except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043(b) (with respect to which the 30 day notice requirement has not been waived) occurred with respect to any such pension plan which could result in a Material Adverse Effect on the Bay Net Companies.

(c) Neither Bay Net Financial nor any Bay Net Financial ERISA Affiliate has ever contributed to or otherwise incurred any liability with respect to a multi-employer plan (within the meaning of ERISA Section 3(37)).

(d) To the knowledge of Bay Net Financial, each Bay Net Financial Benefit Plan has been maintained, operated and administered in compliance in all respects with its terms and related documents or agreements and the applicable provisions of all laws, including ERISA and the IRC.

(e) There is no existing, or, to the knowledge of Bay Net Financial, contemplated, audit of any Bay Net Financial Benefit Plan by the IRS, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental authority. In addition, to the knowledge of Bay Net Financial, there are no pending or threatened claims by, on behalf of or with respect to any Bay Net Financial Benefit Plan, or by or on behalf of any individual participant or beneficiary of any Bay Net Financial Benefit Plan, alleging any violation of ERISA or any other applicable laws, or claiming benefits (other than claims for benefits not in dispute and expected to be granted promptly in the Ordinary Course of Business ), nor to the knowledge of Bay Net Financial, is there any basis for such claim.

(f) With respect to any services which Bay Net Financial or Bank may provide as a record-keeper, administrator, custodian, fiduciary, trustee or otherwise for any plan, program, or arrangement subject to ERISA (other than any Bay Net Financial Benefit Plan), to the knowledge of Bay Net Financial and Bank:

(i) Have correctly computed all contributions, payments or other amounts for which it is responsible;

(ii) Have not engaged in any prohibited transactions (as defined in ERISA Section 406 for which an exemption does not exist);

(iii) Have not breached any duty imposed by ERISA: and

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(iv) Have not otherwise incurred any liability to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation, or to any beneficiary, fiduciary or sponsor of any ERISA plan in the performance (or non- performance) of services.

Section 3.13 Brokers and Finders. Neither Bay Net Financial, Bank, nor any of their respective officers, directors, employees, independent contractors or agents, has employed any broker, finder, investment banker or financial advisor, or incurred any liability for any fees or commissions to any such person, in connection with the transactions contemplated by this Agreement, except for Janney Montgomery Scott LLC, whose engagement letter with Bay Net Financial is included in Bay Net Disclosure Schedule 3.13.

Section 3.14 Environmental Matters.

(a) To the knowledge of Bay Net Financial, neither Bay Net Financial nor Bank, nor any property owned or operated by Bay Net Financial or Bank, has been or is in violation of or liable under any Environmental Law. There are no actions, suits or proceedings, or demands, claims or notices, including without limitation notices, demand letters or requests for information from any Regulatory Authority, instituted or pending, or to the knowledge of Bay Net Financial, threatened, or any investigation pending, relating to the liability of Bay Net Financial or Bank with respect to any property owned or operated by Bay Net Financial or Bank under any Environmental Law.

(b) To the knowledge of Bay Net Financial, no property, now or formerly owned or operated by Bay Net Financial or Bank or on which Bay Net Financial or Bank holds or held a mortgage or other security interest or has foreclosed or taken a deed in lieu of foreclosure, has been listed or proposed for listing on the National Priority List under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (“CERCLA”), on the Comprehensive Environmental Response Compensation and Liabilities Information System, or any similar state list, or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against Bay Net Financial or Bank for response costs, remedial work, investigation, damage to natural resources or for personal injury or property damage claim, including, but not limited to, claims under CERCLA.

Section 3.15 CRA Compliance. Bay Net Financial and Bank are in material compliance with the applicable provisions of the CRA, and, as of the date hereof, Bank has received a CRA rating of “satisfactory” or better from the OTS. To the knowledge of Bay Net Financial, there is no fact or circumstance or set of facts or circumstances which would cause Bay Net Financial or Bank to fail to comply with such provisions.

Section 3.16 Information to be Supplied.

(a) The information supplied by Bay Net Financial and Bank for inclusion in the Securities Filings (including the Prospectus/Proxy Statement) will not, as of the date each of the Securities Filings is declared effective pursuant to the Securities Act, and as of the date the Prospectus/Proxy Statement is mailed to shareholders of Bay Net Financial, and up to and including the date of the Bay Net Financial Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances in which they were made, not misleading.

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(b) The information supplied by Bay Net Financial and Bank for inclusion in the Applications will, at the time each such document is filed with any Regulatory Authority and up to and including the dates of any required Regulatory Approval, as such Applications may be amended by subsequent filings, be accurate and complete in all material respects.

(c) The portions of the Securities Filings applicable to Bay Net Financial and Bank shall comply in all material respects with the requirements of the applicable federal and state securities laws and the rules and regulations thereunder applicable to Sterling. The proxy statement portions of the Prospectus/Proxy Statement shall comply with the proxy rules of the SEC.

(d) Notwithstanding the foregoing, Bay Net Financial and Bank make no representation or warranty with respect to, and shall not be responsible for, the compliance as to form and general content of, the Applications, the Security Filings or the Prospectus/Proxy Statement other than the proxy statement portions of the Prospectus/Proxy Statement, or any information supplied by Sterling and its Subsidiaries that is contained or incorporated by reference in, or furnished in connection with the preparation of, any of the foregoing.

Section 3.17 Related Party Transactions.

(a) Except as set forth on Bay Net Disclosure Schedule 3.17, or as is disclosed in the footnotes to the Bay Net Financial Statements, as of the date hereof, neither Bay Net Financial nor Bank is a party to any transaction (including any loan or other credit accommodation but excluding deposits in the Ordinary Course of Business) with any Affiliated Person or Corporate Affiliate of Bay Net Financial or Bank, and all such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other “persons” (as defined in Section 13(d) of the Exchange Act, and the rules and regulations thereunder).

(b) As of the date hereof, no loan or credit accommodation to any Affiliated Person or Corporate Affiliate of Bay Net Financial or Bank is presently in default or, during the three-year period prior to the date of this Agreement, has been in material default or has been restructured, modified or extended. To the knowledge of Bay Net Financial, as of the date hereof, principal and interest with respect to any such loan or other credit accommodation will be paid when due and the loan grade classification accorded such loan or credit accommodation is appropriate.

Section 3.18 Loans. All loans reflected as assets in the Bay Net Financial Statements are being transferred with good and marketable title, free and clear of any and all encumbrances, liens, pledges, equities, claims, charges, rights of first refusal or similar rights or security interests of any nature encumbering such loan and are evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct, and to the extent secured, are secured by valid liens and security interests that are legal, valid and binding obligations of the maker thereof, enforceable in accordance with the respective terms thereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws or equitable principles affecting the enforcement of creditors’ rights, which have been perfected.

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Section 3.19 Allowance for Loan Losses. The allowance for loan losses reflected in Bay Net Financial’s and Bank’s reports to Regulatory Authorities has been and will be established in compliance with the requirements of all regulatory criteria, and the allowance for loan losses shown in Bay Net Financial Statements has been and will be established in accordance with GAAP. Bay Net Financial has disclosed to Sterling in writing prior to the date hereof the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of Bay Net Financial that Bay Net Financial has classified internally, as of December 31, 2005, as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans” or words of similar import, and Bay Net Financial shall disclose to Sterling, promptly after the end of each fiscal quarter of Bay Net Financial after the date hereof, the amount of each such classification. Bay Net Financial has disclosed to Sterling in writing prior to the date hereof the amounts of all overdrafts greater than $500.00 and outstanding as of December 31, 2005 and Bay Net Financial shall disclose promptly to Sterling after the end of each month after the date hereof and on the Effective Time the amount of such overdrafts. The real estate owned and in-substance foreclosures included in any of Bay Net Financial’s non-performing assets are carried net of reserves at the lower of cost or market value based on current independent appraisals or current management appraisals. Furthermore, true, complete and materially correct copies of reports containing the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest bearing assets of Bay Net Financial that Bay Net Financial has classified internally as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans” or words of similar import and the amounts of all overdrafts greater than $500.00 and outstanding as of December 31, 2005 are attached hereto on Bay Net Disclosure Schedule 3.19 of this Agreement.

Section 3.20 Investment Securities. Except as set forth in Bay Net Disclosure Schedule 3.20, none of the investments reflected in the Bay Net Financial Statements under the headings “Securities Available for Sale” and “Securities Held to Maturity” and none of the investments made since December 31, 2005, are subject to any restrictions, whether contractual or statutory, that materially impairs the ability of Bay Net Financial to freely dispose of the investments at any time, and all of the investments comply with applicable laws, rules and regulations.

Section 3.21 Fairness Opinion. Bay Net Financial has received a written opinion from Janney Montgomery Scott LLC to the effect that, as of the date hereof, the consideration to be received by shareholders of Bay Net Financial pursuant to this Agreement is fair, from a financial point of view, to the shareholders of Bay Net Financial.

Section 3.22 Non-Registration Under the Exchange Act and the Securities Act. The outstanding shares of Bay Net Financial Common Stock were issued without registration under the Securities Act in reliance upon the exemption therefrom provided by Section 4(2) thereof. Bay Net Financial Common Stock is not registered nor required to be registered under Section 12 of the Exchange Act and Bay Net Financial is not subject to the periodic reporting requirements imposed by Section 13 or 15(d) of the Exchange Act.

Section 3.23 Quality of Representations. No representation made by Bay Net Financial in this Agreement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

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Section 3.24 Absence of Certain Changes. Except as disclosed in Bay Net Disclosure Schedule 3.24 and provided for or contemplated in this Agreement, since December 31, 2005 there has not been:

(a) any material transaction by Bay Net Financial or Bank other than in the Ordinary Course of Business and in conformity with past practices;

(b) any acquisition or disposition of property by Bay Net Financial or Bank of any property or asset, whether real or personal, having a fair market value, singularly or in the aggregate, in an amount greater than $50,000.00, other than acquisitions or dispositions made in the Ordinary Course of Business;

(c) any mortgage, pledge or subjection to lien, charge or encumbrance of any kind on any of the respective properties or assets of Bay Net Financial or Bank, except to secure extensions of credit in the Ordinary Course of Business and in conformity with past practice (pledges of and liens on assets to secure Federal Home Loan Bank or Federal Reserve Bank advances being deemed both in the Ordinary Course of Business and consistent with past practices);

(d) any increase in, or commitment to increase, the compensation payable or to become payable to any officer, director, employee, or agent of Bay Net Financial or Bank, or any bonus payment, stock option award, restricted stock award or similar arrangement made to or with any of such officers, directors, employees or agents, other than routine increases made in the Ordinary Course of Business and consistent with past practices or as permitted in Section 5.1(d);

(e) any incurring of, assumption of, or taking of, by Bay Net Financial or Bank, any property subject to, any liability in excess of $50,000.00, except for liabilities incurred or assumed or property taken subsequent to December 31, 2005 in the Ordinary Course of Business and in conformity with past practices;

(f) any material alteration in the manner of keeping the books, accounts or records of Bay Net Financial or Bank, or in the accounting policies or practices therein reflected;

(g) any elimination of employee benefits;

(h) any deferred routine maintenance of real property or leased premises;

(i) any elimination of a reserve where the liability related to such reserve has remained;

(j) any failure to depreciate capital assets in accordance with past practice or to eliminate capital assets which are no longer used in its business; or

(k) any extraordinary reduction or deferral of ordinary or necessary expenses.

Section 3.25 Absence of Undisclosed Liabilities. To the knowledge of Bay Net Financial, neither Bay Net Financial nor Bank has any obligation or liability that is material to the financial condition or operations of any of them, or that, when combined with all similar obligations or liabilities would be material to their financial condition or operations (i) except as disclosed in the Bay Net Financial Statements delivered to Sterling prior to the date of this Agreement, or (ii) except as contemplated under this Agreement. Since December 31, 2005, neither Bay Net Financial nor Bank has incurred or paid any obligation or liability which would be material to the financial condition or operations of any of them, except for obligations paid in connection with transactions made by them in the ordinary course of their business consistent with past practice and applicable law.

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Section 3.26 Reorganization. As of the date hereof, Bay Net Financial does not have any reason to believe that the Merger will fail to qualify as a reorganization under Section 368(a) of the IRC. Bay Net Financial shall not take any action which would preclude the Merger from qualifying as a reorganization within the meaning of Section 368 of the IRC.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF STERLING

In addition to representations and warranties, if any, made elsewhere in this Agreement, Sterling represents and warrants to Bay Net Financial, as set forth below, subject to any qualifications set forth in a Sterling Disclosure Schedule:

Section 4.1 Organization.

(a) Sterling is a corporation duly incorporated, organized and subsisting under the laws of the Commonwealth of Pennsylvania. Sterling is a bank holding company duly registered under the Bank Holding Bay Net Company Act of 1956, as amended. Sterling has the corporate power to carry on its businesses and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. Sterling is duly licensed, registered or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes the licensing, registration or qualification necessary, except where the failure to be so licensed, registered or qualified will not have a Material Adverse Effect on the Sterling Group taken as a whole, and all the licenses, registrations and qualifications are in fun force and effect in all material respects.

(b) Each Sterling bank subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it, is duly licensed, registered or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing, registration or qualification necessary under applicable law, except where the failure to be so licensed, registered or qualified would not have a Material Adverse Effect on the Sterling Group taken as a whole, and all such licenses, registrations and qualifications are in full force and effect in all material respects.

(c) The deposits of each Sterling bank Subsidiary are insured by the FDIC to the extent provided in the Federal Deposit Insurance Act.

(d) Sterling has no Subsidiaries other than those identified in Sterling Disclosure Schedule 4.1(d).

(e) The respective minute books of Sterling and each Sterling Subsidiary accurately record, in all material respects, all material corporate actions of their respective shareholders and boards of directors, including committees, in each case in accordance with the normal business practice of Sterling.

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(f) Sterling has delivered to Bay Net Financial true and correct copies of the articles of incorporation and bylaws of Sterling, as in effect on the date hereof.

Section 4.2 Capitalization.

(a) The authorized capital stock of Sterling consists of (a) 80,000,000 shares of common stock, par value $5.00 per share (“Sterling Common Stock”), of which, as of December 31, 2005, 45,121 shares are validly issued and held by Sterling as treasury stock and 29,092,686 shares are validly issued and outstanding, fully paid and nonassessable and free of preemptive rights, except as may be defined in Sterling’s articles of incorporation, and (b) 10,000,000 shares of preferred stock, without par value, of which none are issued and outstanding. Sterling has not issued nor is Sterling bound by any subscription, option, warrant, call, commitment, agreement or other Right of any character relating to the purchase, sale, or issuance of, or right to receive dividends or other distributions on, any Sterling Shares or any other security of Sterling or any securities representing the right to vote, purchase or otherwise receive any Sterling Shares or any other security of Sterling, except (i) for options to acquire Sterling Shares issued under Sterling’s various stock option plans, (ii) pursuant to Sterling’s 401(k) plan, dividend reinvestment plan and directors’ fee plan, and (iii) this Agreement.

(b) Sterling has not granted any third party a right to acquire common stock of any bank subsidiary of Sterling.

Section 4.3 Authority; No Violation.

(a) Sterling has full corporate power and authority to execute and deliver this Agreement and to consummate the Merger. The execution and delivery of this Agreement by Sterling and the consummation by Sterling of the Merger (including, without limitation, the issuance of the Adjusted Bay Net Financial Options) have been duly and validly approved by the Board of Directors of Sterling and no other corporate proceedings on the part of Sterling are necessary to consummate the Merger. This Agreement has been duly and validly executed and delivered by Sterling and constitutes the valid and binding obligation of Sterling, enforceable against Sterling in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(b) FNBNE has full corporate power and authority to execute and deliver the Bank Plan of Merger and to consummate the Bank Merger. The execution and delivery of the Bank Plan of Merger by FNBNE and the consummation by FNBNE of the Bank Merger have been duly and validly approved by the Board of Directors of FNBNE and by Sterling as the sole shareholder of FNBNE and no other corporate proceedings on the part of FNBNE are necessary to consummate the Bank Merger.

(c) The execution and delivery of this Agreement by Sterling, subject to receipt of approvals from the Regulatory Authorities referred to in this Agreement and Sterling’s and Bay Net Financial’s compliance with any conditions contained therein, the consummation of the Merger and the Bank Merger, and compliance by Sterling or any Sterling Subsidiary with any of the terms or provisions hereof, do not and will not:

(i) conflict with or result in a breach of any provision of the respective articles of incorporation, articles of association or bylaws of Sterling or any Sterling Subsidiary;

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(ii) violate any statute, rule, regulation, judgment, order, writ, decree or injunction applicable to Sterling or any Sterling Subsidiary or any of their respective properties or assets; or

(iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, or acceleration of the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Sterling or any Sterling Subsidiary under, any of the terms or conditions of any note, bond, mortgage, indenture, license, lease, agreement, commitment or other instrument or obligation to which Sterling or any Sterling Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, except to the extent that the failure to comply, in the aggregate, would not have a Material Adverse Effect on the Sterling Group taken as a whole.

Section 4.4 Consents. Except for consents and approvals of, or filings with, Regulatory Authorities, the SEC and state securities or “blue sky” authorities, no consents or approvals of, or filings or registrations with, any public body or authority are necessary in connection with the execution and delivery of this Agreement by Sterling or the consummation of the Merger or Bank Merger.

Section 4.5 Financial Statements.

(a) Sterling has delivered to Bay Net Financial the Sterling Financials, except those pertaining to quarterly periods commencing after December 31, 2005, which it will deliver to Bay Net Financial within 45 days after the end of the respective quarter. The delivered Sterling Financials fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of Sterling as of and for the periods ended on the dates thereof, in accordance with GAAP consistently applied, and, in the case of interim period financial statements which are subject to normal year-end adjustments and footnotes thereto.

(b) To the knowledge of Sterling, Sterling did not have any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, which are not fully reflected or reserved against in the balance sheets included in the Sterling Financials at the date of such balance sheets which would have been required to be reflected therein in accordance with GAAP consistently applied or disclosed in a footnote thereto, except for liabilities and obligations which were incurred in the Ordinary Course of Business consistent with past practice, and except for liabilities and obligations which are within the subject matter of a specific representation and warranty in this Agreement or which otherwise have not had a Material Adverse Effect on the Sterling Group taken as a whole.

Section 4.6 No Material Adverse Change. Neither Sterling nor any Sterling Subsidiary has suffered any adverse change in their respective assets, (including loan portfolios), liabilities (whether absolute, accrued, contingent or otherwise), liquidity, net worth, business, property, financial condition results of operations or any damage destruction or loss, whether or not covered by insurance, since December 31, 2005, which change has had a Material Adverse Effect on the Sterling Group taken as a whole.

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Section 4.7 Taxes.

(a) Sterling and the Sterling Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a) of which Sterling is the common parent. Sterling has filed, and will file, all material federal, state and local tax returns required to be filed by, or with respect to, Sterling and the Sterling Subsidiaries on or prior to the Closing Date, except to the extent that any failure to file or any inaccuracies would not, individually or in the aggregate, have a Material Adverse Effect on the Sterling Group taken as a whole, and has paid or will pay, or made or will make, provisions for the payment of all federal, state and local taxes which are shown on such returns to be due for the periods covered thereby from Sterling or any Sterling Subsidiary to any applicable taxing authority, on or prior to the Closing Date, other than taxes which (i) are not delinquent or are being contested in good faith, (ii) have not been finally determined, or (iii) the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect on the Sterling Group taken as a whole.

(b) To the knowledge of Sterling, there are no material disputes pending, or claims asserted in writing, for taxes or assessments upon Sterling or any Sterling Subsidiary, nor has Sterling or any Sterling Subsidiary been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any federal, state, county or local income tax return for any period.

Section 4.8 Contracts. Each of the material contracts, to which Sterling is a party that relates to or affects the assets or operations of Sterling is a valid and binding obligation of Sterling and is in full force and effect, except for where the failure to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect on the Sterling Group taken as a whole.

Section 4.9 Ownership of Property. Sterling and each Sterling Subsidiary has good and marketable title to Sterling properties and assets (other than property as to which Sterling is lessee), except for (i) such items shown in the Sterling consolidated financial statements or notes thereto; (ii) liens on real property for current real estate taxes not yet delinquent, or (iii) such defects in title which would not, individually or in the aggregate, have a Material Adverse Effect on the Sterling Group taken as a whole.

Section 4.10 Financing. At the Effective Time, Sterling will have available cash sufficient to pay the amounts required to be paid to Bay Net Financial shareholders pursuant to this Agreement and shares available and reserved to pay the Per Share Common Stock Consideration, upon consummation of the Merger.

Section 4.11 Legal Proceedings. Neither Sterling nor any Sterling Subsidiary is a party to any, and there are no pending or, to the knowledge of Sterling, threatened, legal, administrative, arbitration or other proceedings, claims, actions, customer complaints, or governmental investigations or inquiries of any nature:

(a) Against Sterling or any Sterling Subsidiary;

(b) To which the assets of Sterling or any Sterling Subsidiary are subject;

(c) Challenging the validity or propriety of the Merger or the Bank Merger; or

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(d) Which could materially adversely affect the ability of Sterling or any other Sterling Subsidiary to perform their respective obligations under this Agreement; except for any proceedings, claims, actions, investigations, or inquiries referred to in clauses (a) or (b) which, individually or in the aggregate, would not have a Material Adverse Effect on the Sterling Group taken as a whole.

Section 4.12 Compliance with Applicable Law.

(a) Sterling and each Sterling Subsidiary hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any Regulatory Authority relating to them.

(b) Since January 1, 2003, Sterling and each Sterling Subsidiary have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file with any Regulatory Authority, and have filed all other reports and statements required to be filed by them, including without limitation any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state or any Regulatory Authority, and have paid all fees and assessments due and payable in connection therewith.

(c) No Regulatory Authority has initiated any proceeding or, to the knowledge of Sterling, investigation into the business or operations of Sterling or any Sterling Subsidiary.

(d) Neither Sterling nor any Sterling Subsidiary has received any notification or communication from any Regulatory Authority:

(i) Asserting that Sterling or any Sterling Subsidiary is not in substantial compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces, unless such assertion has been waived, withdrawn or otherwise resolved;

(ii) Threatening to revoke any license, franchise, permit or governmental authorization which is material to Sterling or any Sterling Subsidiary;

(iii) Requiring or threatening to require Sterling or any Sterling Subsidiary, or indicating that Sterling or any Sterling Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of Sterling or any Sterling Subsidiary, including without limitation any restriction on the payment of dividends; or

(iv) Directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Sterling or any Sterling Subsidiary (any such notice, communication, memorandum, agreement or order described in this sentence and addressed specifically to Sterling or a Sterling Subsidiary, referred to in this Agreement as a “Regulatory Agreement”);

(e) Since January 1, 2003, neither Sterling nor any Sterling Subsidiary has received, consented to, or entered into any Regulatory Agreement.

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(f) There is no unresolved violation, criticism, or exception by any Regulatory Authority with respect to any Regulatory Agreement.

(g) There is no injunction, order, judgment or decree imposed upon Sterling or any Sterling Subsidiary or the assets of Sterling or any Sterling Subsidiary.

(h) Sterling and each Sterling bank Subsidiary are in material compliance with the applicable provisions of the CRA, and, as of the date hereof, each Sterling bank Subsidiary has received a CRA rating of “satisfactory” or better from the FDIC. To the knowledge of Sterling, there is no fact or circumstance or set of facts or circumstances which would cause Sterling or any Sterling bank Subsidiary to fail to comply with such provisions.

Section 4.13 ERISA

(a) Sterling has delivered or made available to Bay Net Financial true and complete. copies of the employee pension benefit plans within the meaning of ERISA Section 3(2), profit sharing plans, stock purchase plans, annual Sterling management incentive plans, group insurance plans, and all other employee welfare benefit plans within the meaning of ERISA Section 3(1) and other employee benefit plans, policies, agreements and arrangements, which are set forth in Sterling Disclosure Schedule 4.13, together with:

(i) The most recent actuarial reports (if any) and financial reports relating to those Sterling Benefit Plans which constitute “qualified plans” under IRC Section 401 (a);

(ii) The most recent Form 5500 (if any) relating to such Sterling Benefit Plans filed with the IRS; and

(iii) The most recent IRS determination letters which pertain to any such Sterling Benefit Plans.

(b) To the knowledge of Sterling, neither Sterling nor any employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of Bay Net Financial or any other entity (a “Sterling ERISA Affiliate”), and no pension plan (within the meaning of ERISA Section 3(2) maintained or contributed to by Sterling or any Sterling ERISA Affiliate, has incurred any liability to the Pension Benefit Guaranty Corporation or to the IRS with respect to any pension plan qualified under IRC Section 401 (a) which liability has resulted or will result in a Material Adverse Effect with respect to Sterling, except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043(b) (with respect to which the 30 day notice requirement has not been waived) occurred with respect to any such pension plan which could result in a Material Adverse Effect.

(c) Neither Sterling nor any Sterling ERISA Affiliate has ever contributed to or otherwise incurred any liability with respect to a multi-employer plan (within the meaning of ERISA Section 3(37)).

(d) To the knowledge of Sterling, each Sterling Benefit Plan has been maintained, operated and administered in compliance in all respects with its terms and related documents or agreements and the applicable provisions of all laws, including ERISA and the IRC.

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(e) There is no existing, or, to the knowledge of Sterling, contemplated, audit of any Sterling Benefit Plan by the IRS, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental authority. In addition, to the knowledge of Sterling, there are no pending or threatened claims by, on behalf of or with respect to any Sterling Benefit Plan, or by or on behalf of any individual participant or beneficiary of any Sterling Benefit Plan, alleging any violation of ERISA or any other applicable laws, or claiming benefits (other than claims for benefits not in dispute and expected to be granted promptly in the Ordinary Course of Business), nor to the knowledge of Sterling, is there any basis for such claim.

(f) With respect to any services which Sterling or any Sterling Subsidiary may provide as a record-keeper, administrator, custodian, fiduciary, trustee or otherwise for any plan, program, or arrangement subject to ERISA (other than any Sterling Benefit Plan), to the knowledge of Sterling, Sterling and each Sterling Subsidiary:

(i) Have correctly computed all contributions, payments or other amounts for which it is responsible;

(ii) Have not engaged in any prohibited transactions (as defined in ERISA Section 406 for which an exemption does not exist);

(iii) Have not breached any duty imposed by ERISA: and

(iv) Have not otherwise incurred any liability to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation, or to any beneficiary, fiduciary or sponsor of any ERISA plan in the performance (or non- performance) of services.

Section 4.14 Brokers and Finders. Neither Sterling, any Sterling Subsidiary, nor any of their respective officers, directors, employees, independent contractors or agents, has employed any broker, finder, investment banker or financial advisor, or incurred any liability for any fees or commissions to any such person, in connection with the Merger.

Section 4.15 Environmental Matters. Except as set forth on Sterling Disclosure Schedule 4.15, to the knowledge of Sterling, neither Sterling, any Sterling Subsidiary, nor any property owned or operated by Sterling or any Sterling Subsidiary, has been or is in violation of or liable under any Environmental Law, except for such violations or liabilities that, individually or in the aggregate, would not have a Material Adverse Effect on the Sterling Group taken as a whole. Except as set forth on Sterling Disclosure Schedule 4.15, there are no actions, suits or proceedings, or demands, claims or notices, including without limitation notices, demand letters or requests for information from any Regulatory Authority, instituted or pending, or to the knowledge of Sterling, threatened, or any investigation pending, relating to the liability of Sterling or any Sterling Subsidiary with respect to any property owned or operated by Sterling or any Sterling Subsidiary under any Environmental Law, except as to any such actions or other matters which would not result in a Material Adverse Effect on the Sterling Group taken as a whole.

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Section 4.16 Allowance for Loan Losses. The allowance for loan losses reflected in Sterling’s reports to Regulatory Authorities has been and will be established in accordance with and in compliance with the requirements of all regulatory criteria and the allowance for loan losses shown on the Sterling Financial Statements has been and will be established in accordance with GAAP.

Section 4.17 Information to be Supplied.

(a) The information supplied by Sterling for inclusion in the Securities Filings will not, as of the date each of the Securities Filings is declared effective pursuant to the Securities Act, and as of the date the Prospectus/Proxy Statement is mailed to shareholders of Bay Net Financial, and up to and including the date of the Bay Net Financial Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances in which they were made, not misleading.

(b) The information supplied by Sterling for inclusion in the Applications will, at the time each such document is filed with any Regulatory Authority and up to and including the dates of any required Regulatory Approval, as such Applications may be amended by subsequent filings, be accurate and complete in all material respects.

(c) The portions of the Securities Filings applicable to Sterling shall comply in all material respects with the requirements of the applicable federal and state securities laws and the rules and regulations thereunder applicable to Sterling.

(d) Notwithstanding the foregoing, Sterling makes no representation or warranty with respect to, and shall not be responsible for, the compliance as to form and general content of, the proxy statement portions of the Prospectus/Proxy Statement, or any information supplied by Bay Net Financial and Bank that is contained or incorporated by reference in, or furnished in connection with the preparation of, the Applications, the Security Filings or the Prospectus/Proxy Statement.

Section 4.18 Reporting Requirements. Sterling Common Stock is registered under Section 12 of the Exchange Act and is subject to the periodic reporting requirements imposed by Section 13 or 15(d) of the Exchange Act.

Section 4.19 Sterling Common Stock. The Sterling Shares to be issued and delivered to Bay Net Financial shareholders in accordance with this Agreement, and the Sterling Shares issuable pursuant to the Sterling Options, when so issued and delivered, will be validly authorized and issued and fully paid and non-assessable, and no shareholder of Sterling shall have any pre-emptive right with respect thereto.

Section 4.20 Securities Documents. Sterling has delivered to Bay Net Financial copies of:

(a) Sterling’s annual reports on SEC Form 10-K for the years ended December 31, 2005 and 2004, together with the quarterly reports on SEC Form 10-Q filed thereafter;

(b) All other reports, registration statements and filings of Sterling filed with the SEC since January 1, 2006; and

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(c) Sterling’s proxy materials used, or to be used, in connection with its meetings of shareholders held in 2005 and 2004.

The reports and proxy materials complied, in all material respects, and any future SEC reports, filings, and proxy materials will comply, in all material respects, with the rules and regulations of the SEC to the extent applicable thereto. Such SEC reports, filings and proxy materials did not and will not, at the time of their filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

Section 4.21 Reorganization. As of the date hereof, Sterling does not have any reason to believe that the Merger will fail to qualify as a reorganization under Section 368(a) of the IRC. Sterling shall not take any action which would preclude the Merger from qualifying as a reorganization within the meaning of Section 368 of the IRC.

Section 4.22 Absence of Undisclosed Liabilities. To the knowledge of Sterling, neither Sterling nor any Sterling Subsidiary has any obligation or liability that is material to the financial condition or operations of any of them, or that, when combined with all similar obligations or liabilities would be material to their financial condition or operations (i) except as disclosed in the Sterling Financials delivered to Bay Net Financial prior to the date of this Agreement, or (ii) except as contemplated under this Agreement.

Section 4.23 Compliance With Nasdaq Rules. Sterling is in compliance in all material respects and will continue to remain in compliance in all material respects after the date hereof, up to and including the Effective Time, with all current listing and corporate governance requirements of the Nasdaq National Market System, and is in compliance in all material respects, and will continue to remain in compliance in all material respects after the date hereof, up to and including the Effective Time, with all rules, regulations, and requirements of the Sarbanes-Oxley Act of 2002 and the SEC.

Section 4.24 Quality of Representations. No representation made by Sterling in this Agreement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

ARTICLE V

COVENANTS OF BAY NET FINANCIAL AND BANK

Section 5.1 No Rights Triggered. Bay Net Financial shall cause Bank to take all necessary steps to ensure that the entering into of this Agreement and the consummation of the transactions contemplated hereby and any other action or combination of actions, or any other transactions contemplated hereby, do not and will not result in the grant of any rights to any Person (i) under its Charter or Bylaws, or (ii) under any material agreement to which Bay Net Financial or Bank is a party.

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Section 5.2 Conduct of Business. During the period from the date of this Agreement to the Closing Date, the business of Bay Net Financial and Bank shall be conducted only in the Ordinary Course of Business and substantially in accordance with past custom and practice and in material compliance with all applicable laws, rules and regulations, and each of them shall use commercially reasonable efforts to preserve its business organization intact, keep available the services of its officers and employees, and maintain its goodwill and existing relations with customers, suppliers, landlords, agents and other business associates. During the period from the date of this Agreement to the Closing Date, except as contemplated by the Transaction Documents or as otherwise consented to in writing by Sterling, neither Bay Net Financial nor Bank will:

(a) acquire any capital assets exceeding $50,000 in amount, either individually or in the aggregate, or form or acquire any new Subsidiary or cause to permit any Bay Net Company to engage in any new activity or materially expand any existing activities;

(b) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock;

(c) without the consent of Sterling, (i) issue, sell or otherwise permit to become outstanding any additional Bank Shares, (ii) enter into any agreement with respect to the foregoing, (iii) permit any additional Bank Shares to become subject to stock options, stock appreciation rights, or similar rights to acquire Bank Shares, (iv) redeem any of the outstanding Bank Shares, or (v) take any of such actions with regard to the capital stock of the Bank or any of the Subsidiaries;

(d) except in the Ordinary Course of Business and after consultation with Sterling, terminate the employment of any employees or hire any new employees;

(e) except as permitted under Section 5.2(a) of this Agreement, purchase or otherwise acquire, or sell, encumber, or otherwise dispose of, any assets or incur any liabilities other than in the Ordinary Course of Business;

(f) except in the Ordinary Course of Business and after consultation with Sterling, or as necessary to continue any transactions described in Bay Net Disclosure Schedule 3.17, engage in any transaction or enter into any agreement with any Affiliated Person or Corporate Affiliate;

(g) amend its Charter or bylaws or equivalent corporate governance documents;

(h) impose, or suffer the imposition, on any share of stock held by Bank of any Encumbrance or permit any such Encumbrance to exist;

(i) fail to comply in any material respect with any Regulations or governmental actions applicable to it and to the conduct of its business except where Bay Net Financial or Bank is in good faith contesting the validity of any of the foregoing;

(j) elect any additional officers or directors;

(k) increase the rate of compensation of any of its directors, officers or employees, or pay or agree to pay any incentive compensation or bonus, except in the Ordinary Course of Business;

(l) except as disclosed in Bay Net Disclosure Schedule 3.8(a) or 3.12, enter into or materially modify (except as may be required by applicable law or changes in group insurance contracts) any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust, agreement related thereto, in respect of any of its directors, officers or other employees, except that, after further consultation with Sterling, the Bank may renew its health insurance plan and other group benefit plans that will expire prior to the Closing;

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(m) subject to the fiduciary duties of the Bay Net Financial board of directors, (i) solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, Bank or any Subsidiaries, or any business combination with Bank or any Subsidiaries other than as contemplated by this Agreement; (ii) or authorize or permit any Affiliated Person or Corporate Affiliate with respect to it to do any of the above (any one or more of the events or circumstances described in clause (i) or clause (ii) of this subsection (m), whether or not in accordance with the fiduciary duties of the Bay Net Financial board of directors, are sometimes referred to in this Agreement as “Adverse Party Transactions”); or (iii) fail to notify Sterling promptly if any such inquiries or proposals are received by, any such information is required from, or any such negotiations or discussions are sought to be initiated with, Bay Net Financial or Bank. Notwithstanding the foregoing, it is understood and agreed that the Bay Net Companies may continue to sell residential mortgage loans in the Ordinary Course of Business and may sell Special Loans and Special REO Properties at any time (whether or not within the Ordinary Course of Business);

(n) enter into (i) any material agreement, arrangement or commitment not made in the Ordinary Course of Business, other than agreements or memoranda of understanding with Regulatory Authorities in connection with the transactions contemplated by this Agreement, (ii) any agreement, indenture or other instrument relating to the borrowing of money by Bay Net Financial or Bank or guarantee by Bay Net Financial or Bank of any such obligation, except in the Ordinary Course of Business and except for drawing on currently existing lines of credit, (iii) any agreement, arrangement or commitment relating to the employment of, or severance of, a consultant or the employment, severance, election or retention in office of any present or former director, officer or employee, or (iv) any contract, agreement or understanding with a labor union;

(o) except (i) as Sterling may agree in writing or reasonably request or (ii) as may be required by applicable law or regulatory directive, change its lending, investment or asset-liability management policies in any material respect;

(p) change its method of accounting in effect at December 31, 2005, except as required by changes in regulation or GAAP concurred in by its independent certified public accountants, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax returns for the year ended December 31, 2004, except as required by changes in Regulation;

(q) establish or make any commitment relating to the establishment of any new branch or office facility;

(r) waive any claims or rights with a value in excess of $25,000;

(s) take any action materially inconsistent with, or omit to take any action required by, the representations, warranties and covenants contained in this Agreement;

(t) Except strictly as may be required by the OTS or by GAAP, modify their reserve practices with respect to loans, Special Loans or Special REO Properties or fail to comply with any provision of this Agreement explicitly addressing Special Loans or Special REO Properties; or

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(u) create any Subsidiary;

(v) issue any shares of Bay Net Financial Common Stock except for (I) issuance of Bay Net Financial Shares to fulfill its obligations (I) to issue up to 1,442 Bay Net Shares under the Bay Net Financial Equity Value Plan, (II) to issue Bay Net Financial Shares upon bona fide exercises of Bay Net Financial Options, or (III) to issue Bay Net Financial Shares upon bona fide exercises of Bay Net Financial Warrants, redeem or purchase any Bay Net Financial Shares, preferred stock or other capital stock, grant, or grant, any options or warrants to any Person to purchase any of the foregoing, or make any stock split, stock dividend or other recapitalization with respect to the Bay Net Financial Shares; or

(w) agree to do any of the foregoing.

Notwithstanding the foregoing or any other provision of this Agreement, Bay Net Financial shall be permitted to do the following:

(I) Establish and distribute a bonus pool for Bay Net Financial and Bank employees with respect to their service for Bay Net Financial and Bank prior to the Effective Time, in an aggregate amount of not more than $90,000.00.

(II) Pay cash dividends to Bay Net Financial shareholders in an aggregate amount, per share, equal to the result obtained by pro rating an annual dividend rate of $0.25 per share on a per diem basis over the actual number of calendar days occurring between January 1, 2006 and the Effective Time.

Section 5.3 Cooperation re Approvals of Third Parties. Bay Net Financial and the Bank shall cooperate with Sterling in securing at the earliest practicable date all necessary Regulatory Approvals and Consents that may be required in order to permit the consummation of the transactions contemplated by this Agreement, including without limitation promptly and timely, at the expense of Bay Net Financial and Bank, providing Sterling any and all information and documents that may be reasonably required for any applications for Regulatory Approvals or otherwise required by any Regulatory Authorities.

Section 5.4 Transitional Matters

(a) From the date of this Agreement through the Closing Date, Bay Net Financial and the Bank shall provide Sterling all reasonable assistance requested by them in order to effect the Closing, including, but without limitation, the provision of all information and documents that are reasonably necessary for the Applications and Securities Filings. Bay Net Financial and the Bank shall cooperate fully with Sterling in preparing and filing the Applications and Securities Filings and any amendments and supplements thereto.

(b) During the period from the date of this Agreement through the Closing Date Bay Net Financial and the Bank shall furnish or make available to Sterling a copy of (i) each filing made with any Regulatory Authority or any federal or state securities regulatory agency, (ii) each state or local income tax or franchise tax return filed by or for Bay Net Financial or Bank with any state or local taxing authority and (ii) interim monthly financial statements related to Bay Net Financial and Bank in the form currently utilized.

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(c) During the period between the date of this Agreement and the Closing Date: (i) Sterling shall have reasonable access to officers and employees of Bay Net Financial and Bank at their respective offices for informational meetings regarding human resource matters and the procedures, policies and operations that Sterling plans to implement from and after the Closing Date; and (ii) Bay Net Financial and the Bank shall cooperate with Sterling in arranging for meetings between Sterling and the employees of Bay Net Financial and Bank at the reasonable request of Sterling.

(d) During the period between the date of this Agreement and the Closing Date, Bay Net Financial and the Bank will notify Sterling of all regular and special meetings of the Boards of Directors and Executive Committees of Bay Net Financial and Bank, and Sterling or its representative will be permitted to attend all such meetings in person or by telephone. In the event that Sterling or its representative is unable to attend such meetings, Bay Net Financial or Bank shall advise Sterling of the matters conducted at such meeting as soon as practical. Notwithstanding the foregoing, all Board discussions concerning this Agreement or the Merger may be held in a confidential session.

(e) During the period between the date of this Agreement and the Effective Time, Bay Net Financial and the Bank shall notify Sterling of any regulatory, financial, operational or other developments, whether or not in the Ordinary Course of Business, affecting Bay Net Financial and/or Bank, and/or their respective businesses that Bay Net Financial reasonably determines may be material with respect to Bay Net Financial or Bank.

(f) Sterling, Bay Net Financial and the Bank shall cooperate with each other in the preparation and filing, as soon as practicable, of the Applications, the Securities Filings, the Prospectus/Proxy Statement, and all other documents necessary to obtain any other approvals and consents required to effect consummation of the Merger.

(g) Sterling and Bay Net Financial shall consult upon the form and substance of any press release related to this Agreement and the Merger, but nothing contained in this Agreement shall prohibit either party, following reasonable notification to the other party, from making any disclosure which its counsel deems necessary under applicable law.

(h) Sterling, on the one hand, and Bay Net Financial and Bank, on the other hand, shall cooperate with each other, and if mutually agreed in the interest of an orderly, cost effective consolidation of operations, terminate any contract or arrangement Bay Net Financial or Bank may have with an outside service bureau or other vendor of services and substitute a contract or arrangement between Sterling or any Sterling Subsidiary (as Sterling shall select) and Bay Net Financial for the provision of similar services to Bay Net Financial or Bank on terms and conditions mutually acceptable to Bay Net Financial and Sterling. Except as otherwise provided in this Agreement, nothing in this subsection shall be construed as obligating Bay Net Financial to terminate any contract or arrangement or substitute a contract or arrangement with Sterling or a Sterling Subsidiary.

(i) Sterling and Bay Net Financial shall, subject to applicable legal requirements, cooperate with each other, and if mutually agreed in the interest of an orderly, cost-effective consolidation of operations, terminate any in-house back office, support, processing or other operational activities or services of Bay Net Financial or Bank, including without limitation accounting, loan processing and deposit services, and substitute a contract or arrangement between Sterling or any Sterling Subsidiary (as Sterling shall select) and Bay Net Financial for the provision of similar services to Bay Net Financial or Bank on terms and conditions mutually acceptable to Bay Net Financial and Sterling. Except as otherwise provided in this Agreement, nothing in this subsection shall be construed as obligating Bay Net Financial to terminate any activity or service or substitute a contract or arrangement with Sterling or a Sterling Subsidiary.

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(j) Sterling and Bay Net Financial shall each use reasonable best efforts and cooperate with each other to cause the Effective Time to occur on or before the Outside Effective Time.

Section 5.5 Tax Matters

(a) From the date of this Agreement and until the Closing Date, Bay Net Financial shall cause Bank to prepare, or cause to be prepared, in a manner consistent with prior Tax Returns (except to the extent counsel for the Bay Net Companies determines there is no reasonable basis in law therefor), and shall file, or cause to be filed, any Tax Returns of the Bay Net Companies (including amendments thereto and filings for extensions of time) required to be filed (taking into account any permitted exceptions) under federal, state, county, local or any foreign laws by or on behalf of each Bay Net Company.

(b) Prior to the Closing Date, Bay Net Financial and Bank shall make or cause to be made available for Sterling’s inspection, as reasonably requested, copies of the federal, state, county, local and foreign Tax Returns, reports and estimates for periods prior to the Closing Date for the Bay Net Companies.

Section 5.6 Bay Net Financial Shareholders Meeting; Bank Shareholder. Subject to the fiduciary obligations of the Bay Net Financial board of directors:

(a) Bay Net Financial shall use its best efforts to call, hold and complete a meeting of its shareholders for the purpose of approving the Merger and the transactions contemplated by this Agreement and otherwise related to the Merger and Bank Merger, with the recommendation that its shareholders approve this Agreement and the transactions contemplated hereby, within five (5) months from the date of this Agreement (the “Bay Net Financial Shareholders Meeting”).

(b) As sole shareholder of the Bank, Bay Net Financial agrees to vote to approve and adopt this Agreement, the Bank Plan of Merger and the other Transaction Documents and approve the transactions contemplated by this Agreement and otherwise related to the Mergers.

Section 5.7 Employment Agreements. In connection with the completion of the Bank Merger, the Resulting Bank shall enter into an Amendment to Employment Agreement with Michael P. Gavin and and an Amendment to Change-in-Control Agreement with Ronald E. Ballard substantially in the respective forms set forth as Exhibit 5.7A and Exhibit 5.7B to this Agreement. Such agreements shall be conditioned upon closing the transactions contemplated in this Agreement and shall become effective upon the Effective Time.

Section 5.8 Phase I Audit. Bay Net Financial shall permit Sterling, if Sterling elects to do so, at Sterling’s own cost and expense, to cause a “phase I environmental audit” (together with any additional tests, studies or investigations recommended in such audit) to be performed at any physical location owned or occupied by Bay Net Financial or Bank. Sterling must complete such audit prior to the date that is two (2) months following the date of this Agreement or its right to do so shall be waived.

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Section 5.9 Employee Agreements and Benefits. Sterling shall honor or cause the Resulting Bank to continue to honor, in accordance with their terms, all benefit obligations accrued prior to the Effective Time to, and contractual rights of, current and former employees of Bank existing as of the Effective Time, as well as all employment, severance, deferred compensation or “change-in-control” agreements of Bank, but only to the extent that such obligations are disclosed in Bay Net Financial Disclosure Schedule 3.8(a) or 3.12.

Section 5.10 Equity Value Plan. Prior to the Effective Time, Bay Net Financial and Bank shall terminate the Bay Net Financial, Inc. Equity Value Plan and shall make cash payments totaling $541,739 to the participants thereunder as a result of such termination, with the amounts of individual payments and the names of the recipients of such payments being as set forth in Bay Net Disclosure Schedule 3.8(a).

Section 5.11 Deferred Compensation Plan. Prior to the Effective Time, the Bank shall terminate the Bay Net A Community Bank Deferred Compensation Plan (the “Deferred Compensation Plan”). In connection with such termination, to the extent consistent with applicable provisions of the Internal Revenue Code of 1986, as amended, and the rules and regulations of the Internal Revenue Service thereunder, the Bank shall distribute to the participants in the Deferred Compensation Plan all cash amounts and shares of Bay Net Financial Common Stock accrued and owing to them under such plan as of the date of termination.

ARTICLE VI

COVENANTS OF STERLING

Section 6.1 Approvals of Third Parties. Sterling shall use commercially reasonable efforts to prepare, file and publish all applications, notices and registrations required by applicable law as soon as practicable and shall in any event prepare, publish and file such applications, notices and registrations not later than ninety (90) days after the date of this Agreement, and shall use commercially reasonable efforts to secure at the earliest practicable date all Regulatory Approvals and shall otherwise use commercially reasonable efforts to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions of this Agreement. Sterling will afford Bay Net Financial, Bank and their counsel a reasonable opportunity to review all such applications, notices and registrations before filing with Regulatory Authorities and will not file any such applications, notices or registrations if, promptly after their receipt, Bay Net Financial, Bank or their counsel reasonably object thereto.

Section 6.2 Benefits for Employees of Bank. Subject to the other provisions of this Agreement or any other agreement or understanding of the parties, Sterling shall have no obligation to provide to any directors, officers or employees of Bay Net Financial or Bank any benefits of any sort other than Sterling’s normal and customary benefits for Sterling’s employees.

Section 6.3 Director Appointments. Upon the completion of the Bank Merger, Sterling will cause the Resulting Bank to add five (5) of the present Bay Net Financial directors to the board of directors of the Resulting Bank, including Michael P. Gavin, Richard Funke and three (3) additional directors to be selected with the approval of Sterling.

Section 6.4 Nasdaq. Sterling shall file such forms as may be required to notify Nasdaq of Sterling’s intent to list on the Nasdaq National Market System the additional Sterling Shares to be issued as part of the Merger Consideration.

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Section 6.5 Employees.

(a) All persons who are employees of Bank immediately prior to the Effective Time and whose employment is not specifically terminated at or prior to the Effective Time (a “Continuing Employee”) shall, at the Effective Time, become employees of the Resulting Bank; provided, however, that in no event shall any of Bank’s employees be officers of Resulting Bank, or have or exercise any power or duty conferred upon such an officer, unless and until duly elected or appointed to such position in accordance with the bylaws of Resulting Bank. All of the Continuing Employees shall be employed at the will of Resulting Bank and no contractual right to employment shall inure to such employees because of this Agreement (although contractual rights may arise from written agreements or terms signed by Sterling or provided by Sterling to such Continuing Employees).

(b) Each Continuing Employee shall be treated as a new employee of Resulting Bank for purposes of Resulting Bank’s 401(k) plan; provided, however, that with respect to such plan Continuing Employees will receive credit for service with Bank for purposes of vesting and determination of eligibility to participate, but not for accrual of benefits. As of the Effective Time, Resulting Bank shall make available employer-provided health and other employee welfare benefit plans to each Continuing Employee on the same basis as it provides such coverage to Resulting Bank employees except that any pre-existing condition, eligibility waiting period or other limitations or exclusions otherwise applicable under such plans to new employees shall not apply to a Continuing Employee or their covered dependents who were covered under a similar Bank plan at the Effective Time of the Merger.

(c) The Resulting Bank shall honor the number of vacation and sick days of Continuing Employees that shall have accrued and remain unused as of the Effective Time, according to Sterling’s then applicable standard employee policies.

(d) As to any employee of Bay Net Financial or Bank at the Effective Time who becomes an employee of Sterling or a Sterling Subsidiary (other than Michael P. Gavin or Ronald E. Ballard) (A) if his or her employment with Sterling and all Sterling Subsidiaries is terminated within twelve (12) months after the Effective Time, for any reason other than his or her voluntary resignation, or termination for Cause, or due to death or disability, or (B) shall terminate his or her employment within twelve (12) months after the Effective Time (1) after being required to relocate his or her principal work location outside of Maryland or (2) after having his or her base compensation (excluding benefits) reduced by more than 5% within twelve (12) months after the Effective Time, then, such employee shall receive severance pay equal to two week’s pay (at his or her current salary) for each year of consecutive service (measured at the time of termination of employment) to Bay Net Financial and/or the Bank and/or a Sterling Subsidiary. At the Effective Time, Sterling shall provide each such employee with a written confirmation of these terms and, while the provisions of this Section shall not be enforceable by any such employee (nor is anyone other than Bay Net Financial and the Bank a third party beneficiary of this provision), the provisions of the written confirmation to be provided to each employee shall be legally binding on Sterling and shall be individually enforceable by each such employee for his or her own benefit.

Section 6.6 Registration Statement and Proxy Statement/Prospectus. As promptly as reasonably practicable after the execution of the Agreement and after the furnishing by Bay Net Financial and the Bank of all information relating to them required to be contained therein, Sterling shall file with the SEC the Registration Statement on Form S-4 (or on such other form as shall be appropriate), which shall contain the Proxy Statement/Prospectus. Sterling and Bay Net Financial shall each use their reasonable best efforts to cause the Proxy Statement/Prospectus to comply in all material respects with the requirements of applicable federal and state securities laws and the rules and regulations thereunder. Sterling shall use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable. Bay Net Financial shall cause the definitive Proxy Statement/Prospectus to be mailed to Bay Net Financial’s shareholders as soon as practicable following the date on which the Registration Statement is declared effective by the SEC.

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Section 6.7 Status of Sterling Bank Subsidiaries. Upon reasonable request of Bay Net Financial, Sterling shall provide Bay Net Financial, for inspection only, with reasonable information with respect to the regulatory compliance and standing of each Sterling bank Subsidiary, subject to any restrictions of applicable law. Notwithstanding the foregoing, but subject to the provisions of Section 8.5(b) of this Agreement, to the extent Bay Net Financial desires certificates or letters of good standing from any bank regulatory agency, Bay Net Financial shall be obligated to obtain those at its own expense.

ARTICLE VII

CONDITIONS TO OBLIGATIONS OF STERLING

The obligations of Sterling under this Agreement (including without limitation, its obligation to consummate the Closing) are subject to satisfaction of the following conditions at or prior to the Closing Date, which conditions may be waived in the discretion of Sterling:

Section 7.1 Representations, Warranties and Covenants. The representations and warranties of Bay Net Financial and the Bank contained in this Agreement shall be true and correct in all material respects on the date of this Agreement and on the Closing Date with the same effect as though made at such time (unless such representations and warranties speak as of a different date), except to the extent (i) waived by Sterling hereunder or (ii) such representation or warranty is no longer true due to action or inaction of Bay Net Financial or Bank that was consented to in writing by Sterling. Bay Net Financial and Bank shall have performed in all material respects all obligations and agreements, and shall have materially complied with all terms, covenants and conditions contained in this Agreement to be performed or complied with by them prior to or at the Closing Date.

Section 7.2 Officer’s Certification. Sterling shall have received an Officer’s Certification from the President or Executive Vice President of Bay Net Financial and Bank dated the Closing Date to the effect that (a) all of the representations and warranties made by Bay Net Financial and the Bank under this Agreement and the information contained in the Exhibits and Schedules and other documents delivered by Bay Net Financial and the Bank pursuant to this Agreement are true and correct in all material respects on the date of this Agreement and on the Closing Date with the same effect as though made at such time (unless such representations and warranties speak as of a different date), except to the extent (i) waived in writing by Sterling hereunder or (ii) such representation or warranty is no longer true due to action or inaction of Bay Net Financial or Bank that was consented to in writing by Sterling; and (b) Bay Net Financial and Bank have performed in all material respects all obligations and agreements, and have materially complied with all terms, covenants and conditions, contained in this Agreement to be performed or complied with by them prior to or at the Closing Date.

Section 7.3 Litigation; Other Prohibitions. No (i) pending or threatened claim, action, litigation or proceeding by any governmental agency, (ii) pending action, litigation or proceeding by any private party or parties, (iii) order, decree or injunction of a court or agency of competent jurisdiction, or (iv) enacted statute or rule, regulation or order of any government agency, shall exist the effect of which is to (or upon resolution in favor of the adverse party or parties would) prohibit, prevent or make illegal the Closing, the Merger, the Bank Merger or any other matter that is expressed in this Agreement as a condition to Sterling’s or FNBNE’s obligation to complete Closing.

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Section 7.4 Opinions of Counsel

(a) Sterling shall have received an opinion of counsel from legal counsel to Bay Net Financial and Bank in accordance with Exhibit 7.4 to this Agreement.

(b) Sterling shall have received a subsistence certificate from (i) the Department of State of the state in which Bay Net Financial has been formed, with respect to Bay Net Financial, and (ii) from the OTS with respect to the Bank, all of which shall be dated within ten (10) days prior the Closing Date.

(c) Sterling shall have received an opinion from its counsel, dated the Closing Date, to the effect that the Merger constitutes a reorganization under Section 368(a) of the IRC; in rendering their opinion, such counsel may require and rely upon representations and reasonable assumptions, including those contained in certificates of officers of Pennsylvania, Sterling and others.

Section 7.5 Regulatory Approvals and Consents. All Regulatory Approvals and Consents required under this Agreement or described in any Disclosure Schedule shall have been obtained by the applicable Bay Net Company, and no condition shall be attached to any of such Consents which, in the good faith judgment of Sterling, would materially and adversely affect the economic or business benefits to Sterling of the Merger and Bank Merger. Without limiting the foregoing, Bay Net Financial and Bank shall have received all consents and authorizations of landlords and other persons that are necessary to permit the Merger to be consummated without the violation of any lease or other material agreement to which Bay Net Financial or Bank is a party or by which any of its properties are bound, except where failure to obtain such consent or authorization would be reasonably expected not to have a Material Adverse Effect on the Bay Net Companies as a whole. All statutory and regulatory waiting periods relating to the Merger shall have expired. No Regulatory Approval or Consent shall have imposed any condition or requirement which would, in Sterling’s good faith judgment, materially and adversely impact the economic or business benefits of the Merger to Sterling.

Section 7.6 Shareholder Approval. Bay Net Financial and Bay Net Financial’s shareholders, and Bank shall have taken all necessary action on behalf of Bay Net Financial and the Bank to approve all of the transactions to be completed hereunder in connection with or to consummate Closing.

Section 7.7 No Material Adverse Change. No change in the business, property, assets (including loan portfolios), liabilities (whether absolute, contingent or otherwise), operations, liquidity, income, or financial condition of Bay Net Financial or Bank shall have occurred since the date of this Agreement, which has had, or would reasonably be likely to have, a Material Adverse Effect on the Bay Net Companies taken as a whole.

Section 7.8 Satisfaction with Phase 1 Results. The results of any Phase 1 environmental audit conducted by Sterling shall not reveal any condition or conditions that, in the aggregate, would materially and adversely reduce the economic or business benefits to Sterling of the Merger or present an identifiable risk of a material liability to Sterling or any of its Subsidiaries.

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Section 7.9 Other Cooperation. Sterling shall have received such other certificates, documents or instruments from Bay Net Financial or its officers or others as Sterling shall have reasonably requested in connection with accounting or income tax treatment of the Merger, or related securities law compliance.

Section 7.10 Employment Agreements. All employment agreements listed on Schedule 3.8(a) or elsewhere in the Disclosure Schedule and all severance arrangements shall have been terminated with no future liability to the Bay Net Companies or to Sterling following the Closing. Michael P. Gavin and Ronald E. Ballard shall have executed and delivered the Amendment to Employment Agreement and Amendment to Change-In-Control Agreement with Sterling and the Resulting Bank substantially in the respective forms set forth as Exhibit 5.7A and Exhibit 5.7B, effective at the Effective Time.

Section 7.11 Severance Agreement. Anthony R. Cole shall have entered into a Release from and Waiver of Rights Under Change-In-Control Agreement and a Transition Bonus Agreement, substantially in the respective forms attached to this Agreement as Exhibit 7.11A and 7.11B.

Section 7.12 Execution of Affiliate Agreements. Sterling shall have received from each director and executive officer of Bay Net Financial an executed counterpart of an affiliate’s agreement in the form attached to this Agreement as Exhibit 7.12.

Section 7.13 Securities Filings. The Securities Filings shall be effective under applicable federal and state securities laws, and no proceedings shall be pending or threatened by any federal or state securities regulatory authority to suspend the effectiveness of any Securities Filings or to prohibit the issuance of the Sterling Common Stock to Bay Net Financial; and all approvals deemed necessary by Sterling’s counsel from state securities or “blue sky” authorities with respect to the transactions contemplated by this Agreement shall have been obtained.

Section 7.14 Authorization. All action required to be taken by, or on the part of, Bay Net Financial and Bank to authorize the execution, delivery and performance of this Agreement, and the consummation of the Merger, shall have been duly and validly taken by Bay Net Financial and Bank, respectively, and Sterling shall have received certified copies of the resolutions evidencing such authorizations.

Section 7.15 Documents. At the Closing, Bank and/or Bay Net Financial, as applicable, shall deliver, in addition to any other documents required to be delivered by them under this Agreement, such other documents reasonably requested by Sterling to consummate or effectuate the transactions provided for in this Agreement or contemplated hereby.

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ARTICLE VIII

CONDITIONS TO OBLIGATIONS OF BAY NET FINANCIAL AND BANK

The obligations of Bay Net Financial and Bank under this Agreement (including without limitation, its obligation to consummate the Closing) are subject to satisfaction of the following conditions at or prior to the Closing Date:

Section 8.1 Representations, Warranties and Covenants of Sterling. The representations and warranties of Sterling contained in this Agreement shall be true and correct on the date of this Agreement and on the Closing Date with the same effect as though made at such time (unless such representations and warranties speak as of a different date), except to the extent (i) waived hereunder by Bay Net Financial, or (ii) such representation or warranty is no longer true due to action or inaction of Sterling that was consented to in writing by Bay Net Financial. Sterling shall have performed in all material respects all obligations and agreements, and shall have materially complied with all terms, covenants and conditions, contained in, this Agreement to be performed or complied with by it prior to or at the Closing Date.

Section 8.2 Officer’s Certification. Bay Net Financial and the Bank shall have received an Officer’s Certification from the President or Executive Vice President of Sterling dated the Closing Date to the effect that (a) all of the representations and warranties made by Sterling under this Agreement and the information contained in the Exhibits and Schedules and other documents delivered by Sterling pursuant to this Agreement are true and correct in all material respects on the date of this Agreement and on the Closing Date with the same effect as though made at such time (unless such representations and warranties speak as of a different date), except to the extent (i) waived in writing by Bay Net Financial hereunder or (ii) such representation or warranty is no longer true due to action or inaction of Sterling that was consented to in writing by Bay Net Financial; and (b) Sterling has performed in all material respects all obligations and agreements, and has materially complied with all terms, covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or at the Closing Date.

Section 8.3 Litigation; Other Prohibitions. No (i) pending or threatened claim, action, litigation or proceeding by any governmental agency, (ii) pending action, litigation or proceeding by any private party or parties, (iii) order, decree or injunction of a court or agency of competent jurisdiction, or (iv) enacted statute or rule, regulation or order of any government agency, shall exist the effect of which is to (or upon resolution in favor of the adverse party or parties would) prohibit, prevent or make illegal the Closing, the Merger, the Bank Merger or any other matter that is expressed in this Agreement as a condition to Bay Net Financial’s or Bank’s obligation to complete Closing.

Section 8.4 Regulatory Approvals. All Regulatory Approvals shall have been obtained, shall not contain any conditions that are not acceptable to Sterling in its reasonable judgment and shall be in full force and effect, and all statutory or regulatory waiting periods in connection with such Regulatory Approvals, if any, shall have expired.

Section 8.5 Opinions of Counsel

(a) Bay Net Financial shall have received an opinion of counsel from Sterling’s general counsel in accordance with Exhibit 8.5 to this Agreement.

(b) Bay Net Financial shall have received from Sterling a subsistence certificate from the Department of State of the Commonwealth of Pennsylvania as to Sterling and a good standing letter or certificate from the OCC with respect to FNBNE, dated within forty-five (45) days prior the Closing Date.

Section 8.6 Shareholder Approval. The shareholders of Bay Net Financial shall have approved the Merger as required by Maryland law.

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Section 8.7 No Material Adverse Change. No change in the business, property, assets (including loan portfolios), liabilities (whether absolute, contingent or otherwise), operations, liquidity, income, or financial condition of Sterling shall have occurred since the date of this Agreement, which has had, or would reasonably be likely to have, a Material Adverse Effect on the Sterling Group taken as a whole.

Section 8.8 Employment Agreements. The Resulting Bank shall have executed and delivered the employment agreements substantially in the form appended hereto as Exhibits 5.7A and 5.7B.

Section 8.9 Securities Filings. The Securities Filings shall be effective under applicable federal and state securities laws, and no proceedings shall be pending or threatened by any federal or state securities regulatory authority to suspend the effectiveness of any Securities Filings or to prohibit the issuance of the Sterling Common Stock to Bay Net Financial; and all approvals deemed necessary by Sterling’s counsel from state securities or “blue sky” authorities with respect to the transactions contemplated by this Agreement shall have been obtained.

Section 8.10 Authorization. All action required to be taken by, or on the part of, Sterling to authorize the execution, delivery and performance of this Agreement, and the consummation of the Merger, shall have been duly and validly taken by Sterling, and Bay Net Financial shall have received certified copies of the resolutions evidencing such authorization.

Section 8.11 Fairness Opinion Update. Bay Net Financial shall have received from Janney Montgomery Scott LLC, a bringdown of the opinion of Janney Montgomery Scott LLC dated March 30, 2006, to the effect that as of a date within five (5) business days prior to the mailing of the Proxy Statement/Prospectus to Bay Net Financial’s shareholders in connection with the Merger, the Merger Consideration is fair, from a financial point of view, to the holders of Bay Net Financial Common Stock.

Section 8.12 Exchange Agent Certificate. The Exchange Agent shall have delivered to Bay Net Financial a certificate, dated as of the Closing Date, to the effect that (i) the Exchange Agent has received from Sterling appropriate instructions and authorization for the Exchange Agent to deliver a sufficient number of Sterling Shares to provide the Per Share Common Stock Consideration in exchange for all of the Bay Net Financial Shares as required by this Agreement, and (ii) the Exchange Agent has received the aggregate Cash Consideration from Sterling and appropriate instructions and authorization to deliver the Cash Consideration as required by this Agreement.

Section 8.13 Nasdaq Listing. The Sterling Common Stock to be issued in the Merger shall be authorized for quotation on Nasdaq.

ARTICLE IX

INDEMNIFICATION

Section 9.1 Indemnification by Sterling; Insurance.

(a) For six (6) years after the Effective Time (except as described below), Sterling shall indemnify, defend and hold harmless the present directors and officers of Bay Net Financial and Bank (each, a “Bay Net Indemnified Party”) against all costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities (collectively, “Liabilities”) incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time to the extent permitted by Sterling’s articles of incorporation, and bylaws, and applicable law, (i) including actions or omissions occurring in connection with the transactions contemplated by this Agreement, whether asserted or claimed prior to, at or after the Effective Time, and (ii) excepting liability for fraud, deception or intentional misrepresentation; provided, however, that Sterling shall not have an obligation hereunder to any Bay Net Indemnified Party when and if a court of competent jurisdiction or Regulatory Authority shall ultimately determine, and such determination shall become final and non-appealable, that the indemnification of such Bay Net Indemnified Party in the manner contemplated hereby is prohibited by applicable law or the Regulatory Authority. This Section 9.1(a) shall be construed as an agreement as to which the directors and officers of the Bay Net Financial and the Bank referred to in this Agreement are intended to be third party beneficiaries and shall be enforceable by such persons and their heirs and representatives.

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(b) For a period of six (6) years following the Effective Time, Sterling shall pay the premiums for a Director and Officer Liability Insurance Tail Policy for the present and former directors and officers of Bay Net Financial and Bank, to the extent insurable by an insurance carrier within the financial limitations of this Section, with conditions and terms substantially comparable to the Director and Officer Liability Policy of Sterling as of the date of this Agreement, to the extent such coverage can be obtained at a cost not in excess of 125% of the rate that such a Director and Officer Liability Insurance Tail Policy for a similar term of six (6) years would cost if purchased on the date of this Agreement (the “Present Rate”). In the event Sterling is unable to obtain a Director and Officer Liability Insurance Tail Policy at a cost not in excess of 125% of the Present Rate, Sterling shall obtain a Director and Officer Liability Insurance Tail Policy with the maximum coverage reasonably available for a cost that is equal to 125% of the Present Rate.

Section 9.2 Limitations on Indemnification. Sterling shall not be required to indemnify or hold any Person harmless from any of the following:

(a) Damages or losses that arise from or in connection with any Claim for consequential damages consisting of lost investment opportunity or business opportunity, damages of reputation, punitive damages, exemplary damages, treble damages and nominal damages unless such damages or losses are incurred by the Indemnified Party to someone (a “third party”) other than the Indemnified Party, Bay Net Financial, Bank or an Affiliate of Bay Net Financial or Bank, as a sole and direct result of a third party claim against an Indemnified Party.

(b) In the event that the transactions contemplated by this Agreement are not consummated, any Party’s entitlement to indemnification shall be limited to the out-of-pocket costs incurred by such Party after the date of this Agreement in defending any Claim that would otherwise be the subject of indemnification.

Section 9.3 Conditions to Indemnification. The obligations and liabilities of Sterling under Section 9.1 will be subject to the following terms and conditions:

(a) Each party seeking indemnification (the “Indemnified Party”) shall give prompt written notice (“Indemnification Claim Notice”) to Sterling of each claim for indemnification under this Agreement, specifying the amount and nature of any such claim. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, such notice shall specify, if known, the amount or an estimate of the amount of liability arising therefrom.

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(b) In connection with any claim which may give rise to indemnity hereunder resulting from or arising out of any Claim or legal proceeding, Sterling, at its sole cost and expense may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding if Sterling acknowledges to the Indemnified Party in writing the obligation of Sterling to indemnify the Indemnified Party with respect to all elements of such claim. If Sterling assumes the defense of any such claim or legal proceeding, Sterling shall select counsel reasonably acceptable to the Indemnified Party to conduct the defense of such claims or legal proceeding and at the sole cost and expense of Sterling shall take all steps necessary in the defense or settlement thereof. The Indemnifying Party shall not consent to a settlement of, or the entry of any judgment arising from, any such claim or legal proceeding, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed). The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. If Sterling does not assume the defense of any such claim or litigation resulting therefrom within thirty (30) days after the date of the Indemnification Claim Notice, then prior to the assumption of the defense:

(i) the Indemnified Party may defend against such claim or litigation in such manner as it may deem appropriate, including, but not limited to, settling or compromising such claim or litigation, after giving notice of the same to Sterling and after giving Sterling further opportunity to assume the defense, on such terms as the Indemnified Party may reasonably deem appropriate and all costs of litigation incurred by the Indemnified Party shall be included in the calculation of the Losses of the Indemnified Party which are the subject of such claim or litigation, and the Indemnified Party shall be periodically reimbursed by Sterling for such costs upon reasonable request; and

(ii) Sterling shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If Sterling thereafter seeks to question the manner in which the Indemnified Party defended such third party claim or the amount or nature of any such settlement, Sterling shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such third party claim in a reasonably prudent manner.

(c) Any indemnification payments due under this Article IX shall be paid promptly.

Section 9.4 Record Retention. From the date hereof until the expiration of the applicable statute of limitations period, each Party to this Agreement agrees to retain all documents with respect to all matters pertaining to which indemnity may be sought under this Agreement. Before disposing of or otherwise destroying any such documents, the possessor thereof shall give reasonable notice to such effect and deliver to the other Party, at such Party’s expense and upon its request, a copy of any such documents. As a condition to Sterling’s obligations to indemnify and hold harmless an Indemnified Party under Section 9.1(a), the Indemnified Party use reasonable efforts to cooperate with and assist Sterling in connection with any Claim for which indemnity is sought hereunder and with respect to Sterling’s defense of any Claim of which Sterling has elected to participate in the defense.

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ARTICLE X

TERMINATION

Section 10.1 Termination of Agreement. This Agreement may be terminated on or at any time prior to the Closing Date:

(a) By the mutual written consent of the parties hereto;

(b) By Sterling or Bay Net Financial:

(i) If there shall have been any material breach of any representation, warranty, covenant or obligation of the other party hereto and such breach cannot be, or shall not have been, remedied within 30 days after receipt by such party of written notice specifying the nature of such breach and requesting that it be remedied; provided, that, if such breach cannot reasonably be cured within such 30-day period but may reasonably be cured within 60 days, and such cure is being diligently pursued, no such termination shall occur prior to the expiration of such 60-day period;

(ii) If a condition to the obligation to effect the transactions contemplated hereby of the party seeking termination shall have become incapable of fulfillment;

(iii) If the Closing Date and the Effective Time shall not have occurred prior to the Outside Effective Time (except that if the Closing Date or Effective Time shall not have occurred prior to the Outside Effective Time because of a breach of this Agreement by a party hereto, such breaching party shall not be entitled to terminate this Agreement in accordance with this provision);

(iv) If any Regulatory Authority whose approval or consent is required for consummation of the Merger or Bank Merger shall issue a definitive written denial of such approval or consent and the time period for appeals and requests for reconsideration has run; or

(v) If Bay Net Financial shareholders vote but fail to approve the Merger at Bay Net Financial Shareholders Meeting.

(c) By Sterling if Bay Net Financial or Bank enters into any term sheet, letter of intent, agreement or similar type agreement with a view to being acquired by, or effecting a business combination with, any other person; or any agreement to merge, consolidate, to combine or to sell a material portion of its assets or to be acquired in any other manner by any other person or to acquire a material amount of assets or a material equity position in any other person, whether financial or otherwise.

(d) By Sterling if (i) Bay Net Financial withdraws, changes, or modifies its recommendation to its shareholders in any manner adverse to Sterling regarding this Agreement or the Merger; or (ii) Bay Net Financial fails to call, hold and complete a Bay Net Financial Shareholders Meeting as described and within the time provided in Section 5.6(a) of this Agreement; or (iii) any Adverse Party Transactions occur; whether or not any of the foregoing occur consistently with the fiduciary duties of Bay Net Financial’s board of directors.

(e) By Bay Net Financial, in the event the Indicated Sterling Share Price is less than $16.50, by sending written notice to Sterling, at or prior to 11:59 p.m. on the third Business Day following Bay Net Financial’s receipt of the Sterling Share Price Determination, that this Agreement is to terminate and referring to this subsection of this Section, and upon Sterling’s receipt of such notice this Agreement shall be terminated.

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Notwithstanding anything to the contrary contained in this Agreement, no Party hereto shall have the right to terminate this Agreement on account of its own breach.

Section 10.2 Waiver of Right to Terminate. Any Party may, at its election, waive its right to terminate this Agreement under the foregoing provisions of this Article X.

Section 10.3 Remedies; Cumulative Nature. In addition to any remedies provided in this Agreement, the terminating party shall be entitled to seek any remedy to which such party may be entitled at law or in equity for the violation or breach of any agreement, covenant, representation or warranty contained in this Agreement. All such rights and remedies shall be cumulative.

Section 10.4 Liquidated Damages in Certain Cases. Without limiting Sterling’s other rights or remedies, if (i) Bay Net Financial fails to complete the Merger without rightfully terminating this Agreement in accordance with its terms, or (ii) Bay Net Financial wrongfully terminates this Agreement, or (iii) if this Agreement is terminated by Sterling in accordance with Section 10.1(b)(i), (c) or (d), then in any such event Bay Net Financial shall immediately pay Sterling a fee of $500,000.00. Bay Net Financial and Bank agrees that, in the event Sterling has a right to seek payment of a fee under this Section 10.4, such fee is intended as liquidated damages, and that the actual damages (including lost profits) that Sterling may suffer are not reasonably capable of determination, and that the amount of the fee set forth in this Section is reasonable in light of such considerations.

ARTICLE XI

MISCELLANEOUS

Section 11.1 Supplementary Information. From time to time prior to the Effective Time, each Party shall furnish to the other Parties, to the extent permitted by law, such information supplementary to the information contained in the documents and schedules delivered pursuant and such information related to the transactions contemplated hereby as the requesting Party may reasonably request.

Section 11.2 Access to Information

(a) Prior to the Closing Date, Bay Net Financial and the Bank shall permit Sterling and Sterling’s representatives (including, without limitation, its attorneys, accountants and structural and environmental experts) to have access during regular business hours, upon prior reasonable notice, to all of the properties and books and records of the Bay Net Companies as Sterling may from time to time reasonably request. Bay Net Financial will cause Bay Net Financial and Bank to permit Sterling and Sterling’s representatives to make copies of such books, records and other documents at Sterling’s expense and upon the consent of Bay Net Financial, which shall not be unreasonably withheld or delayed, to discuss the business affairs, condition (financial and otherwise), and assets of the Bay Net Companies with such officers, employees and agents of Bay Net Financial and Bank as Sterling or Sterling’s representatives deem reasonably necessary or appropriate. Any such investigations and any information obtained by Sterling shall not affect any representations and warranties made by Bay Net Financial hereunder. Notwithstanding the foregoing, Sterling shall not be granted access to or copies of portions of the minutes of the Bay Net Financial or Bank Boards of Directors discussion of this Agreement or the transactions contemplated hereby.

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(b) Sterling and Bay Net Financial and the Bank shall provide each other promptly with information as to any significant developments in the performance of this Agreement or in any document or agreement delivered in connection with this Agreement and shall promptly notify the other if either discovers that any of its representations and warranties contained in this Agreement or in any document delivered in connection with this Agreement was or were not true and correct in all material respects or becomes or became untrue or incorrect in any material respect or any covenant has been breached or is expected to be breached with the passage of time.

Section 11.3 No Broker’s Fees. Each Party represents and warrants to the other that, except as set forth in this Agreement, it has made no agreement to pay any finder or brokerage fee or commission arising out or in connection with the subject matter of this Agreement. The Parties hereto covenant with each other and agree to indemnify and hold each other harmless from and against any such obligation or liability and any expense incurred by the other in investigating or defending (including reasonable attorneys’ fees) any Claim based upon the other party’s breach or alleged breach under this Section.

Section 11.4 Governmental Authorities; Laws and Severability. The terms and provisions to this Agreement are expressly made subject to applicable federal and state statutes, laws, and rules and regulations promulgated thereunder, as amended from time to time. In the event any provision of this Agreement is deemed by a court of competent jurisdiction to be in violation of any of the above, such provision shall be of no force or effect, and this Agreement shall be interpreted as though such superseded provision were not contained in this Agreement.

Section 11.5 Payment of Costs. Except as is otherwise specifically provided in this Agreement, whether or not the Closing takes place or whether this Agreement is terminated, each Party shall pay its own costs and expenses in connection with this Agreement and the transactions contemplated hereby, including, but not by way of limitation, all regulatory fees, attorneys’ fees, investment banking fees, accounting fees and other expenses.

Section 11.6 Notices. All notices, demands, and other such communications hereunder shall be in writing and shall be deemed to have been duly given upon delivery if delivered in person, or the next day if sent via overnight delivery by Federal Express or similar overnight courier service, fees prepaid, or the day of transmission if delivered by facsimile transmission (followed by telephone communication and hard copy) or otherwise actually delivered, addressed as follows:

If to Bay Net Financial or the Bank to:

Bay Net Financial, Inc. 126 N. Main Street Bel Air, MD 21014 Attention: Michael P. Gavin, President & CEO Telecopier: (410) 879-4381

With a copy to:	Muldoon Murphy Aguggia LLP 5101 Wisconsin Avenue, N.W. Washington, D.C. 20016 Attention: Gary R. Bronstein, Esquire Telecopier: (202) 966-9409

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If to Sterling, to:	Sterling Financial Corporation 101 North Pointe Blvd Lancaster, PA 17601 Attention: Thomas Dautrich, Chief Banking Officer Telecopier: (717) 581-6033

With a copy to:	Sterling Financial Corporation 1097 Commercial Avenue East Petersburg, PA 17520 Attention: Jean Svoboda, General Counsel Telecopier: (717) 735-4858

The persons or addresses to which deliveries shall be made may change from time to time by notice given pursuant to the provisions of this Section 11.6.

Section 11.7 Successors and Assigns. All terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective transferees, successors, and assigns, provided, however this Agreement and all rights, privileges, duties, and obligations of the parties hereto may not be assigned or delegated by any Party hereto without the prior written consent of the other Party, which may be withheld in the sole discretion of any Party to this Agreement and provided further that in case of any such assignment or delegation, the Party assigning or delegating also shall remain responsible as a Party hereto.

Section 11.8 Third-Party Beneficiaries. Except as specifically set forth in this Agreement, each Party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the Parties hereto.

Section 11.9 Confidentiality

(a) Sterling shall cause all materials and other information (other than information which is a matter of public knowledge by no violation of this Section 11.9 or is provided in other sources readily available to the public) pertaining to Bay Net Financial and the Bank obtained by Sterling, its counselor and other authorized representatives in connection with the negotiation and performance of this Agreement to be held in confidence, not to be disclosed or disseminated to any Person not an employee or authorized representative of Sterling without the prior written consent of Bay Net Financial (except as may be required by law or as may be necessary to obtain the Regulatory Approvals), and shall cause all copies of all such materials and other information to be returned to Bay Net Financial or destroyed promptly upon any termination of this Agreement without the Closing having been held. Sterling shall cause its representatives and agents to comply with the provisions of this Section 11.9. Notwithstanding anything contained in this Agreement to the contrary, the obligation of Sterling to maintain confidentiality with respect to any matter related to the business of Bay Net Financial and Bank shall terminate effective as of the Closing Date.

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(b) Bay Net Financial and Bank shall cause all materials and other information (other than information which is a matter of public knowledge by no violation of this Section 11.9 or is provided in other sources readily available to the public) pertaining to Sterling obtained by Bay Net Financial, Bank, their counsel or other authorized representatives to he held in confidence, not to be disclosed or disseminated to any Person not an employee or authorized representative of Bay Net Financial or Bank without the prior written consent of Sterling (except as may be required by law), and shall cause all copies of all such materials and other information to be returned to Sterling or destroyed promptly upon any termination of this Agreement without the Closing having been held or upon the consummation of the Closing. Bay Net Financial and the Bank shall cause Affiliated Persons and agents to comply with the provisions of this Section 11.9.

Section 11.10 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

Section 11.11 Governing Law. The laws of the Commonwealth of Pennsylvania, (without regard to its conflicts of law principles or rules of choice of law) shall govern the validity and interpretation hereof and the performance of the parties hereto of their respective duties and obligations hereunder, subject to any pre-emptive provisions of federal law.

Section 11.12 Specific Performance. Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, except as otherwise provided at in this Agreement, each of the parties agrees that the other party shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

Section 11.13 Entire Agreement; Amendments. This Agreement and the other Transaction Documents embody the entire understanding of the Parties, and there are no further or other agreements or understandings, written or oral, in effect between the Parties relating to the subject matter hereof. This instrument and the agreements contained in this Agreement may be amended or modified only by an instrument of equal formality signed by all of the Parties.

Section 11.14 Survival of Representations. The representations and warranties made by the parties hereto will not survive the Closing, and no party shall make or be entitled to make any claim based upon such representations and warranties after the Closing Date. No warranty or representation shall be deemed to be waived or otherwise diminished as a result of any due diligence investigation by the party to whom the warranty or representation was made or as a result of any actual or constructive knowledge by such party with respect to any facts, circumstances or claims or by the actual or constructive knowledge of such person that any warranty or representation is false at the time of signing or Closing.

Section 11.15 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of Sterling, on one hand, and Bay Net Financial and the Bank, on the other, to comply with any obligation, representation, warranty, covenant, agreement or condition of this Agreement may be waived by the other party only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section.

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Section 11.16 Interpretations. The section headings of this Agreement are for convenience of reference only and do not form a part of this Agreement and do not in any way modify, interpret or construe the intentions of the parties. References in this Agreement to sections, schedules and exhibits are to sections of, and schedules and exhibits to, this Agreement unless otherwise indicated. Words in the singular include the plural and in the plural include the singular. Any references to this Agreement shall be deemed to mean this Agreement including all schedules and exhibits hereto. All words used in this Agreement will be construed as being of such gender or number as the circumstances require. A person will be deemed to have “knowledge” of a particular fact or other matters if he is actually aware of such fact or other matter. For purposes of this Agreement, the phrases “knowledge of [a Party] “ “to [a Party’s] knowledge” or “to the best of [a Party’s] knowledge” shall refer to the knowledge (as defined above) of all officers, directors and key employees of the Party.

[The balance of this page is intentionally left blank.]

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Exhibits attached:

2.1	Form of Bank Plan of Merger
5.7A	Form of Release from and Waiver of Rights Under Change-In-Control Agreement for Michael P. Gavin
5.7B	Form of Release from and Waiver of Rights Under Change-In-Control Agreement for Ronald E. Ballard
7.4	Form of Opinion of Counsel to Bay Net Financial and the Bank
7.11A	Form of Release from and Waiver of Rights Under Change-In-Control Agreement for Anthony R. Cole
7.11B	Form of Transition Bonus Agreement for Anthony R. Cole
7.12	Form of Affiliate Agreement
8.5	Form of Opinion of Sterling’s General Counsel

Bay Net Disclosure Schedules attached:

3.2(a)	3.2(c)	3.5(b)	3.8(a)	3.10	3.12	3.17	3.20
3.2(b)	3.3	3.6	3.8(b)	3.11	3.13	3.19	3.24

Sterling Disclosure Schedules attached:

4.1(d)	4.13	4.15

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IN WITNESS WHEREOF, the undersigned have duly executed this Merger Agreement as of the date first written above.

Attest:	STERLING FINANCIAL CORPORATION

/s/ Kathleen A. Prime	By:	/s/ J. Roger Moyer, Jr.
(Signature)	(Signature)
Print Name: Kathleen A. Prime	Print Name: J. Roger Moyer, Jr.
Title: Senior Vice President	Title: President/Chief Executive Officer

Attest:	BAY NET FINANCIAL INC.

/s/ Anthony R. Cole	By:	/s/ Michael P. Gavin
(Signature)	(Signature)
Print Name: Anthony R. Cole	Print Name: Michael P. Gavin
Title: Senior Vice President/Chief Financial Officer	Title: President

Attest:	BAY NET FINANCIAL INC.

/s/ Anthony R. Cole	By:	/s/ Michael P. Gavin
(Signature)	(Signature)
Print Name: Anthony R. Cole	Print Name: Michael P. Gavin
Title: Senior Vice President/Chief Financial Officer	Title: President

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Annex B

March 30, 2006

The Board of Directors Bay Net Financial Inc. 126 North Main Street Bel Air, MD 21014

Members of the Board:

Bay Net Financial Inc. (“Bay Net”) and Sterling Financial Corporation (“Sterling”) have entered into an Agreement and Plan of Merger (“Merger Agreement”) providing for the merger of Bay Net with and into Sterling (the “Merger”). The proposed merger consideration is outlined in the Merger Agreement dated March 30, 2006 and provides that the holders of Bay Net common stock receive stock and cash consideration as set forth in Section 2.1(g). You have asked our opinion, as of the date hereof, whether the aggregate merger consideration pursuant to the Merger Agreement is fair, from a financial point of view, to the shareholders of Bay Net common stock.

Janney Montgomery Scott LLC, as part of its investment banking business, is engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions. We have acted as financial advisor to Bay Net in connection with the Merger and will receive a fee for our services, a portion if which is contingent upon the consummation of the Merger. Bay Net has agreed to indemnify us for certain liabilities arising out of rendering this opinion. In addition, in the ordinary course of our business as a broker-dealer, we may, from time to time, have a long or short position in, and buy or sell, debt or equity securities of Bay Net or Sterling for our own account or for the accounts of our customers.

In rendering our opinion, we have, among other things:

(a) reviewed the historical financial performances, current financial positions and general prospects of Bay Net and Sterling;

(b) considered the proposed financial terms of the Merger and have examined the projected consequences of the Merger with respect to, among other things, market value, earnings and tangible book value per share of Sterling Common Stock;

(c) to the extent deemed relevant, analyzed selected public information of certain other banks and bank holding companies and compared Bay Net and Sterling from a financial point of view to these other banks and bank holding companies;

March 30, 2006 Board of Directors Bay Net Financial Inc. Page 2

(d)	reviewed the historical market price ranges and trading activity performance of the Common Stock of Sterling;

(e)	reviewed publicly - available information such as annual reports, SEC filings and research reports;

(f)	compared the terms of the Merger with the terms of certain other comparable transactions to the extent information concerning such acquisitions was publicly available;

(g)	discussed with certain members of senior management of Bay Net and Sterling the strategic aspects of the Merger, including estimated cost savings from the Merger;

(h)	reviewed the Merger Agreement; and

(i)	performed such other analyses and examinations as we deemed necessary.

In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by Bay Net or Sterling or their respective representatives or that was otherwise reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. We have further relied on the assurances of management of Bay Net and Sterling that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked to and have not undertaken any independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Bay Net or Sterling or any of their subsidiaries, or the collectibility of any such assets, nor have we been furnished with any such evaluations or appraisals. We did not make any independent evaluation of the adequacy of the allowance for loan losses of Bay Net or Sterling or any of their subsidiaries nor have we reviewed any individual credit files and have assumed that their respective allowance for loan losses are adequate to cover such losses. With respect to the financial projections, Bay Net’s and Sterling’s management have confirmed that they reflect the best currently available estimates and judgements of such management of the future financial performance of Bay Net and Sterling respectively, and we have assumed that such performance will be achieved. We express no opinion as to such financial projections or the assumptions on which they are based. We have also assumed that there has been no change in Bay Net’s or Sterling’s assets, financial condition, results of

March 30, 2006
Board of Directors
Bay Net Financial Inc.

operations, business or prospects since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analysis that Bay Net and Sterling will remain as going concerns for all periods relevant to our analysis, that all of the representations and warranties contained in the Merger Agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent to the Merger Agreement are not waived.

Our conclusion is rendered on the basis of market, economic and other conditions prevailing as of the date hereof and on the conditions and prospects, financial and otherwise, of Bay Net and Sterling as they exist and are known to us on the date hereof. Furthermore, this opinion does not represent our opinion as to what the value of Sterling necessarily will be when the Sterling Common Stock is issued to Bay Net shareholders upon consummation of the Merger. In addition, we express no recommendation as to how the shareholders of Bay Net should vote at the shareholders meeting held in connection with the Merger.

On the basis of and subject to the foregoing, we are of the opinion that as of the date hereof, the Merger Consideration pursuant to the Merger Agreement is fair, from a financial point of view, to the shareholders of Bay Net.

Very truly yours,

JANNEY MONTGOMERY SCOTT LLC

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Annex C

CODE OF MARYLAND

Corporations and Associations

Title 3. Corporations in General — Extraordinary Actions

Subtitle 2. Rights of Objecting Stockholders

§ 3-201. “Successor” defined

(a) Corporation amending charter. — In this subtitle, except as provided in subsection(b) of this section, “successor” includes a corporation which amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock, unless the right to do so is reserved by the charter of the corporation.

(b) Corporation whose stock is acquired. — When used with reference to a share exchange, “successor” means the corporation the stock of which was acquired in the share exchange.

§ 3-202. Right to fair value of stock

(a) General rule. — Except as provided in subsection(c) of this section, a stockholder of a Maryland corporation has the right to demand and receive payment of the fair value of the stockholder’s stock from the successor if:

(1) The corporation consolidates or merges with another corporation;

(2) The stockholder’s stock is to be acquired in a share exchange;

(3) The corporation transfers its assets in a manner requiring action under § 3-105(e) of this title;

(4) The corporation amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock and substantially adversely affects the stockholder’s rights, unless the right to do so is reserved by the charter of the corporation; or

(5) The transaction is governed by § 3-602 of this title or exempted by § 3-603(b) of this title.

(b) Basis of fair value. —

(1) Fair value is determined as of the close of business:

(i) With respect to a merger under § 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, on the day notice is given or waived under § 3-106; or

(ii) With respect to any other transaction, on the day the stockholders voted on the transaction objected to.

(2) Except as provided in paragraph(3) of this subsection, fair value may not include any appreciation or depreciation which directly or indirectly results from the transaction objected to or from its proposal.

(3) In any transaction governed by § 3-602 of this title or exempted by § 3-603(b) of this title, fair value shall be value determined in accordance with the requirements of § 3-603(b) of this title.

(c) When right to fair value does not apply. — Unless the transaction is governed by § 3-602 of this title or is exempted by § 3-603(b) of this title, a stockholder may not demand the fair value of the stockholder’s stock and is bound by the terms of the transaction if:

(1) The stock is listed on a national securities exchange, is designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or is designated for trading on the NASDAQ Small Cap Market:

(i) With respect to a merger under § 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, on the date notice is given or waived under § 3-106; or

(ii) With respect to any other transaction, on the record date for determining stockholders entitled to vote on the transaction objected to;

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(2) The stock is that of the successor in a merger, unless:

(i) The merger alters the contract rights of the stock as expressly set forth in the charter, and the charter does not reserve the right to do so; or

(ii) The stock is to be changed or converted in whole or in part in the merger into something other than either stock in the successor or cash, scrip, or other rights or interests arising out of provisions for the treatment of fractional shares of stock in the successor;

(3) The stock is not entitled, other than solely because of § 3-106 of this title, to be voted on the transaction or the stockholder did not own the shares of stock on the record date for determining stockholders entitled to vote on the transaction;

(4) The charter provides that the holders of the stock are not entitled to exercise the rights of an objecting stockholder under this subtitle; or

(5) The stock is that of an open-end investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and the value placed on the stock in the transaction is its net asset value.

§ 3-203. Procedure by stockholder

(a) Specific duties. — A stockholder of a corporation who desires to receive payment of the fair value of the stockholder’s stock under this subtitle:

(1) Shall file with the corporation a written objection to the proposed transaction:

(i) With respect to a merger under § 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, within 30 days after notice is given or waived under § 3-106; or

(ii) With respect to any other transaction, at or before the stockholders’ meeting at which the transaction will be considered or, in the case of action taken under § 2-505(b) of this article, within 10 days after the corporation gives the notice required by § 2-505(b) of this article;

(2) May not vote in favor of the transaction; and

(3) Within 20 days after the Department accepts the articles for record, shall make a written demand on the successor for payment for the stockholder’s stock, stating the number and class of shares for which the stockholder demands payment.

(b) Failure to comply with section. — A stockholder who fails to comply with this section is bound by the terms of the consolidation, merger, share exchange, transfer of assets, or charter amendment.

§ 3-204. Effect of demand on dividend and other rights

A stockholder who demands payment for his stock under this subtitle:

(1) Has no right to receive any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under § 3-202 of this subtitle; and

(2) Ceases to have any rights of a stockholder with respect to that stock, except the right to receive payment of its fair value.

§ 3-205. Withdrawal of demand

A demand for payment may be withdrawn only with the consent of the successor.

§ 3-206. Restoration of dividend and other rights

(a) When rights restored. — The rights of a stockholder who demands payment are restored in full, if:

(1) The demand for payment is withdrawn;

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(2) A petition for an appraisal is not filed within the time required by this subtitle;

(3) A court determines that the stockholder is not entitled to relief; or

(4) The transaction objected to is abandoned or rescinded.

(b) Effect of restoration. — The restoration of a stockholder’s rights entitles him to receive the dividends, distributions, and other rights he would have received if he had not demanded payment for his stock. However, the restoration does not prejudice any corporate proceedings taken before the restoration.

§ 3-207. Notice and offer to stockholders

(a) Duty of successor. —

(1) The successor promptly shall notify each objecting stockholder in writing of the date the articles are accepted for record by the Department.

(2) The successor also may send a written offer to pay the objecting stockholder what it considers to be the fair value of his stock. Each offer shall be accompanied by the following information relating to the corporation which issued the stock:

(i) A balance sheet as of a date not more than six months before the date of the offer;

(ii) A profit and loss statement for the 12 months ending on the date of the balance sheet; and

(iii) Any other information the successor considers pertinent.

(b) Manner of sending notice. — The successor shall deliver the notice and offer to each objecting stockholder personally or mail them to him by certified mail, return receipt requested, bearing a postmark from the United States Postal Service, at the address he gives the successor in writing, or, if none, at his address as it appears on the records of the corporation which issued the stock.

§ 3-208. Petition for appraisal; consolidation of proceedings; joinder of objectors

(a) Petition for appraisal. — Within 50 days after the Department accepts the articles for record, the successor or an objecting stockholder who has not received payment for his stock may petition a court of equity in the county where the principal office of the successor is located or, if it does not have a principal office in this State, where the resident agent of the successor is located, for an appraisal to determine the fair value of the stock.

(b) Consolidation of suits; joinder of objectors. —

(1) If more than one appraisal proceeding is instituted, the court shall direct the consolidation of all the proceedings on terms and conditions it considers proper.

(2) Two or more objecting stockholders may join or be joined in an appraisal proceeding.

§ 3-209. Notation on stock certificate

(a) Submission of certificate. — At any time after a petition for appraisal is filed, the court may require the objecting stockholders parties to the proceeding to submit their stock certificates to the clerk of the court for notation on them that the appraisal proceeding is pending. If a stockholder fails to comply with the order, the court may dismiss the proceeding as to him or grant other appropriate relief.

(b) Transfer of stock bearing notation. — If any stock represented by a certificate which bears a notation is subsequently transferred, the new certificate issued for the stock shall bear a similar notation and the name of the original objecting stockholder. The transferee of this stock does not acquire rights of any character with respect to the stock other than the rights of the original objecting stockholder.

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§ 3-210. Appraisal of fair value

(a) Court to appoint appraisers. — If the court finds that the objecting stockholder is entitled to an appraisal of his stock, it shall appoint three disinterested appraisers to determine the fair value of the stock on terms and conditions the court considers proper. Each appraiser shall take an oath to discharge his duties honestly and faithfully.

(b) Report of appraisers — Filing. — Within 60 days after their appointment, unless the court sets a longer time, the appraisers shall determine the fair value of the stock as of the appropriate date and file a report stating the conclusion of the majority as to the fair value of the stock.

(c) Same — Contents. — The report shall state the reasons for the conclusion and shall include a transcript of all testimony and exhibits offered.

(d) Same — Service; objection. —

(1) On the same day that the report is filed, the appraisers shall mail a copy of it to each party to the proceedings.

(2) Within 15 days after the report is filed, any party may object to it and request a hearing.

§ 3-211. Action by court on appraisers’ report

(a) Order of court. — The court shall consider the report and, on motion of any party to the proceeding, enter an order which:

(1) Confirms, modifies, or rejects it; and

(2) If appropriate, sets the time for payment to the stockholder.

(b) Procedure after order. —

(1) If the appraisers’ report is confirmed or modified by the order, judgment shall be entered against the successor and in favor of each objecting stockholder party to the proceeding for the appraised fair value of his stock.

(2) If the appraisers’ report is rejected, the court may:

(i) Determine the fair value of the stock and enter judgment for the stockholder; or

(ii) Remit the proceedings to the same or other appraisers on terms and conditions it considers proper.

(c) Judgment includes interest. —

(1) Except as provided in paragraph (2) of this subsection, a judgment for the stockholder shall award the value of the stock and interest from the date as at which fair value is to be determined under § 3-202 of this subtitle.

(2) The court may not allow interest if it finds that the failure of the stockholder to accept an offer for the stock made under § 3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

(i) The price which the successor offered for the stock;

(ii) The financial statements and other information furnished to the stockholder; and

(iii) Any other circumstances it considers relevant.

(d) Costs of proceedings. —

(1) The costs of the proceedings, including reasonable compensation and expenses of the appraisers, shall be set by the court and assessed against the successor. However, the court may direct the costs to be apportioned and assessed against any objecting stockholder if the court finds that the failure of the stockholder to accept an offer for the stock made under § 3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

(i) The price which the successor offered for the stock;

(ii) The financial statements and other information furnished to the stockholder; and

(iii) Any other circumstances it considers relevant.

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(2) Costs may not include attorney’s fees or expenses. The reasonable fees and expenses of experts may be included only if:

(i) The successor did not make an offer for the stock under § 3-207 of this subtitle; or

(ii) The value of the stock determined in the proceeding materially exceeds the amount offered by the successor.

(e) Effect of judgment. — The judgment is final and conclusive on all parties and has the same force and effect as other decrees in equity. The judgment constitutes a lien on the assets of the successor with priority over any mortgage or other lien attaching on or after the effective date of the consolidation, merger, transfer, or charter amendment.

§ 3-212. Surrender of stock

The successor is not required to pay for the stock of an objecting stockholder or to pay a judgment rendered against it in a proceeding for an appraisal unless, simultaneously with payment:

(1) The certificates representing the stock are surrendered to it, indorsed in blank, and in proper form for transfer; or

(2) Satisfactory evidence of the loss or destruction of the certificates and sufficient indemnity bond are furnished.

§ 3-213. Rights of successor with respect to stock

(a) General rule. — A successor which acquires the stock of an objecting stockholder is entitled to any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under § 3-202 of this subtitle.

(b) Successor in transfer of assets. — After acquiring the stock of an objecting stockholder, a successor in a transfer of assets may exercise all the rights of an owner of the stock.

(c) Successor in consolidation, merger, or share exchange. — Unless the articles provide otherwise, stock in the successor of a consolidation, merger, or share exchange otherwise deliverable in exchange for the stock of an objecting stockholder has the status of authorized but unissued stock of the successor. However, a proceeding for reduction of the capital of the successor is not necessary to retire the stock or to reduce the capital of the successor represented by the stock.

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Annex D

BANK PLAN OF MERGER

THIS BANK PLAN OF MERGER (“Plan of Merger”) dated June 28, 2006, is by and between BAY NET A COMMUNITY BANK, a federal savings bank (“Bay Net Bank”), and FIRST NATIONAL BANK OF NORTH EAST, a national banking association (“FNBNE”).

Background:

1. FNBNE is a national banking association and a wholly owned Subsidiary of Sterling Financial Corporation, a Pennsylvania corporation (“Sterling”). The authorized capital stock of FNBNE consists of 1,000 shares of common stock, par value $1.00 per share (“FNBNE Common Stock”), of which at the date hereof 1,000 shares are issued and outstanding.

2. Bay Net Bank is a federally chartered savings bank and a wholly owned Subsidiary of Bay Net Bank Financial Inc., a Maryland corporation (“Bay Net Financial”). The authorized capital stock of Bay Net Bank consists of 5,000,000 shares of common stock, par value $1.00 per share (“Bay Net Bank Common Stock”), of which at the date hereof 100 shares are issued and outstanding.

3. The respective Boards of Directors of FNBNE and Bay Net Bank deem the merger of Bay Net Bank with and into FNBNE, pursuant to the terms and conditions set forth or referred to in this Agreement, to be desirable and in the best interests of the respective corporations and their respective shareholders.

4. The respective Boards of Directors of FNBNE and Bay Net Bank have adopted resolutions approving this Plan of Merger. The respective Boards of Directors of Sterling and Bay Net Financial have adopted resolutions approving an Agreement and Plan of Merger dated March 30, 2006 (the “Agreement”) among Sterling, Bay Net Financial and Bay Net Bank, providing for a merger of Bay Net Financial with and into Sterling, with Sterling being the survivor (the “Merger”). This Plan of Merger is being executed by FNBNE and Bay Net Bank pursuant to the Agreement.

Agreements:

In consideration of the premises and of the mutual covenants and agreements contained in this Plan of Merger, and in accordance with the applicable laws and regulations of the United States of America, FNBNE and Bay Net Bank, intending to be legally bound hereby, agree:

ARTICLE I

MERGER

Subject to the terms and conditions of this Plan of Merger and in accordance with the applicable laws and regulations of the United States of America on the “Effective Time” (as that term is defined in Article IV hereof): (i) Bay Net Bank shall merge with and into FNBNE; (ii) the separate existence of Bay Net Bank shall cease; and (iii) FNBNE shall be the surviving corporation (such transaction referred to in this Plan of Merger as the “Merger” and FNBNE, as the surviving corporation in the Merger, referred to in this Plan of Merger as the “Surviving Bank”). FNBNE will have its home office at North East, Maryland and its branch offices at the present locations of each of the existing authorized branch offices of FNBNE and Bay Net Bank.

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ARTICLE II

CHARTER AND BYLAWS

On and after the Effective Time, the Charter and Bylaws of FNBNE, as in effect immediately prior to the Effective Time, shall automatically be and remain the Charter and Bylaws of the Surviving Bank, until altered, amended or repealed.

ARTICLE III

CONVERSION OF SHARES

3.1 Stock of FNBNE.

Each share of FNBNE Common Stock issued and outstanding immediately prior to the Effective Time shall, on and after the Effective Time, continue to be issued and outstanding as a share of common stock of the Surviving Bank.

3.2 Stock of Bay Net Bank.

Each share of Bay Net Bank Common Stock issued and outstanding immediately prior to the Effective Time, and each share of Bay Net Bank Common Stock issued and held in the treasury of Bay Net Bank as of the Effective Time, if any, shall, on the Effective Time, be cancelled, and no cash, stock or other property shall be delivered in exchange therefore.

ARTICLE IV

EFFECTIVE DATE OF THE MERGER

The Merger shall be effective on a date (the “Effective Time”) which shall be the later of (i) the date on which all filings with government agencies, as may be required under applicable laws and regulations for the Merger to become effective, and (ii) immediately after the “Effective Time” of the Merger.

ARTICLE V

EFFECT OF THE MERGER

5.1 Separate Existence

On the Effective Time: the separate existence of Bay Net Bank shall cease, and all of the property (real, personal and mixed), rights, powers, duties and obligations of Bay Net Bank shall be taken and deemed to be transferred to and vested in the Surviving Bank, without further act or deed, as provided by applicable laws and regulations.

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5.2 Deposit Accounts.

After the Effective Time, (i) each deposit account liability of FNBNE and each deposit account liability of Bay Net Bank shall be and become, automatically and by operation of law, the equivalent deposit account liability of the Surviving Bank, and (ii) the Surviving Bank will continue to issue deposit accounts on the same basis as FNBNE had immediately prior to the Effective Time.

ARTICLE VI

CONDITIONS PRECEDENT

The obligations of FNBNE and Bay Net Bank to effect the Merger shall be subject to satisfaction, unless duly waived by the party permitted to do so, of the conditions precedent set forth in the Agreement.

ARTICLE VII

TERMINATION

This Plan of Merger shall terminate upon any termination of the Agreement in accordance with its terms; provided, however, that any such termination of this Plan of Merger shall not relieve any party hereto from liability on account of a breach by such party of any of the terms hereof or thereof.

ARTICLE VIII

AMENDMENT

Subject to applicable law, this Plan of Merger may be amended, by action of the respective Boards of Directors of the parties hereto, at any time prior to consummation of the Merger, but only by an instrument in writing signed by duly authorized officers on behalf of all of the parties hereto.

ARTICLE IX

MISCELLANEOUS

9.1 Extensions; Waivers.

Each party, by a written instrument signed by a duly authorized officer, may extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive compliance with any of the covenants, or performance of any of the obligations, of the other party contained in this Plan of Merger.

9.2 Notices.

Any notice or other communication required or permitted under this Plan of Merger shall be given, and shall be effective, in accordance with the notice provisions of the Agreement.

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9.3 Captions.

The headings of the several Articles and Sections in this Plan of Merger are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Plan of Merger.

9.4 Counterparts.

For the convenience of the parties hereto, this Plan of Merger may be executed in several counterparts, each of which shall be deemed the original, but all of which together shall constitute one and the same instrument.

9.5 Governing Law.

This Plan of Merger shall be governed by and construed in accordance with the federal laws of the United States of America, and by Maryland law in the absence of controlling Federal law.

IN WITNESS WHEREOF, FNBNE and Bay Net Bank have caused this Plan of Merger to be executed by their duly authorized officers and their corporate seals to be hereunto affixed on the date first written above.

Attest:	BAY NET A COMMUNITY BANK
/s/ Claudia McDaniel Moore	By:	/s/ Michael P. Gavin
(Signature)		(Signature)
Print Name: Claudia McDaniel Moore	Print Name: Michael P. Gavin
Title: Executive Administrative Assistant	Title: President
/s/ Claudia McDaniel Moore	By:	/s/ E. Dennis Ginder
(Signature)		(Signature)
Print Name: Claudia McDaniel Moore	Print Name: E. Dennis Ginder
Title: Executive Administrative Assistant	Title: Interim President/CEO

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in these capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless the action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director’s liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of office as a director, and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

The bylaws of the registrant provide for (1) indemnification of directors, officers, employees and agents of the Registrant and of its subsidiaries, and (2) the elimination of a director’s liability for monetary damages, to the full extent permitted by Pennsylvania law.

Directors and officers are also insured against certain liabilities by an insurance policy obtained by the registrant.

Item 21.	Exhibits and Financial Statement Schedules

(a) Exhibits

2.1

Agreement and Plan of Merger, dated as of March 30, 2006, by and among Sterling Financial Corporation, Bay Net Financial, Inc. and Bay Net A Community Bank (included as Annex A to the proxy statement/prospectus). Schedules are omitted; Sterling Financial Corporation agrees to furnish copies of Schedules to the Commission upon request.

5.1	Opinion of Sterling re: Validity of Securities Registered (including consent)*
8.1	Opinion of Stradley, Ronon, Stevens & Young, LLP re: Federal Income Tax Matters*
23.1	Consent of Ernst & Young LLP
23.2	Consent of Sterling (included in Exhibit 5.1)*
23.3	Consent of Stradley, Ronon, Stevens & Young, LLP*
23.3	Consent of Janney Montgomery Scott LLC
24.1	Power of Attorney (included on Signature Page).
99.1	Bank Plan of Merger by and between Bay Net A Community Bank and First National Bank of North East (included as Annex D to the proxy statement/ prospectus).
99.2	Opinion of Janney Montgomery Scott LLC (included as Annex B to the proxy statement/prospectus).
99.3	Form of Proxy for Special Meeting of Shareholders of Bay Net Financial, Inc.

* To be filed by amendment.

(b) Financial Statement Schedules

Not applicable.

Item 22.	Undertakings

(a) The undersigned registrant hereby undertakes:

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(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) (1) The undersigned registrant hereby undertakes as follows: that prior to any public re-offering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such re-offering prospectus will contain the information called for by the applicable registration form with respect to re-offerings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the bylaws of the registrant, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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(f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lancaster, Commonwealth of Pennsylvania, on July 17, 2006.

STERLING FINANCIAL CORPORATION
By:	/s/ J. Roger Moyer, Jr.

J. Roger Moyer, Jr. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ J. Roger Moyer, Jr.	July 17, 2006

J. Roger Moyer, Jr. President and Chief Executive Officer, Director
/s/ Tito L. Lima	July 20, 2006

Tito L. Lima, Chief Financial Officer
/s/ Richard H. Albright, Jr.	July 19, 2006

Richard H. Albright, Jr., Director
/s/ Michael A. Carenzo	July 17, 2006

Michael A. Carenzo, Director
/s/ Anthony D. Chivinski	July 17, 2006

Anthony D. Chivinski, Director
/s/ Bertram F. Elsner	July 15, 2006

Bertram F. Elsner, Director
/s/ Howard E. Groff, Jr.	July 19, 2006

Howard E. Groff, Jr., Director
/s/ Joan R. Henderson	July 18, 2006

Joan R. Henderson, Director

Back to Contents

/s/ Terrence L. Hormel	July 18, 2006

Terrence L. Hormel, Director
/s/ David E. Hosler	July 19, 2006

David E. Hosler, Director
/s/ William E. Miller, Jr.	July 18, 2006

William E. Miller, Jr., Director
/s/ W. Garth Sprecher	July 18, 2006

W. Garth Sprecher, Director
/s/ John E. Stefan	July 15, 2006

John E. Stefan, Director
/s/ Glenn R. Walz	July 18, 2006

Glenn R. Walz, Director

EXHIBIT INDEX

2.1

Agreement and Plan of Merger, dated as of March 30, 2006, by and among Sterling Financial Corporation, Bay Net Financial, Inc. and Bay Net A Community Bank (included as Annex A to the proxy statement/prospectus). Schedules are omitted; Sterling Financial Corporation agrees to furnish copies of Schedules to the Commission upon request.

5.1	Opinion of Sterling re: Validity of Securities Registered (including consent)*
8.1	Opinion of Stradley, Ronon, Stevens & Young, LLP re: Federal Income Tax Matters*
23.1	Consent of Ernst & Young LLP
23.2	Consent of Sterling (included in Exhibit 5.1)*
23.3	Consent of Stradley, Ronon, Stevens & Young, LLP (included in Exhibit 8.1)*
23.3	Consent of Janney Montgomery Scott LLC
24.1	Power of Attorney (included on Signature Page).
99.1	Bank Plan of Merger by and between Bay Net A Community Bank and First National Bank of North East (included as Annex D to the proxy statement/ prospectus).
99.2	Opinion of Janney Montgomery Scott LLC (included as Annex B to the proxy statement/prospectus).
99.3	Form of Proxy for Special Meeting of Shareholders of Bay Net Financial, Inc.

*	To be filed by amendment.